AGREEMENT BETWEEN THE CITY OF PERTH AMBOY,
                     IN THE COUNTY OF MIDDLESEX, NEW JERSEY,
                   THE MIDDLESEX COUNTY IMPROVEMENT AUTHORITY
                      AND UTILITY SERVICE AFFILIATES, INC.,
                                A SUBSIDIARY OF
                            MIDDLESEX WATER COMPANY,
               FOR OPERATION, MAINTENANCE AND MANAGEMENT SERVICES
                FOR THE CITY'S WATER SYSTEM AND WASTEWATER SYSTEM


                                                TABLE OF CONTENTS
ARTICLE I.  DEFINITIONS.......................................................................................... 3
         SECTION 1.1. DEFINITIONS................................................................................ 3
         SECTION 1.2. RULES OF INTERPRETATION....................................................................18

ARTICLE II.  GENERAL PROVISIONS..................................................................................19
         SECTION 2.1. OPERATION, MAINTENANCE AND MANAGEMENT OF SYSTEM ...........................................19
         SECTION 2.2. TERM ......................................................................................19
         SECTION 2.3. AUTHORITY FINANCING .......................................................................19

ARTICLE III.  CONDITIONS PRECEDENT...............................................................................22
         SECTION 3.1. GENERAL ...................................................................................22
         SECTION 3.2. CONDITIONS TO CITY'S OBLIGATIONS ..........................................................22
         SECTION 3.3. CONDITIONS TO AUTHORITY OBLIGATIONS .......................................................23
         SECTION 3.4. CONDITIONS TO COMPANY OBLIGATIONS .........................................................24
         SECTION 3.5. SATISFACTION OF CONDITIONS PRECEDENT ......................................................25
         SECTION 3.6. TIMING OF CERTAIN OBLIGATIONS .............................................................27

ARTICLE IV.
         REPRESENTATIONS, WARRANTIES AND COVENANTS...............................................................29
         SECTION 4.1. CITY REPRESENTATIONS, WARRANTIES AND COVENANTS ............................................29
         SECTION 4.2. COMPANY AND/OR GUARANTOR REPRESENTATIONS, WARRANTIES AND COVENANTS.........................30
         SECTION 4.3. TAX COVENANTS OF THE CITY AND THE COMPANY .................................................33
         SECTION 4.4. AUTHORITY REPRESENTATIONS, WRRANTIES AND COVENANTS ........................................34

ARTICLE V.
         CITY RESPONSIBILITIES...................................................................................35
         SECTION 5.1. GENERAL RESPONSIBILITIES ..................................................................35
         SECTION 5.2. ESTABLISHMENT AND COLLECTION OF RENTS, RATES, FEES AND CHARGES.............................35
         SECTION 5.3. ACCESS AND EASEMENTS ......................................................................36

ARTICLE VI.
         OPERATION, MAINTENANCE AND MANAGEMENT OF THE SYSTEM.....................................................37
         SECTION 6.1. GENERAL ...................................................................................37
         SECTION 6.2. MATERIALS, LABOR, VEHICLES, ETC. ..........................................................37
         SECTION 6.3. HAZARDOUS SUBSTANCES ......................................................................38
         SECTION 6.4. RESPONSE REQUIREMENTS FOR PROBLEMS, COMPLAINTS AND INQUIRIES ..............................39
         SECTION 6.5. INVENTORY/EQUIPMENT/VEHICLES ..............................................................39
         SECTION 6.6. MAINTENANCE MANAGEMENT PROGRAM ............................................................41
         SECTION 6.7. SOFTWARE PROGRAM ..........................................................................42
         SECTION 6.8. TESTING AND LABORATORY ANALYSIS ...........................................................42
         SECTION 6.9. REPORTING REQUIREMENTS ....................................................................43

         SECTION 6.10. STAFFING .................................................................................45
         SECTION 6.11. LICENSES .................................................................................48
         SECTION 6.12. COMPLIANCE WITH LAWS, REGULATIONS AND PERMITS ............................................48
         SECTION 6.13. SAFETY AND SECURITY ......................................................................50
         SECTION 6.14  CONTINUITY OF SERVICE ....................................................................50
         SECTION 6.15. EMERGENCY SITUATIONS .....................................................................51
         SECTION 6.16. PROVISIONS SPECIFIC TO WATER SYSTEM ......................................................53
         SECTION 6.17. PROVISIONS SPECIFIC TO WASTEWATER SYSTEM .................................................55
         SECTION 6.18. OPERATIONS COMMITTEE .....................................................................57
         SECTION 6.19. UNBILLED SERVICES ........................................................................58
         SECTION 6.20. BILLING AND COLLECTIONS ..................................................................59

ARTICLE VII.
         CAPITAL IMPROVEMENTS TO THE SYSTEM......................................................................61
         SECTION 7.1.  ONGOING CAPITAL IMPROVEMENTS .............................................................61
         SECTION 7.2.  ADDITIONAL CAPITAL IMPROVEMENTS TO THE SYSTEM.............................................62
         SECTION 7.3.  DESIGN AND PERFORMANCE STANDARDS .........................................................64
         SECTION 7.4.  TERMINATION OF ADDITIONAL CAPITAL IMPROVEMENTS ...........................................64
         SECTION 7.5.  CAPITAL IMPROVEMENT FUND .................................................................65

ARTICLE VIII.
         RATES, REVENUES, SERVICE FEE AND ADJUSTMENTS............................................................67
         SECTION 8.1.  RATES, FEES AND OTHER CHARGES ............................................................67
         SECTION 8.2.  REVENUES .................................................................................67
         SECTION 8.3.  SERVICE FEE ..............................................................................67
         SECTION 8.4.  ADJUSTMENTS TO THE SERVICE FEE ...........................................................67
         SECTION 8.5.  ADJUSTMENTS TO THE RATES .................................................................70

ARTICLE IX.
         DEFAULT AND TERMINATION ................................................................................72
         SECTION 9.1.  GENERAL PROVISIONS .......................................................................72
         SECTION 9.2.  TERMINATION BY THE CITY ..................................................................72
         SECTION 9.3.  TERMINATION BY THE COMPANY ...............................................................75
         SECTION 9.4.  NO CONSEQUENTIAL DAMAGES .................................................................78
         SECTION 9.5.  CONTINUITY OF SERVICE UPON TERMINATION ...................................................78
         SECTION 9.6.  ENFORCEMENT RIGHTS OF THE AUTHORITY ......................................................78
         SECTION 9.7.  EFFECT OF TERMINATION ....................................................................79

ARTICLE X.
         MISCELLANEOUS...........................................................................................80
         SECTION 10.1. INSURANCE ................................................................................80
         SECTION 10.2. PERFORMANCE BONDS ........................................................................86
         SECTION 10.3. INDEMNIFICATION ..........................................................................87
         SECTION 10.4. ACCESS TO SYSTEM AND RECORDS .............................................................93
         SECTION 10.5. AUTHORITY TO CONTEST .....................................................................95
         SECTION 10.6. ENFORCEMENT ..............................................................................95
         SECTION 10.7. ASSIGNMENT ...............................................................................95
         SECTION 10.8. AFFIRMATIVE ACTION .......................................................................96
         SECTION 10.9. ENTIRE AGREEMENT .........................................................................98


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
         SECTION 10.10. NOTICES ................................................................................ 99
         SECTION 10.11. APPLICATION OF LAW ..................................................................... 99
         SECTION 10.12. RELATIONSHIP ........................................................................... 99
         SECTION 10.13. PUBLIC RELATIONS .......................................................................100
         SECTION 10.14. NOTICE OF LITIGATION ...................................................................100
         SECTION 10.15. UNCONTROLLABLE CIRCUMSTANCES ...........................................................101
         SECTION 10.16. DISPUTE RESOLUTION .....................................................................101
         SECTION 10.17. NO THIRD PARTY RIGHTS ..................................................................102
         SECTION 10.18. NO SET-OFF .............................................................................102
         SECTION 10.19. PAYMENTS AND INTEREST ..................................................................102
         SECTION 10.20. COST SUBSTANTIATION ....................................................................102
         SECTION 10.21. PUBLIC NOTICES .........................................................................103
         SECTION 10.22. SURVIVAL ...............................................................................103
         SECTION 10.23. AMENDMENT ..............................................................................103
         SECTION 10.24. HEADINGS ...............................................................................103
         SECTION 10.25. PIPELINE LEASE AMENDMENT ...............................................................104
         SECTION 10.26.  COMBINED SEWER OVERFLOW ...............................................................104
         SECTION 10.27.  SETTLEMENT OF LITIGATION ..............................................................104
         SECTION 10.28.  NON-WAIVER ............................................................................104
         SECTION 10.29.  SEVERABILITY ..........................................................................104
         SECTION 10.30.  COUNTERPARTS ..........................................................................104

SCHEDULE A
         FORM OF CITY BOND GUARANTY AGREEMENT..............................A-1

SCHEDULE B
         FORM OF CITY CONTINUING DISCLOSURE AGREEMENT......................B-1

SCHEDULE C
         CITY CONTRACTS....................................................C-1

SCHEDULE D
         CITY FACILITIES...................................................D-1

SCHEDULE E
         CITY FEES.........................................................E-1

SCHEDULE F
         EMPLOYEE LEASE PAYMENT............................................F-1

SCHEDULE G
         FIXED FRANCHISE FEE...............................................G-1

SCHEDULE H
         FIXED SERVICE FEE.................................................H-1

SCHEDULE I
         FORM OF GUARANTOR BOND GUARANTY AGREEMENT.........................I-1

SCHEDULE J
         FORM OF GUARANTOR CONTINUING DISCLOSURE AGREEMENT.................J-1

SCHEDULE K
         FORM OF GUARANTOR PERFORMANCE GUARANTY AGREEMENT..................K-1

SCHEDULE L
         INITIAL FACILITIES................................................L-1

SCHEDULE M
         LEASED EMPLOYEES..................................................M-1

SCHEDULE N
         MCUA FEES.........................................................N-1

SCHEDULE O
         NON-PROFIT FACILITIES.............................................O-1

SCHEDULE P
         ONGOING CAPITAL IMPROVEMENTS......................................P-1

SCHEDULE Q
         OUTSTANDING CITY INDEBTEDNESS.....................................Q-1

SCHEDULE R
         PERMITS...........................................................R-1

SCHEDULE S
         REQUISITION PAPERS................................................S-1

SCHEDULE T
         RATES.............................................................T-1

SCHEDULE U
         DESCRIPTION OF WASTEWATER SYSTEM..................................U-1

SCHEDULE V
         DESCRIPTION OF WATER SYSTEM.......................................V-1

SCHEDULE W
         CERTIFICATE OF COMPLETION AND ACCEPTANCE..........................W-1

SCHEDULE X
         MINIMUM VARIABLE FRANCHISE FEE.....................................X-1

SCHEDULE Y
         AMENDMENT TO PIPELINE LEASE AGREEMENT..............................Z-1

SCHEDULE AA
         ASSIGNMENT AND ACKNOWLEDGMENT.....................................AA-1

SCHEDULE BB
         SETTLEMENT AGREEMENT..............................................BB-1

                   AGREEMENT BETWEEN THE CITY OF PERTH AMBOY,
                     IN THE COUNTY OF MIDDLESEX, NEW JERSEY,
                   THE MIDDLESEX COUNTY IMPROVEMENT AUTHORITY
                      AND UTILITY SERVICE AFFILIATES, INC.,
                   A SUBSIDIARY OF MIDDLESEX WATER COMPANY FOR
                 OPERATION, MAINTENANCE AND MANAGEMENT SERVICES
                FOR THE CITY'S WATER SYSTEM AND WASTEWATER SYSTEM

         THIS AGREEMENT, made this 1st Day of January, 1999, by and among the CITY OF PERTH AMBOY, a municipal corporation of the State of New Jersey (the "City"), the MIDDLESEX COUNTY IMPROVEMENT AUTHORITY (the "Authority"), a public body corporate and politic of the State of New Jersey, and UTILITY SERVICE AFFILIATES, INC., a subsidiary of Middlesex Water Company, a corporation duly organized and existing under the laws of the State of New Jersey (the "Company").

                              W I T N E S S E T H:

         WHEREAS, the City currently operates the water production, transmission and distribution system (the "Water System") as well as a wastewater collection system (the "Wastewater System" and together with the Water System, the "System") as more specifically described herein, in the City; and

         WHEREAS, the City determined that the most efficient means to provide water and wastewater services to the residents and property owners within the City and to otherwise protect the health, safety and welfare was to lease the System, together with a franchise to operate the System, to the Authority as well as to secure a long-term agreement with a private utility experienced in providing services of the type provided in the City; and

         WHEREAS, the City prepared and distributed a Request for Proposals on August 2, 1997 (the "RFP") pursuant to the Water Act and the Sewer Act (each as defined herein) for the long-term operation, maintenance and management of the System; and

         WHEREAS, on October 15, 1997, the City received proposals from the Middlesex Water Company, on behalf of the Company, as well as from U.S. Water L.L.C., United Water Resources, E'Town Corporation, and Utili Serv (the "Respondents") in response to such RFP; and

         WHEREAS, the City determined based on an evaluation of those proposals and the negotiations that followed with certain of the Respondents that this Agreement with the Company would provide the most complete, dependable, environmentally sound and cost effective agreement for the benefit of the residents, employees, taxpayers and ratepayers within the City; and

         WHEREAS, the City, Authority and the Company have agreed to the terms and conditions under which the Company shall provide certain services in exchange for certain fees, all as described herein;

         NOW, THEREFORE, in consideration of the mutual covenants conditions and terms contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

                             ARTICLE I. DEFINITIONS

         SECTION 1.1. DEFINITIONS. The following definitions shall apply to and are used in this Agreement:

         "Acts" means the Wastewater Act and the Water Act.

          "Additional Capital Improvements" means any Capital Improvements to the System other than the Ongoing Capital Improvements.

         "Additional Indebtedness" shall have the meaning set forth in
Section 7.2.

         "Additional Revenues" means, in any Contract Year, the aggregate amount of Revenues received during each Contract Year less the Base Revenue Amount for such Contract Year.

         "Agreement" means this "Agreement Between the City of Perth Amboy, in the County of Middlesex, New Jersey, the Middlesex County Improvement Authority and Utility Services Affiliates, Inc., a subsidiary of Middlesex Water Company for Operation, Maintenance and Management Services for the City's Water System and Wastewater System" executed by and among the City, the Authority and the Company.

         "Authority" means the Middlesex County Improvement Authority.

          "Authority Act" means the county improvement authorities law at N.J.S.A. 40:37A-44 et seq, as amended and supplemented from time to time.

         "Authority Administrative Expenses" means the fees and expenses of the Authority payable by the City pursuant to the Authority Bond Resolutions.

         "Authority Bond Resolutions" means collectively, the Authority Series A Bond Resolution, the Authority Series B Bond Resolution and the Authority Series C Bond Resolution.

         "Authority Indebtedness" means the Series A Authority Indebtedness, the Series B Authority Indebtedness and the Series C Authority Indebtedness.

         "Authority Series A Bond Resolution" means the general bond resolution of the Authority authorizing the Authority Series A Indebtedness entitled "Resolution Authorizing the Issuance of Utility System Revenue Bonds (Perth Amboy Franchise Acquisition Project) Series A of the Middlesex County Improvement Authority".

         "Authority Series A Indebtedness" means not to exceed $17,500,000 aggregate principal amount of Utility System Revenue Bonds (Perth Amboy Franchise Acquisition Project) Series 1998A and any other bonds or notes issued pursuant to the Authority Series A Bond Resolution.

         "Authority Series B Bond Resolution" means the general bond resolution of the Authority authorizing the Authority Series B Indebtedness entitled "Resolution Authorizing the Issuance of Utility System Revenue Bonds (Perth Amboy Franchise Acquisition Project) Series B of the Middlesex County Improvement Authority".

         "Authority Series B Indebtedness" means not to exceed $24,500,000 aggregate principal amount of Utility System Revenue Bonds (Perth Amboy Franchise Acquisition Project) Series 1998B and any other bonds or notes issued pursuant to the Authority Series B Bond Resolution.

         "Authority Series C Bond Resolution" means the general bond resolution of the Authority authorizing the Authority Series C

Indebtedness entitled "Resolution Authorizing the Issuance of Taxable Utility System Revenue Bonds (Perth Amboy Franchise Acquisition Project) Series C of the Middlesex County Improvement Authority".

         "Authority Series C Indebtedness" means not to exceed $27,500,000 aggregate principal amount of Taxable Utility System Revenue Bonds (Perth Amboy Franchise Acquisition Project) Series 1998C and any other bonds or notes issued pursuant to the Authority Series C Bond Resolution.

         "Authorized Representative" means (i) with respect to the Authority: the Chairperson, the Vice Chairperson, the Treasurer, the Secretary or the Assistant Secretary of the Authority, or the Executive Director and, when used with reference to an act or document, also means any other person who shall be authorized by resolution or the by-laws of the Authority to perform such act or to execute such document or any other person or persons who shall be authorized by resolution of the Authority to act on behalf of the Authority or by a written certificate duly executed and delivered on behalf of the Authority by the Chairperson or the Executive Director of the Authority, which certificate shall set forth such authorization and shall contain the specimen signature of each such person, (ii) with respect to the City: the Mayor or the Business Administrator or any other person or person who shall be authorized to act on behalf of the City by virtue of a written certificate duly executed and delivered on behalf of the City by the Mayor, which certificate shall set forth such authorization and shall contain the specimen signature of each such person,
(iii) with respect to the Company: the President of the Company or any other person or persons who shall be authorized to act on behalf of the Company by virtue of a written certificate duly executed and delivered on behalf of the Company by the Company's President, which certificate shall set forth such authorization and shall contain the specimen signature of each such person, and
(iv) with respect to the System Trustee, Trustee or the Paying Agent: any officer of the System Trustee, Trustee or the Paying Agent respectively authorized by the System Trustee, Trustee or the Paying Agent to act or execute documents on behalf of the System Trustee, Trustee or the Paying Agent, as the case may be.

         "Bankruptcy Code" means the Bankruptcy Code, 11 U.S.C. 101, et seq., as amended from time to time and any successor statute thereto.

         "Base Revenue Amount" means $9,466,000 for each of the first two Contract Years (prorated for the first Contract Year) and, in each Contract Year thereafter, an amount equal to the previous Contract Year's Base Revenue Amount plus an amount equal to such previous Contract Years' Base Revenue Amount multiplied by the Rate Increase for such Contract Year.

         "Board" means the New Jersey Board of Public Utilities.

         "Business Day" means any Day other than (a) a Saturday or Sunday, (b) a Day which banking institutions in any of the cities in which the corporate trust offices of the Trustee and the System Trustee are located are not required or authorized to remain closed or (c) a day on which the New York Stock Exchange is closed.

         "Capital Improvements" means improvements to the System that do not constitute a Repair or Replacement Item. Title to all

Capital Improvements shall be made in the name of the City and shall vest in the City.

         "Capital Improvement Allocation" means six hundred fifty thousand dollars ($650,000) per Year.

         "Capital Improvement Fund" means the fund established by the Company in the Revenue Agreement with the System Trustee pursuant to Section 7.5 which shall be initially funded for the first five (5) Contract Years with the proceeds from the Authority Series B Indebtedness by a deposit of an amount (net funded) that will be sufficient to fund the Capital Improvement Allocation for each of the first five (5) Years of the Contract and for each Year thereafter by deposit by the Company of a portion of its Fixed Service Fee, in monthly installments, in an amount equal to the one-twelfth of the Capital Improvement Allocation.

         "CERCLA" means the Comprehensive Environmental Response,
Compensation and Liability Act, as amended.

         "City" means the City of Perth Amboy, a public body corporate and politic of the State of New Jersey.

         "City Bond Guaranty" means a guaranty by the City of the principal of and interest on the Authority Series A Indebtedness and the Authority Series B Indebtedness as evidenced by an ordinance of the City finally adopted on September 9, 1998 entitled "An Ordinance of the City of Perth Amboy, in the County of Middlesex, New Jersey, Guarantying Certain Bonds and/or Notes of the Middlesex County Improvement Authority, Authorizing a Guaranty Agreement, a Lease and Franchise Acquisition Agreement, a Continuing Disclosure Agreement, a Revenue Collection and Disbursement Agreement and an Operating Agreement in Connection with the Improvement and Enhancement of the City's Water and Wastewater Systems, Amending the City Code in Order to Change the Rates and Fees to be Charged for the Provision of Water and Sewer Services and Combining the City's Water and Sewer Utilities Into One Utility For All Purposes Including the Local Budget Law".

         "City Bond Guaranty Agreement" means the bond guaranty agreement among the City, the Trustee and the Authority in the form included in Schedule A and dated as of the date of the first day of the month in which the Authority Indebtedness is issued with such changes as may be agreed to by the City and the Authority.

         "City Continuing Disclosure Agreement" means the continuing disclosure agreement among the City, the Authority and the Trustee in the form included in Schedule B and dated as of the first day of the month in which the Authority Indebtedness is issued with such changes as may be agreed to by the City and the Authority.

         "City Contracts" means those contracts listed in Schedule C.

         "City Facilities" means the facilities listed in Schedule D.

         "City Fees" means the fees to be charged by the City as set forth in Schedule E.

         "Commencement Date" means the date when the Company shall begin rendering the Services specified in the Notice to Proceed.

         "Company" means Utility Service Affiliates, Inc., a subsidiary of Middlesex Water Company.

         "Contract Date" means the date of execution of this Agreement.

         "Contract Year" means a one Year period commencing on July 1 and ending on June 30 in each Year during the Term of this Agreement which, in the case of the first Contract Year, shall be the period beginning on the Commencement Date and ending on June 30, 1999.

         "Cost Substantiation" means the process by which certain costs to be incurred by the parties hereto in the performance of their obligations hereunder shall be substantiated. In accordance with such process, all such costs shall be reasonably documented and accompanied by a certificate, signed by an Authorized Representative of the City or the Company, as the case may be, stating the reason for incurring the cost, the amount of the cost, including labor, materials and a fixed overhead component (which may be a percentage of labor and materials), the event or Section of this Agreement giving rise to the requesting party's right to incur such cost, and that such cost represents a competitive price for the service or materials supplied and any other information that is reasonably requested by the other party in order to assist in the evaluation, approval and payment of the certificate.

         "County" shall have the meaning set forth in Section 10.8(e).

         "Day" means a calendar day of twenty-four (24) hours measured from midnight to the next midnight.

         "DEP" means the State of New Jersey Department of Environmental Protection or any successor agency.

         "Draw Date" means the Business Day when the Company and/or the City requires that funds be withdrawn from the Project Fund and disbursed to the Company and/or the City pursuant to the Authority Series B Bond Resolution.

         "Draw Papers" shall have the meaning assigned to such term in Section
7.6 and as set forth in Schedule S.

         "Employee Lease Payment" means the amount due to the City from the Company for the leasing of the employees pursuant to Section 6.10(a) as set forth in Schedule F and includes the amounts equal to the amount of wages, benefits, health insurance, workers compensation insurance, standby payments, uniforms, overtime and other similar expenses.

         "EPA" means the United States Environmental Protection Agency or any successor agency.

         "Fixed Franchise Fee" means the payment due to the City from the Authority in accordance herewith and in accordance with the Revenue Agreement in the amounts set forth in Schedule G.

         "Fixed Service Fee" means the annual amount as set forth in Schedule H to be paid by the City to the Company pursuant to the Revenue Agreement in monthly installments.

         "Franchise Fee" means the Fixed Franchise Fee and the Variable Franchise Fee.

         "General Fund" shall have the meaning given to such term in the Revenue Agreement but shall not refer to the General Fund established under Article IV of each of the Authority Bond Resolutions.

         "Growth Revenues" means all amounts billed to the customers of the System during the applicable Contract Year (prorated for the first Contract
Year) less the Base Revenue Amount (prorated for the first Contract Year) provided that in no event shall such Growth Revenues be less than zero (0) dollars.

         "Guarantor" means Middlesex Water Company, a New Jersey corporation doing business at 1500 Ronson Road, Iselin, New Jersey.

         "Guarantor Bond Guaranty" means a guaranty by the Guarantor of the principal of and interest on the Authority Series C Indebtedness.

         "Guarantor Bond Guaranty Agreement" means the bond guaranty agreement among the Guarantor, the Trustee and the Authority in the form included in
Schedule I and dated as of the first day of the month in which the Authority Indebtedness is issued with such changes as may be agreed to by the Guarantor, the City and the Authority.

         "Guarantor Continuing Disclosure Agreement" means the continuing disclosure agreement among the Guarantor, the Authority and the Trustee in the form included in Schedule J and dated as of the first day of the month in which the Authority Indebtedness is issued with such changes as may be agreed to by the Guarantor, the City and the Authority.

         "Guarantor Performance Guaranty Agreement" means the performance guaranty agreement among the Guarantor, the City and the Authority in the form included in Schedule K and dated as of the first day of the month in which the Authority Indebtedness is issued with such changes as may be agreed to by the Guarantor, the City and the Authority.

         "Health, Safety and Welfare" means, as of the relevant date, that the System is in compliance with all applicable laws and regulations.

         "Initial Facilities" means the description of the System as set forth in Schedule L as supplemented by a video of the System to be completed by the Company within the first two (2) years after the Commencement Date.

         "Lease Agreement" means the Lease Agreement between the Authority and the City dated as of the first day of the month in which the Authority Indebtedness is issued.

         "Leased Employees" means those persons listed in Schedule M, as may be revised from time to time.

         "Local Finance Board" means the Local Finance Board of the Division of Local Government Services of the State of New Jersey,
Department of Community Affairs.

         "MCUA" means the Middlesex County Utilities Authority, a political subdivision of the State.

         "MCUA Fees" means the amounts set forth in Schedule N.

         "Minimum Variable Franchise Fee" means the amounts set forth in
Schedule X.

         "Non-Profit Facilities" means the facilities listed in Schedule O.

         "Notice to Proceed" means a notice issued by the City after satisfaction or waiver of all of the conditions precedent set forth in Article III that establishes the Commencement Date.

         "Ongoing Capital Improvements" means the Capital Improvements to the System, including all work and materials necessary therefor or incidental thereto, as set forth in Schedule P.

         "Operations Committee" means the committee established pursuant to Section 6.18.

         "OSHA" means the Occupational Safety and Health Act.

         "Outstanding" shall have the meaning assigned to such term in the Authority Bond Resolutions and, for purposes of any bonds or notes of the City issued with respect to the System, Outstanding shall mean that such City bonds or notes have not been paid.

         "Outstanding City Indebtedness" means the City bonds and notes as described in Schedule Q.

         "Permitted Encumbrances" shall have the meaning assigned to such term in the Lease Agreement.

         "Permits" or "Permit" means easements, permits, approvals, certifications, authorizations or consents and/or licenses issued by the EPA, the DEP, or any other Federal, State or local regulatory agency or private party that are necessary for the proper operation and expansion or improvement of the System, including the current permits held by the City as listed in Schedule R.

         "POSHA" means the Public Occupational Safety and Health Act.

         "Primary Financing Documents" means this Agreement, the City Bond Guaranty, the City Bond Guaranty Agreement, the City Continuing Disclosure Agreement, the Guarantor Bond Guaranty Agreement, the Guarantor Continuing Disclosure Agreement, the Guarantor Performance Guaranty Agreement, the Lease Agreement, the Revenue Agreement and any other documents, certificates or other instruments necessary or required in connection with such issuance of the Authority Indebtedness and the execution of this Agreement.

         "Project Fund" shall have the meaning assigned to such term in the Authority Series B Bond Resolution.

         "Rate Increase" means the blended annual percentage increase in the Rates as described in Schedule T and as may be revised from time to time pursuant to Section 8.5.

         "Rates" means the Rates to be charged to the customers of the System as set forth in Schedule T and as may be revised from time to time pursuant to
Section 8.5.

         "RCRA" means the Resource Conservation Recovery Act, as amended.

         "Rebatable Arbitrage" shall have the meaning assigned to such term in the Authority Bond Resolutions.

         "Repair and Replacement Item" means any work on the System costing less than $500 per incident or occurrence which is generally the result of actual or imminent failure of a portion of the existing utility plant in service or the replacement of a facility or items in operation necessary for the System. For purposes of computing such $500 the Company shall not include labor costs, but shall include the cost of materials and outside contractor's charges.

         "Revenues" means any and all rents, Rates, fees or other charges or amounts for direct or indirect use of the System received by the System Trustee during the Term of the Agreement, including, but not limited to, City Fees, Growth Revenues and Revenues from the sale of excess water pursuant to Section 6.16(c), penalties, miscellaneous income and investment income but excluding fees or expenses charged to users of the System to reimburse the City or the Company for any direct expenses incurred by such parties as identified in Schedule E.

         "Revenue Agreement" means the revenue collection and disbursement agreement between the City, the Company, the Authority and the System Trustee dated as of the first day of the month in which the Authority Indebtedness is issued.

         "Revenue Fund" shall have the meaning assigned to such term in the Revenue Agreement, but shall not refer to the Revenue Fund established under Article V under each of the Authority Bond Resolutions.

         "SDWA" means the Safe Drinking Water Act.

         "Service Fee" means the Fixed Service Fee and the Variable
Service Fee.

         "Services" means all of the duties, obligations, and services to be provided by the Company that are related to the operation, maintenance, management and improvement of the System as described herein.

         "State" means the State of New Jersey.

         "System" means the Water System and the Wastewater System.

         "System Trustee" shall have the meaning assigned to such term in the Revenue Agreement.

         "Term" means the term of this Agreement as determined in accordance with Section 2.2.

         "Trustee" shall have the meaning assigned to such term in the applicable Authority Bond Resolutions.

         "Uncontrollable Circumstances" means circumstances beyond the control of the parties hereto consisting of: any of the following acts, events or conditions or any combination thereof that are outside of the control of the party relying thereon for justification for not performing an obligation or complying with any condition required of such party under the Agreement, and has had or may be reasonably expected to have a direct, material adverse effect on the System or the operation thereof:

         (a) Force Majeure events, such as acts of God, acts of terrorism, insurrections, riots, epidemics, landslides, lightning, earthquakes, fires, hurricanes, storms, floods, washouts, droughts and explosions, civil disturbances, work actions (other than a labor strike by the Company, its employees, affiliates or subcontractors), acts of the public enemy, and war;

         (b) Change in Law, defined as (1) the enactment of any law or regulations after the Contract Date (excluding (x) laws or regulations adopted at the time of execution of this Agreement but which have provisions that take effect after the first Contract Year and (y) pending changes in law reasonably anticipated to be enacted as of the Contract Date and (z) changes in Federal or State income tax law); or (2) a material modification of or imposition of any material condition on the issuance, modification or renewal of any Permit, which, in the case of either
                  (1) or (2) above, establishes requirements affecting the financing of, improvements to or operation of the Water System that are materially more burdensome than the most stringent requirements in effect as of the Contract Date;

         (c) Judicial/Administrative Determinations, defined as the final order, judgment, action and/or determination of any Federal, State or local court of competent jurisdiction, administrative agency or governmental body (other than the City);

         (d) Permit/License Termination, defined as the suspension, termination, interruption, denial or failure of renewal or issuance of any Permit (not caused by the action or inaction of either party hereto) that is necessary to improve, repair or operate the Water System;

         (e) Regulatory Changes, resulting in a material increase in the cost to test the water in the System and/or treat the water in the System; and

         (f) Cost Overruns, with respect to the Ongoing Capital Improvements not otherwise payable from the Project Fund or the Capital Improvement Fund.

         "Variable Franchise Fee" means the amount remaining at the end of each Contract Year in the General Fund after the payment of the Variable Service Fee from the General Fund.

         "Variable Service Fee" means the amount due to the Company in accordance with the Revenue Agreement equal to (a) one half (1/2) of the Growth Revenues plus, (b), if earned, one hundred ten thousand dollars ($110,000) per Contract Year (prorated for the first and the last Contract Years) provided that such amount does not violate the provisions of Section 4.3(b).

         "Wastewater Act" means the New Jersey Wastewater Treatment Public-Private Contracting Act, supplementing Title 58 of the
Revised Statutes and amending P.L. 1971, c. 198 enacted August 14, 1995 as Chapter 216 of the Laws of 1995.

         "Wastewater System" means all of the individual components and elements that comprise the wastewater system of the City as more specifically set forth in Schedule U, together with any and all Capital Improvements to the Wastewater System as same shall be acquired, constructed and/or reconstructed from time to time and as may be expanded pursuant to Section 10.23.

         "Water Act" means the New Jersey Water Supply Public-Private Contracting Act, supplementing Title 58 of the Revised Statutes and amending P.L. 1971, c. 198 enacted May 11, 1995 as Chapter 101 of the Laws of 1995 (N.J.S.A. 58:26-19 et seq.).

         "Water System" means the potable water production, transmission and distribution system as set forth in Schedule V, together with any and all Capital Improvements to the Water System as same shall be acquired, constructed and/or reconstructed from time to time and as may be expanded pursuant to
Section 10.23.

         "Withdrawal Date" means the first Business Day of each month commencing on the first Business Day of the first full month following the Commencement Date.

         "Year" means a period of time consisting of three hundred sixty-five
(365) Days.

         SECTION 1.2. Rules of Interpretation. Whenever the context may require, any pronoun that is used in this Agreement shall include the corresponding masculine, feminine and neuter forms, and the singular shall include the plural and vice versa. Unless otherwise noted, the words "include," "includes" and "including" when used in this Agreement shall be deemed to be followed by the phrase "without limitation". The words "agree," "agreements," "approval" and "consent" when used in this Agreement shall be deemed to be followed by the phrase "which shall not be unreasonably withheld or unduly delayed," except or unless the context may otherwise specify. All references to Schedules, Sections or Articles shall refer to Schedules, Sections or Articles in this Agreement.

                         ARTICLE II. GENERAL PROVISIONS

         SECTION 2.1. Operation, Maintenance and Management of System. On and after the Commencement Date, the City, the Authority and the Company, in combination with each other in the manner herein described, shall operate, maintain and manage the System on the terms and conditions set forth in this Agreement. In connection therewith, the Company shall provide all of the Services described herein.

         SECTION 2.2. Term. (a) The Term of this Agreement shall commence on the Commencement Date and unless earlier terminated in accordance with the terms hereof, shall expire on the twentieth (20th) anniversary date of the Commencement Date.

         (b) The execution or termination of this Agreement shall in no way relieve the City and/or the Guarantor of its obligations and responsibilities under the remaining Primary Financing Documents.

         SECTION 2.3. Authority Financing. (a) On or before the March 31, 1999, the Authority shall lease the System from the City pursuant to the Lease Agreement and issue the Authority Indebtedness. Simultaneously, the Authority shall acquire a franchise to operate the System for the Franchise Fee and issue the Authority Indebtedness.

         (b) The Authority shall use the proceeds from the Authority Indebtedness to provide (i) all costs of issuance associated with the issuance of the Authority Indebtedness, (ii) deposits to the bond reserve funds for the applicable series of Authority Indebtedness equal to maximum annual debt service or such other amount permitted by the Internal Revenue Code of 1986, as amended and determined by the City and the Authority, (iii) a deposit to the Operating Fund (defined in the Revenue Agreement) equal to approximately nine hundred thousand dollars ($900,000), (iv) the Fixed Franchise Fee (net funded) for the first six (6) Contract Years, (v) a deposit to the Project Fund for the cost (net funded) of the Ongoing Capital Improvements and the refunding of all outstanding debt of the City issued for the Ongoing Capital Improvements (net of any unspent bond or note proceeds on deposit with the City), (vi) a deposit to an escrow fund for the refunding of all of the Outstanding City Indebtedness, (vii) a deposit to the Capital Improvement Fund for the first five
(5) Years of the Capital Improvement Allocation (net funded), and (viii) a payment to the City of two million one hundred and thirty thousand dollars ($2,130,000) for all outstanding but unpaid System billings.

         (c) The parties have directed the System Trustee to provide from the Revenues for the payment of the principal of and interest on the Authority Indebtedness together with all Authority Administrative Expenses, when due. Notwithstanding anything herein to the contrary, (i) upon the expiration and/or termination of this Agreement, the City shall continue to provide for the collection of all Revenues and the payment of all amounts, if any, due to the Authority for the Authority Indebtedness and the Authority Administrative Expenses from such Revenues and (ii) the City's obligations under the City Bond Guaranty shall remain unaffected by any City obligations hereunder or under any other financing document, including without limitation the Revenue Agreement and the Lease Agreement.

         (d) Subsequent to the Commencement Date and prior to the issuance of the Authority Indebtedness, all Revenues shall be held in trust by the City to be turned over to the System Trustee upon the issuance of the Authority Indebtedness.

         (e) In connection with the issuance of the Authority Indebtedness, the City, the Company and the Authority shall execute, as applicable, all of the other Primary Financing Documents.

         (f) Following the Commencement Date, and until the Authority Indebtedness is issued, the Company shall provide for all of the costs of the Services and shall be immediately reimbursed for such costs, with interest, from the Revenues or directly from the City upon the issuance of the Authority Indebtedness. If the Authority Indebtedness is not issued by March 31, 1999, the City shall directly reimburse the Company for such costs.

                        ARTICLE III. CONDITIONS PRECEDENT

         SECTION 3.1. General. The issuance of a Notice to Proceed and the establishment of the Commencement Date shall be subject to the satisfaction or waiver of the conditions precedent set forth in this Article III.

         SECTION 3.2. Conditions to City's Obligations. The City shall be under no obligation to issue a Notice to Proceed or to perform any of its other obligations under this Agreement (other than those obligations arising or relating to actions required to be taken by or on behalf of the City prior to the issuance of the Notice to Proceed) unless the following conditions have been satisfied by the Company or waived by the City (in writing):

         (a) The Board and the Local Finance Board shall have finally approved this Agreement and the time for appeal of such decisions shall have expired.

         (b) The Company and the Guarantor shall each have delivered to the City its certificate of incorporation and certificate of good standing.

         (c) The Company and the Guarantor shall each have delivered an opinion of counsel to the effect that the Company and the Guarantor, as applicable, have been validly organized and created and shall be validly existing under the laws of the jurisdiction in which it was incorporated.

         (d) The Guarantor shall have delivered the Guaranty Agreement to the City and an opinion of counsel to the Guarantor stating that the Guarantor is authorized to enter into, execute, deliver and perform its obligations under the Guaranty Agreement, the Guaranty Agreement is valid and binding upon the Guarantor and no litigation is pending or threatened against the Guarantor which would impair its ability to perform its duties under the Guaranty Agreement.

         (e) The Company shall have delivered to the City (1) a certificate of an Authorized Representative of the Company, to the effect that each of the representations, warranties and covenants set forth in Section 4.2 are true and correct and (2) an opinion of counsel to the effect set forth in Sections 4.2(a), (b), (c), (f), (g), (h) and (i).

         (f) The Company, its employees and/or its subcontractors, if applicable, shall have obtained all applicable Permits, if any, that are necessary for the operation, maintenance and management of the System, and that are not expressly required to be obtained by the City hereunder.

         (g) The Company shall have submitted to the City, the Trustee and the Authority all appropriate certificates of insurance and all applicable endorsements to such insurance policies, as are required by this Agreement.

         SECTION 3.3. Conditions to Authority Obligations. The Authority shall be under no obligation to perform any obligations under the terms of the Agreement (other than obligations arising or relating to actions required to be taken by or on behalf of the Authority) unless the following conditions have been satisfied or waived by the Authority (in writing):

         (a) The Company and the City shall have delivered to the Authority (1) a certificate of an Authorized Representative of the Company and the City Representatives to the effect that each of the representations, warranties and covenants of the Company and the City that are set forth in Section 4.1, 4.2 and
4.3 are true and
correct and (2) an opinion of counsel to the effect set forth in Section 4.1(a),(b),(c),(d),(f) and (g) and 4.2(a),(b),(c),(f),(g) and (i).

         (b) There is no Federal, State or local law or regulation thereunder or written interpretation thereof by any applicable regulatory authority, that would make the execution or delivery by the Company and the City of this Agreement, the compliance by the Company or the City with the terms and conditions hereof and thereof, or the consummation by the Company and the City of the transactions contemplated hereby or thereby, a violation of such law or regulation.

         (c) The Board and the Local Finance Board shall have finally approved this Agreement and the time for appeal of such decisions shall have expired.

         SECTION 3.4. Conditions to Company Obligations. The Company shall be under no obligation to perform any obligations under the terms of the Agreement (other than obligations arising or relating to actions required to be taken by or on behalf of the Company prior to the issuance of the Notice to Proceed) unless the following conditions have been satisfied or waived by the Company (in writing):

         (a) The Board and the Local Finance Board shall have finally approved this Agreement and the time for appeal of such decisions shall have expired.

         (b) As promptly as possible after the satisfaction of the conditions contained in Sections 3.2(a) and 3.3(a), the City shall have delivered to the Company (1) a certificate of an Authorized Representative of the City to the effect that each of the representations, warranties and covenants of the City that are set forth in
Section 4.1 are true and correct and (2) an opinion of counsel to the effect set forth in Sections 4.1(a), (b), (c), (d), (f) and (g).

         (c) There is no Federal, State or local law or regulation thereunder or written interpretation thereof by any applicable regulatory authority, that would make the execution or delivery by the Company of this Agreement or the Guarantor of the Guarantor Performance Guaranty Agreement and the Guarantor Bond Guaranty Agreement, the compliance by the Company or Guarantor, as applicable, with the terms and conditions hereof and thereof, or the consummation by the Company or Guarantor, as applicable, of the transactions contemplated hereby or thereby, a violation of such law or regulation.

         SECTION 3.5. Satisfaction of Conditions Precedent. (a) The parties hereto shall exercise good faith and due diligence in seeking to satisfy the conditions precedent required by this Article III and shall promptly proceed to perform or cause to be performed those conditions precedent, or portions thereof, that are within each party's control.

         (b) If the Commencement Date has not occurred on or prior to two hundred seventy (270) Days after the Contract Date, the period in which the conditions precedent can be satisfied or waived may be extended by joint agreement of the City and Company, for a period of time to be agreed upon by the City and Company, on the same terms and conditions set forth in this Agreement, except to the extent expressly provided below.

         (c) In the event that the Commencement Date shall not have occurred on or prior to two hundred seventy (270) Days after the Contract Date or prior to the last Day of any extension period elected pursuant to Section 3.5(b), then either party, by notice in writing to the other party, may terminate this Agreement. If the reason for such termination is the fault of neither party to the Agreement, then all amounts paid by the Company to the City prior to such termination shall be returned to such Company and each party shall bear its respective expenses attributable to the Agreement. In the event that such termination is the fault of one of the parties for failure to meet conditions precedent within its control, then that party shall be responsible for all reasonable fees and expenses of the other party attributable to the Agreement, provided that in no event shall such sum exceed one hundred thousand dollars ($100,000).

         (d) The Company and the City shall each provide an executed acknowledgment to the other of the date that each of the respective conditions precedent to its obligations under this Agreement have been met or waived and such acknowledgment shall be given within thirty (30) Days of the date on which such conditions are met or waived. The City shall furnish the Notice to Proceed to the Company within thirty (30) Days after the execution of such acknowledgments, and such Notice to Proceed shall set forth the Commencement Date, which shall be not later than fifteen (15) Days after the issuance of such Notice to Proceed. Neither party shall be permitted to terminate this Agreement for failure to satisfy any condition precedent that is entirely and reasonably within such party's control or is such party's fault, as set forth in Section 3.5(c).

         SECTION 3.6. Timing of Certain Obligations. Pursuant to the Acts, this Agreement must be submitted to the DEP for its review and to the Board and the Local Finance Board for review and approval. The City shall be responsible for obtaining such review and approval, as applicable, and the Company shall cooperate with the City in providing any assistance and information that is required in order to obtain such review and approval. In the event that the Board and/or the Local Finance Board conditionally approve this Agreement or any portion thereof and premise future approval on the acceptance of certain proposed terms and conditions by the parties, to the extent that such terms and conditions are immaterial terms and conditions in that such terms and conditions do not increase the cost to operate, maintain, manage or improve the System (or any portion thereof), or materially and adversely affect the obligations, rights and remedies of the parties, as provided herein, the parties shall accept such terms and conditions and shall modify this Agreement to include such terms and conditions. If the proposed terms and conditions imposed by the Board and/or the Local Finance Board are material terms and conditions in that such terms and conditions increase the cost to operate, maintain, manage or improve the System (or any portion thereof) or materially and adversely affect the obligations, rights and remedies of the parties as provided herein, the parties shall attempt to renegotiate the terms and conditions to this Agreement in order to satisfy the concerns of the Board and/or the Local Finance Board. If the parties are unable to renegotiate the terms and conditions of this Agreement within ninety (90) days of the later of the Board's or the Local Finance Board's determination as described above, any party may terminate this Agreement without prejudice upon written notice to the other parties hereto.

                                   ARTICLE IV.

                    REPRESENTATIONS, WARRANTIES AND COVENANTS

         SECTION 4.1. City Representations, Warranties and Covenants. The City hereby represents, warrants and covenants to the Company and the Authority as follows:

         (a) The City is a municipal corporation duly created and existing pursuant to the laws of the State of New Jersey. The City has the full legal right, power and authority to enter into this Agreement and to perform its duties and obligations hereunder. This Agreement has been duly authorized, executed and delivered by the City and constitutes a legal valid and binding obligation of the City, enforceable against it in accordance with its terms, and the authorization, execution, delivery and performance of this Agreement by the City shall not violate any law, judgment, order, ruling or regulation applicable to the City and does not constitute a breach of or default under any agreement or instrument by which the City is bound.

         (b) The City has the legal capacity and authority to assess the Rates and collect the Revenues for the Services to customers of the System.

         (c) The City has enacted all municipal laws, ordinances or regulations necessary for the performance of this Agreement.

         (d) The City has or holds all Permits necessary to effectuate its responsibilities under this Agreement.

         (e) The City shall continue to have or hold throughout the Term of this Agreement all Permits necessary to effectuate its responsibilities under this Agreement.

         (f) No material action, suit, proceeding or official investigation shall have been threatened, publicly announced or commenced by any Federal, State or local governmental authority or agency, or in any Federal, State or local court, that seeks to enjoin, assess civil or criminal penalties against, assess civil damage against or obtain any judgment, order or consent decree with respect to the City or to the Agreement or any actions contemplated in the Agreement, as a result of the City's negotiation, execution, delivery or performance of such Agreement or its participation or intended participation in any transaction contemplated thereby.

         (g) No Federal, State or local law or regulation or written interpretation thereof by any applicable regulatory authority, that would make the execution or delivery by the City of this Agreement, the compliance by the City with the terms and conditions hereof or the consummation by the City of the transactions contemplated hereby, a violation of such law or regulation.

         (h) The City is in compliance with all applicable laws, regulations and administrative consent orders governing the System and there are no known environmental conditions and/or problems that the City has failed to bring to the attention of the Company.

         SECTION 4.2. Company and/or Guarantor Representations, Warranties and Covenants. The Company represents, warrants and covenants to the City and the Authority as follows:

         (a) The Company is a corporation duly organized and validly existing in good standing in the State of New Jersey and is qualified and authorized to do business in the State of New Jersey.

         (b) The Company has full power and authority to enter into this Agreement and to perform its duties and obligations hereunder.

This Agreement has been duly authorized, executed and delivered by the Company, and the authorization, execution, delivery and performance of this Agreement by the Company shall not violate any law, judgment, order, ruling or regulation applicable to the Company. This Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms and does not constitute a breach of or default under any agreement or instrument by which the Company is bound.

         (c) The Company (or the Company's personnel, where appropriate) has or holds all Permits necessary to operate, maintain and/or manage the System.

         (d) The Company (or the Company's personnel, where appropriate) shall continue to have or hold throughout the Term of this Agreement, all Permits necessary to operate, maintain and/or manage the System.

         (e) At all times during the Term of this Agreement, the Company shall keep the System free from any and all liens and encumbrances (except for Permitted Encumbrances) arising out of or in connection with (i) its operation, maintenance and/or management of the System or (ii) any acts, omissions or debts of the Company, any of its subsidiaries or any of its subcontractors.

         (f) No material action, suit, proceeding or official investigation shall have been threatened, publicly announced or commenced by any Federal, State or local governmental authority or agency, or any other person or in any Federal, State or local court, that seeks to enjoin, assess civil or criminal penalties against, assess civil damage against or obtain any judgment, order or consent decree with respect to the Company, the Guarantor or the Agreement or any actions contemplated in the Agreement;

         (g) No receiver, liquidator, custodian or trustee of the Company or the Guarantor or of a major part of its or the Guarantor's property shall have been appointed; no petition to reorganize the Company or the Guarantor pursuant to the Bankruptcy Code or any similar statute that is applicable to the Company or the Guarantor shall have been filed, and no adjudication of bankruptcy or a filing for voluntary bankruptcy under the provisions of the Bankruptcy Code or any other similar statute which is applicable to the Company or the Guarantor shall have been filed.

         (h) Except as otherwise disclosed to the City or the Guarantor, no indictment or conviction has been returned against any official of the Company or the Guarantor with respect to any business transaction, whether or not related to the transactions contemplated by the terms of this Agreement.

         (i) Except as otherwise disclosed to the City, there is no Federal, State or local law or regulation thereunder or written interpretation thereof by any applicable regulatory authority, that would make the execution or delivery by the Company of this Agreement or by the Guarantor of the Guarantor Performance Guaranty Agreement and the Guarantor Bond Guaranty, the compliance by the Company or Guarantor, as applicable, with the terms and conditions hereof and thereof, or the consummation by the Company or Guarantor, as applicable, of the transactions contemplated hereby or thereby, a violation of such law or regulation.

         SECTION 4.3. Tax Covenants of the City and the Company. (a) The City and the Company acknowledge and agree that this Agreement is intended to conform to the requirements of the Internal Revenue Code of 1986, as amended, all regulations promulgated thereunder and Revenue Procedure 97-13, 1997-5 I.R.B. 18 (the "IRS Rules"), and is to be interpreted consistently therewith.

         (b) Notwithstanding any provisions herein to the contrary, the City and Company agree that the City and the Authority shall be under no obligation to, and shall not, pay compensation for Services to the Company for any annual period, if such payment, or any portion thereof, would result in less than eighty percent (80%) of Company's compensation for Services for such Contract Year being based on a periodic fixed fee, as such term is defined in Rev. Proc. 97-13 or such greater amount which is permitted to be paid to the Company under the then applicable law. The foregoing eighty percent (80%) limitation only applies to the Contract Year in which the Variable Service Fee accrues and not when such Variable Service Fee is paid. For all purposes of this Agreement, all payments to the Company shall be subject to the requirements of the IRS Rules.

         (c) The City, the Company and the Authority agree that, for so long as tax-exempt obligations are Outstanding with respect to the System, this Agreement shall not be amended or revised except with an opinion of a nationally recognized bond counsel firm that such amendments or revisions shall not affect the tax-exempt status of any obligations issued as tax-exempt obligations which are Outstanding with respect to the System.

         (d) The City shall be obligated to pay Rebatable Arbitrage as well as any fines or penalties that may be imposed by the Federal government or the State in accordance with the Authority Bond Resolutions.

         SECTION 4.4.  Authority Representations, Warranties and
Covenants. The Authority represents, warrants and covenants to the City and the Company as follows:

         (a) The Authority is a public body corporate and politic of the State.

         (b) The Authority has full power and authority to enter into the applicable Primary Financing Documents and to perform its duties and obligations hereunder. The applicable Primary Financing Documents have been duly authorized, executed and delivered by the Authority, are enforceable in accordance with their terms and the authorization, execution, delivery and performance of the applicable Primary Financing Documents by the Authority shall not violate any law, judgment, order, ruling or regulation applicable to the Authority and does not constitute a breach of or default under any agreement or instrument by which the Authority is bound.

         (c) No litigation is pending against the Authority which would impair materially its ability to perform its duties and obligations under the applicable Primary Financing Documents.

                                   ARTICLE V.

                              CITY RESPONSIBILITIES

         SECTION 5.1. General Responsibilities. The City shall do the following:

         (a) Promptly procure and continually maintain in full force and effect and in accordance with their respective terms those Permits that it is responsible for under the terms of this Agreement;

         (b) Adopt all resolutions and enact all ordinances necessary to carry out the provisions of this Agreement and enforce all such resolutions and/or ordinances;

         (c) At all times, provide access to the System for the Company, its agents, and employees; and

         (d) Designate an Authorized Representative to act as liaison with the Company in connection with the performance of Services by the Company.

         (e) Refrain from enacting any ordinance and/or adopting any resolution that would impair the ability of the City or the Company to comply with this Agreement.

         (f) Promptly pay all debt service when due on any bonds or notes of the City issued with respect to the System.

         SECTION 5.2. Establishment and Collection of Rents, Rates, Fees and Charges. The City shall establish all rents, Rates, City Fees and other charges to be collected from the customers of the System by the Company, which rents, Rates, City Fees and charges shall be at least sufficient to pay all amounts due to the Company hereunder as well as all amounts due under the Authority Bond Resolutions at the times required herein and therein except as may be permitted hereunder and thereunder. The Rates may be increased from time to time in accordance with Article VIII.

         SECTION 5.3. Access and Easements. The City shall acquire and maintain all access, rights-of-way and easements necessary for the Company to operate, maintain and manage the System.

                                   ARTICLE VI.

                           OPERATION, MAINTENANCE AND
                            MANAGEMENT OF THE SYSTEM

         SECTION 6.1. General. The Company shall manage, operate, maintain and repair the System at all times on behalf of the City and the Authority in compliance with all Federal, State and local laws, regulations and Permits and in accordance with this Agreement. The Company, at all times, shall keep the System in good repair and working order and shall manage, operate, maintain and repair the System in an efficient and economical manner, all in accordance with this Agreement.

         Notwithstanding anything to the contrary, the City shall retain the right to develop any of the lands upon which any portion of the System is located for commercial or recreational purposes; provided however, that an exercise of any such development rights of the City shall in no respect interfere with the operation, maintenance or management of the System.

         SECTION 6.2. Materials, Labor, Vehicles, etc. The Company shall provide, at its cost and expense, all labor (including all Leased Employees and others), materials, machinery, vehicles, equipment, office equipment (copiers, typewriters, computers, etc.), fuel, power, chemicals, supplies, materials, spare parts, expendables, consumables, testing and laboratory analysis and all else necessary therefor or incidental thereto necessary for the management, operation, maintenance or repair of the System in accordance with this Agreement and in accordance with applicable laws, ordinances and regulations. Notwithstanding the above, the City shall provide the Company with space at the main pump station located at Second Street and Sadowski Parkway in the City. The Company shall, however, be responsible for the costs of all utilities associated with its use of such facilities and indemnify the City for any liability the City may incur as a result of the use of such facilities by the Company.

         SECTION 6.3. Hazardous Substances. If, while providing the Services and/or during the course of excavation work necessary to make repairs and/or improvements to the System, hazardous or toxic waste or materials (as defined in applicable Federal and/or State laws and regulations) are discovered by the Company, it shall not be the obligation of the Company to remove and dispose of such hazardous substance. The Company shall, however, immediately notify the City upon becoming aware of the presence of such hazardous or toxic waste or materials, and shall immediately notify such other governmental agencies as may be required by law and shall take such further actions to assist the City in protecting the Health, Safety and Welfare of the public. The City shall indemnify the Company for any and all costs or expenses it may incur in connection with this Section. If a hazardous substance impairs the operation of the System, the City shall remediate the hazardous substance so as to permit the Company to operate the System pursuant to this Agreement. The City shall pay for all costs for the removal of the hazardous substance and any clean-up activities associated with such disposal, discharge, spill or leak. The City shall have the right to pursue the parties legally responsible for the disposal, discharge, spill or leak for the costs of the removal of the offending materials and any clean-up activities. Water treatment plant residuals (e.g. iron and heavy metals) are to be removed and disposed of at the Company's sole expense.

         SECTION 6.4. Response Requirements for Problems, Complaints and Inquiries. The Company's response time for various customer inquiries and System problems under normal conditions shall be as follows:

=========================================================================
                                                          INITIATE
                           INITIATE CONTACT              INVESTIGATION
   CONDITION               WITH COMPLAINANTS              AND/OR WORK
-------------------------------------------------------------------------
billing inquiry           same Day when                2 Business Days
                          possible or within
                          1 Business Day
-------------------------------------------------------------------------
water or sewer main       not applicable               as soon as possible
break or blockage                                      but not later than
                                                       1 hour
-------------------------------------------------------------------------
water service             2 business hours             1 Business Day
complaint
-------------------------------------------------------------------------
utility mark out of       not applicable               3 Business Days
sewer mains and the                                    (completion); less
Water System                                           for emergencies
=========================================================================


         SECTION 6.5. Inventory/Equipment/Vehicles. The City shall provide the Company with a complete inventory (subject to the applicable threshold set by the Department of Community Affairs of the State) listing the quantity and condition of all spare parts, equipment, tools, supplies, materials and chemicals within two (2) weeks of the Commencement Date, Company assuming responsibility for operation and maintenance of the System, which inventory shall be subject to verification by the Company and the Company shall determine which items it shall take and shall provide the City with similar items upon the termination or expiration of this Agreement. The City shall sell all or a portion the equipment and vehicles listed in Schedule Y (as well as any other vehicles or equipment that the City and the Company agree to transfer) upon the terms and conditions agreed to by and between the City and the Company prior to the Commencement Date or authorize the use of such vehicles and equipment for the Term of this Agreement provided similar vehicles are provided to the City upon the termination or expiration of this Agreement.

         The City shall sell to the Company (i) all vehicles listed on subsection A of Schedule Y and (ii) all furniture, equipment, tools, radios and other personalty listed on subsection E of Schedule Y, for the total amount of $140,875, which will be payable by the Company to the City upon the issuance of the Authority Indebtedness. The vehicles listed in subsection B of Schedule Y will be leased to the Company by the City, for a term that ends upon the termination of the City's lease of these vehicles with the Authority, for an amount equal to the City's payments due under the Authority lease. Upon the end of the lease, the Company shall have the option to purchase these vehicles from the City for the fair market value of the vehicles at that time, less any lease payments made. The vehicles listed in subsection C of Schedule Y have been sold by the City to the Company for $57,500, which amount will be due in five equal annual payments beginning on July 1, 1999. The vehicles listed in subsection D of Schedule Y will be made available to the Company for no charge. In consideration for the use of these vehicles, the Company agrees to provide vehicles to the City of the same or similar make and age to the vehicles listed in subsection D of Schedule Y at the conclusion of the Term of the Agreement.

         SECTION 6.6. Maintenance Management Program. The Company shall maintain a comprehensive maintenance program for all functions of the System.

         The maintenance management program shall:

         Seek to ensure efficiency, long-term reliability and conservation of capital investment in accordance with industry standards, if any;

         Be otherwise in accordance with industry standards; local, State and Federal codes; manufacturer's equipment recommendations;

         Be documented; and

         With the cooperation of the City, as applicable, provide enforcement of existing equipment warranties or guarantees and maintain all warranties on new equipment purchased after the Commencement Date of the Agreement.

         Any modifications or major maintenance affecting the appearance of the facilities in the System which are visible to the public shall be performed only after receipt of the prior written approval of the City.

         The obligations of the Company to maintain the System and to have a comprehensive maintenance program with respect to the System shall not obligate the Company to improve the System beyond the Initial Facilities. The Initial Facilities will be improved by the Ongoing Capital Improvements and the Additional Capital Improvements (if any). By way of example, the obligations under 6.16(a)(iii) and 6.17(d) with respect to the disposal of sludges shall not impose an obligation to remedy conditions in existence as of the Commencement Date except to the extent included as Ongoing Capital Improvements. Similarly, the Company obligations with respect to having a comprehensive maintenance program for storm drain pipes and other pipes and mains will depend upon the ability of the Company to locate said pipes and mains by above-surface means.
The responsibility for the cost to maintain and/or repair pipes from the manhole to the residence shall be as is required by the current City ordinance as in effect on the Commencement Date.

         SECTION 6.7. Software Program. The Company, in consultation with the City, shall develop a computerized program to satisfy its billing obligations hereunder. Upon the termination or expiration of this Agreement, the Company shall provide all data with respect to the System to the City and shall identify to the City all software programs and licenses utilized by the Company.

         SECTION 6.8. Testing and Laboratory Analysis. The Company, at its sole cost and expense, shall perform, or cause to be performed, all laboratory sampling and analysis and reporting, as necessary for compliance with all Federal, State, local or other water distribution regulations and requirements having the force of law, as well as that which is customary for process (i.e. corrosion control) monitoring and control.

         Sampling and testing procedures shall conform to the current edition of Standard Methods for the Examination of Water and Wastewater or be in accordance with the testing requirements of the applicable regulations or Permits. All testing, with the exception of process control testing, shall be performed by a State certified laboratory and the Company shall prepare from the data received from the testing laboratory for all applicable regulations or Permits monitoring and operating reports and shall deliver such results to the appropriate State and regulatory agencies.

         Testing for the Water System (but not individual customers) shall include, but not be limited to, coliform determinations, pH, color, sodium, hardness, iron, manganese, lead, copper, heavy metals, THMs, VOCs, corrosiveness, alkalinity, magnesium, calcium, turbidity, fluoride, cryptosporidium, and giardia lamblia cysts and all other tests required or to be required by the DEP or the EPA. The number, frequency and location of tests shall be in accordance with the applicable provisions of the regulations, including the Lead and Copper Rule, 40 CFR 141, et seq, as the same may be amended or supplemented from time to time.

         SECTION 6.9. Reporting Requirements. (a)The Company shall comply with all reporting requirements related to its operations and the operation, maintenance and management of the System, as mandated by Federal, State and local laws, regulations, and Permits.

         (b) The Company shall provide comprehensive monthly, year-to-date and annual reports in a format reasonably satisfactory to the City and regulatory agencies for each function or activity of the System, including, but not limited to:

         Operating parameters laboratory analysis, maintenance plans and activities including conditions of the System, water quality results, water produced or purchased vs. water sold, manpower utilization, repairs, service calls and responses and other relevant information; and

         Safety reports regarding accidents, injuries, and damages to City property and other relevant information.

         (c) The Company shall maintain up-to-date financial records as they apply to the Services rendered under the terms of this Agreement. All records shall be kept in a manner that will enable the City to comply with State municipal accounting procedures.

         (d) The Company shall provide the City with its periodic financial reports as they apply to the Services rendered under the terms of this Agreement. At a minimum, such reports shall include the following:

         (i) Monthly reports on or before the twenty-fifth (25th) Day of each month with respect to the prior month and on or before twenty-fifth (25th) Day after the end of each Contract Year a cumulative report as of the end of each prior Contract Year as follows: a summary account activity report showing the aggregate balance of accounts receivable from customers at the end of the preceding month, billings to customers for the preceding month, collections from customers during the preceding month, adjustments to customers' accounts and separate aggregate balances of accounts receivable of the City and accounts receivable of the Company as of the preceding month. The report shall provide a breakdown of classes of users and components of billings, collections and adjustments.

         (ii) On or before each April 25, July 25, October 25 and January 25, a quarterly detailed accounts receivable trial balance showing the individual customers and their respective account balances as of the preceding March 31, June 30, September 30 and December 31, respectively, as reconciled with the ending balance of accounts receivables in the summary account activity report submitted pursuant to Section 6.9(d)(i).

         (iii) The Company shall deliver a year-end report to the City consisting of a compilation of the monthly and quarterly reports set forth above and an analysis of all Revenues received and disbursed pursuant hereto and pursuant to the Revenue Agreement as well as analysis of any adjustments to the Service Fee or Rates as described herein certified by an officer of the Company and delivered to the City within thirty (30) Days of the end of each Contract Year.

         (iv) The Company shall provide such other reports as may be reasonably requested from time to time by the City.

         SECTION 6.10. Staffing. (a) The Company shall provide a staff of qualified and experienced employees who have direct experience in operating, maintaining and managing water and wastewater systems similar in nature and character to the System and shall provide such additional third party support as may be needed to perform its duties and obligations hereunder. Said third parties shall be equally qualified for the particular services to be performed and shall not have any direct claim against the City whatsoever. The Company shall at all times maintain the necessary number of employees, staff and third-party contractors to operate, maintain and manage the System in accordance with this Agreement and to adequately maintain and operate the System in good repair and working order. In order to supply the appropriate staff for the provision of the Services, the Company shall lease Leased Employees from the City for the Employee Lease Payments. Any such persons who are so employed, although remaining as employees of the City shall nevertheless work under the direct management and supervision of the Company either on the operation of the System or otherwise within a fifteen (15) mile radius of the City. The City, shall be obligated to pay the Leased Employees including all overtime and also pay all benefits, insurance, dues, uniform costs, taxes and other related expenses with respect thereto in a timely manner. The Company shall wire the amount needed by the City (which has not otherwise been paid directly by the Company) to make such payments within twenty four (24) hours of its receipt of notice of the amount due from the City. The use of such employees by the Company in the performance of the Services shall in no way relieve or excuse the Company from performing the Services in accordance with the terms of this Agreement or from any liability resulting from its failure to so perform as provided hereunder.

         (b) The City shall be responsible for the discipline of the Leased Employees pursuant to law and the existing collective bargaining agreements (if any). The City shall identify on Schedule M each Leased Employee by date of hire, position, bargaining unit and other information deemed reasonably necessary by the Company. The City shall also set forth on Schedule M the discipline protocol applicable to the Leased Employees or to each group of Leased Employees (grouped by bargaining unit or otherwise as identified by the City). The City shall be responsible for notifying the Company promptly of any changes in the applicable collective bargaining agreements and/or discipline protocols.

         (c) In meeting the Company's obligations under Section 6.10(a), the Company shall be entitled to hire persons it deems appropriate to replace any Leased Employee whose employment by the City terminates. The Company shall also be entitled to hire such other personnel as the Company believes reasonably necessary in order to meet its obligations under this Agreement; provided however that the Company shall submit Cost Substantiation to the City with respect to such hires.

         (d) The Company shall provide: (i) qualified management, supervisory, technical, laboratory, operating personnel and personnel with licenses as required by the State for the operation of the System; (ii) a resident manager for Day-to-Day supervision; (iii) specialists, as may be necessary, in water quality control, instrumentation, troubleshooting, emergency management and similar circumstances; and (iv) office and clerical support staff as necessary.

         (e) The Company shall provide, or arrange for the Guarantor to provide, technical support consisting of on-call backup advice and water quality expertise, control, management, maintenance and plant repair to assist the operational staff and ensure performance of the obligations hereunder.

         (f) The Company shall provide and maintain an organizational chart that lists job classification, the number of staff proposed for the transition phase and for the full time operation. The organization chart, which may be revised at the discretion of the Company consistent with the operation, maintenance and management of the System in accordance with this Agreement, shall indicate the staffing for the System, including laboratory/testing personnel and the licensed individuals/positions necessary to satisfy regulatory requirements and to provide operations and maintenance Services in a responsible professional manner. The Company shall notify the City of any proposed material revisions to staffing and/or personnel for the System and the City shall have the right to review and comment upon any such proposed revisions. The Company shall in good faith consider any comments provided by the City, and shall respond to the City in writing regarding any such comments.

         The City shall forward all complaints about the Company's and/or the City's employees or staff in writing to the Company, who shall address such complaints with the offending employee or staff in an appropriate and timely manner. If the basis for any such complaint is not corrected to the reasonable satisfaction of the City, the City shall have the right to request the Company to replace any such personnel interacting with City and/or City officials and/or the public.

         (g) The Company shall provide ongoing training programs for all personnel in operations and maintenance procedures, management, laboratory and process control, QA/QC, right-to-know, safety, etc. as required for proper performance of their duties and for professional development.

         (h) The Company's technical support group shall also provide assistance in the investigation, development and implementation of modifications in the water treatment processes as may be appropriate or necessary for regulatory compliance, worker safety or process improvement (i.e. corrosion control technologies, disinfections, substitutions for certain chemicals, etc.).

         SECTION 6.11. Licenses. The Company shall acquire and hold, or cause its personnel to acquire and hold, all required Federal, State and local approvals, licenses and certifications necessary to operate, maintain and manage the System required to be obtained by the Company in accordance with this Agreement. In accordance with N.J.S.A. 58:11-64 et seq. and N.J.A.C. 7:10A-1.14, the minimum class of license required is a C-2 license for the Wastewater System and a T-4 and W-4 licenses for the Water System.

         SECTION 6.12. Compliance with Laws, Regulations and Permits. (a) After the Commencement Date, the Company shall comply with SDWA, RCRA, CERCLA (as operator), OSHA, POSHA and any and all other applicable local, State and Federal laws, codes, ordinances and regulations as they pertain to the System. The Company shall pay all regulatory fines and penalties, without limitations, assessed against the City, the Authority and/or the Company for the Company's non-compliance therewith.

         (b) The Company shall, where applicable, comply with, satisfy, and pay all costs or fees (but not remediation) associated with, all regulatory requirements pertaining to the above, including, but not limited to, public notification in the event of non-compliance with drinking water standards, including those associated with the Lead and Copper Rule.

         (c) All repairs and/or improvements to the System shall be made by the Company in accordance with existing City ordinances for work in the City and other municipalities' ordinances as may be required for work outside the City.

         (d) The Company shall comply with the provisions of all City Contracts, including the payment of all fees and charges associated therewith.

         (e) The City is the named permittee for various Permits. The Company shall be responsible for obtaining, including filling out required application forms, supplying required data and payment of required fees, and maintaining all necessary existing and/or additionally required Federal, State and local Permits, licenses and other governmental or private party approvals for the operation of the System and the equipment owned by the City and used in connection with the System. All additional Permits and approvals shall be in the name of the City as the permittee; however, the Company shall comply with all requirements pertaining thereto in accordance with this Agreement.

         (f) The City shall comply with SDWA, RCRA, CERCLA (as operator), OSHA, POSHA and any and all other applicable local, State and Federal laws, codes, ordinances and regulations as they pertain to the System. The City shall pay all regulatory fines and penalties, without limitations, assessed against the Company and/or the City for the City's non-compliance therewith.

         SECTION 6.13. Safety and Security. The Company shall provide for and maintain security and safety for the System as it deems appropriate. Fences, when reasonably required, shall be maintained in neat order and structural integrity. Gates, access points and doors, when reasonably required, shall be kept locked, structures shall be protected from unauthorized entry and security alarms, when reasonably required, shall be maintained.

         The Company shall conduct all operations, maintenance and management of any facilities in compliance with applicable health and safety regulations, including, but not limited to: OSHA, general industry regulations, including requirements for confined space entry, respiratory protection and hazard communication; EPA regulations (applicable to water and wastewater systems) on emergency planning and notification under CERCLA, 40 CFR 355; and EPA regulations on hazardous chemical reporting and community right-to-know, 40 CFR 370, and any other applicable regulations as may be enacted during the Term of this Agreement.

         SECTION 6.14. Continuity of Service. The Company shall cooperate in good faith with the City's agents, contractors and subcontractors and shall provide for the orderly transition of Services from the City and/or its contractors to the Company without interruption or disruption of Services and without adverse impacts to the users of the System or to the City.

         The Company and the City shall make such provisions as are necessary to ensure that no portion of the System shall be shut down for any period of time due to strikes, lock-outs or labor problems.

         In the event of a labor action, stoppage or dispute that disrupts or prevents the Company's employees or its subcontractors' employees from entering upon and working on any part of the System, the Company shall (subject to the following paragraph) at its sole cost, seek appropriate legal injunctions, remedies, or court orders. In any event, the Company shall continue to operate the System through the use of office personnel, management or other resources at its disposal. The Company shall always maintain operation of the System to protect the Health, Safety and Welfare of the users of the System and the residents of the City.

         In the event of a labor action, stoppage or dispute that disrupts or prevents the City's employees or its subcontractors' employees from entering upon and working on any part of the System, the City shall, at its sole cost, seek appropriate legal injunctions, remedies, or court orders.

         SECTION 6.15. Emergency Situations. The Company shall promptly respond to all customer problems and (within two (2) hours to) all emergencies relating to the System and shall maintain at all times during the Term of this Agreement a toll-free twenty-four (24) hour telephone number where users of the System can report any emergencies from anywhere within the City.

         The Company shall immediately notify the City of any activity, problem or circumstance that it becomes aware of that threatens the Health, Safety and Welfare of the users of the System or the residents of the City. In an emergency affecting the safety of persons or property, the Company shall act, at its discretion, to prevent or contain threatened damage, injury or loss and the Company shall be reimbursed for any costs incurred in connection therewith by an adjustment to the Service Fee and the execution of an amendment to this Agreement.

         In the event of damage or destruction of the potable water facilities or any emergency which, in the reasonable judgment of the Company, is likely to result in material loss or damage to the System or constitute a material threat to human health or safety, the Company may suspend operation of the System. Emergency repairs as are necessary to mitigate, contain or reduce such loss, damage or threat to human health or safety shall be done in consultation with the City. Notification of emergency/non-compliance events within the System shall be in accordance with Permit requirements and an emergency plan to be developed by the Company and submitted to and approved by the City and the DEP and any subsequent amendments or modifications thereto.

         The Company shall respond to emergencies and unusual circumstances in accordance with applicable regulations and requirements and with such personnel and equipment as necessary to maintain or restore the operations of the System in a timely manner with the least possible disruption or inconvenience to the users of the System.

         SECTION 6.16. Provisions Specific to Water System. (a) General. (i) The Company shall furnish complete and accurate records and regulatory reports in a format acceptable to the City and to the DEP.

         (ii) The Company shall perform periodic testing of the Water System, including, without limitation, testing of the meters and AMR equipment installed in the Water System in accordance with prudent industry and utility practice. Process meters shall be calibrated in accordance with manufacturer requirements. All generators shall be exercised at least on a weekly basis provided that the Company shall use its best efforts to schedule such exercising at times to minimize inconvenience to residents of the City resulting from noise.

         (iii) All sludges, scum, grit, screenings, trash and refuse generated by or resulting from the operations or maintenance of the Water System shall be disposed of in accordance with applicable regulations pertaining thereto.

         (iv) The levels of the storage reservoirs and storage tanks, if any, shall be monitored and controlled to ensure proper pressures for satisfactory service and fire fighting capabilities within the Water System.

         (v) All hydrants shall be flushed at least once a year and the condition of, and maintenance performed on, the hydrants shall be recorded. All hydrants found to be broken or inoperable shall be bagged and shall promptly be replaced or repaired.

         (vi) All water mains that become frozen or break shall be repaired or replaced so as to minimize disruption of customer service.

         (vii) All inoperable, inaccurate or broken water meters shall be promptly replaced upon discovery.

         (viii) Routine maintenance of the Water System shall include: routine painting and repairs of structures, both interior and exterior; upon discovery, removal and replacement of broken or inoperable valves critical to the safe operation of the Water System and/or hydrants; repair of main and service breaks; calibration of instrumentation on a twice a year basis; hydrant flushing (once a year) and maintenance; removal and replacement of broken, inaccurate or inoperable customer meters; reading of meters as required for billing purposes; disposal of all sludges, scums, screenings, grit, debris, trash, etc. from the Water System; sampling, testing analysis, reporting, billing and collections; and all else necessary therefor or incidental thereto to protect the Health, Safety and Welfare of the users of the Water System and as required by industry standards and utility practices.

         (b) Water Quality Standards. The Company shall comply with the SDWA and all other Federal, State and local regulations concerning safe drinking water standards during the Term of this Agreement. The Company agrees to indemnify and hold the City and the Authority harmless from any fines or penalties assessed by the applicable regulatory agencies during the Term of the Agreement for any and all violations committed by the Company, its agents, servants or employees and from any fees or costs incurred as a result of failure to comply with regulations concerning safe drinking water standards.

         (c) Bulk Water Sales. The Company shall seek to sell excess water from the Water System to the extent same is available on such terms and conditions as it deems appropriate with the consent of the City as permitted by the Water Act.

         SECTION 6.17. Provisions Specific to Wastewater System. (a) All wastewater generated within the City is conveyed via interceptor sewer facilities to the wastewater treatment plant of MCUA where same is treated in accordance with an existing contract.

         The Company shall comply with all provisions of said contract, including the payment of all fees and charges associated therewith. The Company shall also operate the Wastewater System in conformance with all requirements of said contract, including prohibited discharges and sampling and laboratory analysis associated with industrial pretreatment compliance and monitoring programs as required.

         The MCUA contract contains provisions for surcharges and penalties against industry for industrial pretreatment non-compliance. Existing municipal ordinances allow for the initiation of enforcement action against violations of said ordinances, which are tied to the MCUA regulations. The City shall assist the Company in enforcement actions against such violators.

         In addition to the base rates, the contract with the MCUA contains a provision for a surcharge for increased loadings. The MCUA periodically increases its rates in order to meet its budgetary requirements. Such increases are considered Uncontrollable Circumstances for purposes of this Agreement.

         (b) All pumping stations shall be inspected and maintained on a basis predicated on the manufacturer's recommendations and field conditions unique to the individual facility. A log shall be maintained of all inspections, services performed, problems encountered and other data as appropriate to the industry standards and regulations. The standby power for those stations so equipped shall be exercised at least weekly.

         (c) The Company shall develop and implement a program to be performed throughout the Term of this Agreement for the identification, isolation and, where cost-effective or required to protect the structural integrity of system components, correction of infiltration/inflow into the Wastewater System. Where said correction would constitute a Capital Improvement that would impact the projected rate structure (e.g. replacement of an entire line as opposed to grouting isolated leaks or elimination of a cross connection), same shall be charged, designed and performed as an Additional Capital Improvement in accordance with this Agreement.

         (d) All sludges, scum, grit, screenings, trash and refuse generated by or resulting from the operations of the Wastewater System shall be disposed of in accordance with applicable regulations pertaining thereto for a total annual cost per Contract Year of thirty thousand dollars ($30,000) provided that no additional amount may be expended without the written consent of an Authorized Representative of the City, which additional amount shall be paid by the City as an increase to the Fixed Service Fee, from the Project Fund or from the City directly.

         (e) All sewer mains shall be inspected every three (3) years and jetted and/or otherwise cleaned as needed such that same are maintained free of blockages.

         (f) All future pumping stations shall be inspected and maintained on a daily basis predicated on the manufacturer's recommendations and field conditions unique to the individual facility. A log shall be maintained of all inspections, services performed, problems encountered and other data as appropriate to the industry standards and regulations. The standby power for those stations so equipped shall be exercised at least weekly.

         (g) Maintenance, repair and replacement of facilities shall also include, but not be limited to, the following: disposal of all sludges, sand, grit, screenings, grease, debris, trash, etc. resulting from maintenance and operation of facilities; periodic inspection of manholes and mains (once every three (3) years) and cleaning, as needed and catch basins (once every year) except in problem areas which shall be on as-needed basis; identification, isolation and, where economic, correction of infiltration and inflow; routine painting and repairs of structures; repairs of main breaks, including bypass pumping as required; removal of system blockages; calibration of instrumentation and meters on a twice yearly basis; and sampling, testing, analysis, reporting, billing and collections; and all else necessary therefore or incidental thereto to protect the Health, Safety and Welfare of the customers and as required by industry standards and utility practices.

         (h) All improvement, repair or maintenance items required for the Wastewater System shall be charged, designed and performed as Capital Improvements if they conform to the definition of same set forth herein.

         SECTION 6.18. Operations Committee. The City and the Company shall establish an Operations Committee, consisting of the Business Administrator of the City, the Public Works/Municipal Utilities Director of the City and two (2) employees of the Company or its affiliated companies (at least one of whom must be an officer of

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the Company), which shall meet, with a frequency to be determined by the parties, to discuss issues related to the operation, maintenance and management of the System; to receive and review reports; and to confer generally as a means of enhancing communication between the City and the Company. In addition to such meetings, representatives of the Company shall be available to meet with the Mayor, City Business Administrator and members of the governing body of the City or their authorized representatives, as reasonably requested by the City.

         SECTION 6.19. Unbilled Services. The Company shall provide, during the Term of this Agreement, unbilled Services to the City Facilities and Non-Profit Facilities so long as the use of such City Facilities and/or Non-profit Facilities does not materially change. The Company shall install meters for the measurement of such unbilled water and wastewater Services. The City shall not be required to pay any hydrant fee or any other water service related fees, or any wastewater related fees, during the Term of this Agreement, except as otherwise provided herein. The City shall not commit to provide any unbilled Services to any users after the Commencement Date without the prior written consent of the Company, provided, however, that such consent shall not be unreasonably withheld for any public use similar in kind and scope to municipal public users that receive unbilled water and wastewater Services as of the Commencement Date. For purposes of this Section, except for the City Facilities, unbilled Services do not include costs associated with any repairs required to be made to the System which would, but for this Section, otherwise be the responsibility of such Users of the System. City Facilities shall not be billed for

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

labor costs for any System employees, including Leased Employees, in connection with any repairs or improvements. Costs to be billed to the City are subject to Cost Substantiation and the prior approval of the Authorized Representative of the City

         SECTION 6.20. Billing and Collections. (a)On and after the Commencement Date, the Company, as agent for the City, shall be responsible for the preparation, delivery, maintenance and collection of all bills and invoices to the customers of the System and all costs and expenses associated therewith. All bills shall comply with the provisions of this Agreement. The Company shall design the format and content (which shall be reasonably acceptable to the City) of the bills for the Services. All payments shall be applied to the wastewater bill first (oldest to most recent) and the water bill second (oldest to most recent). In all cases, interest shall be credited first.

         (b) The City shall cooperate with the Company in all collection matters and shall use its statutory powers pertaining to any and all remedies granted to municipalities for purposes of collection, including the imposition of interest and penalties on unpaid fees and charges, the imposition of liens for such unpaid fees, charges, penalties and interest and the termination of services. The Company, in addition to other monies paid to the City pursuant to the terms hereof, shall reimburse the City for any and all reasonable costs and expenses incurred by the City in connection with the use of its statutory powers and remedies to enforce such collections. The Company may terminate services to any customer of the System not in compliance with their obligation to pay the established Rates in accordance with their terms.

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

         (c) The Company shall promptly (on the same day when possible or within one (1) Business Day) respond to all customer billing and collection questions, problems and inquiries and shall maintain a toll free telephone number for customers of the Water System to handle such questions, problems and inquires, as well as any emergencies, as may arise. The Company shall provide the City, upon request, with a copy of the Company's written policy in dealing with customer service and complaints relating to billing and collection matters.

         (d) The City shall provide space for a collection office in a City municipal building where customers of the System may pay their bills during normal business hours Monday through Friday. The Company shall provide a person to handle collections at such time in such office.

         (e) The Company shall conduct at least quarterly readings to the extent possible of all customers' usages and shall bill such customers accordingly.

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                                 ARTICLE VII.

                       CAPITAL IMPROVEMENTS TO THE SYSTEM

         SECTION 7.1. Ongoing Capital Improvements. The Company shall design and obtain Permits for the Ongoing Capital Improvements to the extent that they have not already been designed or permitted. The cost of the Ongoing Capital Improvements (including design, permitting, construction and financing) shall be the responsibility of the City to be paid for with the proceeds of the Authority Series B Indebtedness and the investment income thereon. The Ongoing Capital Improvements shall be completed and placed in service within three (3) Years from the Commencement Date pursuant to the existing contracts the City has for such projects. For any Ongoing Capital Improvements not currently under contract, the Company shall provide the City with (a) a statement of work with sufficient detail to enable a third party to evaluate the cost thereof, (b) a firm price quotation for permit, design and construction (which firm price quotation shall be in the case of contracts) determined, unless the Authorized Representative of the City specifies otherwise, by soliciting bids from qualified bidders and multiplying those bids by a factor of one and one-tenth (1.10) plus the Company's documented direct labor costs times a factor of two
(2)), (c) an estimated completion schedule, and (d) a drawdown schedule. The Authority shall disburse, or cause to be disbursed, the funds for the Ongoing Capital Improvements upon the approval of the City pursuant to the terms of the Authority Series B Bond Resolution and provide for the cost therefor from the proceeds of the Authority Series B Indebtedness. The City shall have the right

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


to review and approve the design and specifications and construction performed for the Ongoing Capital Improvements. The Company shall be paid a fee to serve as general contractor for the Ongoing Capital Improvements equal to one-tenth (.1) times the cost of construction thereof plus the Company's direct labor costs (not otherwise paid by the Employee Lease Payment) times a factor of two
(2). Such fee shall be paid in the same manner as the Ongoing Capital Improvements.

         SECTION 7.2. Additional Capital Improvements to the System. Additional Capital Improvements, in addition to the Ongoing Capital Improvements, may be necessary as a result of (a) Uncontrollable Circumstances, (b) a request by the City or (c) a proposal by the Company.

         For any Additional Capital Improvements described in Section 7.2(a) or
(c), the Company shall present to the City, in writing, a request for such Additional Capital Improvements consisting of (a) a statement of work with sufficient detail to enable a third party to evaluate the cost thereof, (b) a firm price quotation for permit, design and construction (which firm price quotation shall be (in the case of contracts) determined, unless the Authorized Representative of the City specifies otherwise, by soliciting bids from qualified bidders and multiplying those bids by a factor of one and one-tenth (1.10) plus the Company's documented direct labor costs times a factor of two
(2)), (c) an estimated completion schedule, (d) a drawdown schedule, (e) interim financing terms, if necessary, and (f) an estimate of the effect, if any, of the Additional Capital Improvements on the Fixed Service Fee and the Rates.

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

         For any Additional Capital Improvements described in Section 7.2(b), the City shall present to the Company, in writing, a request for such Additional Capital Improvements and the Company shall provide the City with (a) a statement of work with sufficient detail to enable a third party to evaluate the cost thereof, (b) a firm price quotation for permit, design and construction (which firm price quotation shall be (in the case of contracts) determined by soliciting bids from qualified bidders and multiplying those bids by a factor of one and one-tenth (1.10) plus the Company's documented direct labor costs times a factor of two (2)), (c) an estimated completion schedule, (d) a drawdown schedule,(e) interim financing terms, if necessary, and (f) an estimate of the effect, if any, of the Additional Capital Improvements on the Fixed Service Fee and the Rates provided, however, that in the event of any emergency Capital Improvements required to protect the Health, Safety or Welfare of the users of the System or the residents of the City, the Company may contact the Authorized Representative of the City who may authorize such Capital Improvements without satisfying the requirements of this Section 7.2.

         The City shall finance such Additional Capital Improvements to the extent not otherwise payable from the Capital Improvement Fund by issuing its bonds or notes or through the issuance of certain bonds or notes through the Authority (THE "ADDITIONAL INDEBTEDNESS") or through the issuance of Authority Series B Indebtedness which shall not constitute Additional Indebtedness provided that in no event shall the Authority be obligated to issue any such bonds or notes or Authority Series B Indebtedness for this purpose. The Company shall assist the City in making necessary

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

applications, meeting with appropriate agencies or other parties and otherwise assisting the City as is necessary to secure said financing.

         The City shall have the right to review and approve the design, bid plans and specifications, bids received, construction performed and payments made for the Additional Capital Improvements. The City may engage a qualified engineer for purposes of fulfilling this need at the City's cost. In all cases, the City reserves the right to design and institute any and all Capital Improvements and not utilize the services of the Company for such purposes.

         SECTION 7.3. Design and Performance Standards. All Capital Improvements to the System shall adhere to the standards of the Guarantor, generally accepted water and sewer industry standards and practices, and the following design and performance standards:

         (a) A minimum design life of twenty (20) Years for above-ground Capital Improvements and fifty (50) Years for underground System components.

         (b) Reliability criteria as defined in EPA document "Design Criteria for Mechanical, Electrical and Fluid System and Component Reliability" published in 1974, and as updated, for the appropriate reliability class of treatment works.

         SECTION 7.4. Termination of Additional Capital Improvements. With respect to Additional Capital Improvements to the System agreed to by the City, should the City later decide not to proceed with such Additional Capital Improvements, the Company shall be entitled to recover reasonable design and estimating costs incurred as a result of any such Additional Capital Improvements; provided

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

any claim by the Company for such costs is made within ninety (90) Days after notification by the City of the decision not to proceed. The Company shall provide Cost Substantiation of all expenses related to Capital Improvements constructed or acquired by the Company pursuant to this Agreement.

         SECTION 7.5. Capital Improvement Fund. All funds, and investment income thereon, held in the Capital Improvement Fund shall be utilized by the Company to pay for Capital Improvements to the System in order to maintain the integrity of the System and, to the extent available, to provide for all or a portion of the cost of any Additional Capital Improvements or, to the extent necessary, any Ongoing Capital Improvements.

         SECTION 7.6. Submission of Draws; Procedures. (a) As payments are required for Capital Improvements under this Agreement, the Company shall prepare and assemble the following Draw Papers and submit them to the Trustee for the Authority Series B Indebtedness or System Trustee, as applicable.

         (b) On or before 10:00 a.m. on each Draw Date, the Company shall advise the Trustee for the Authority Series B Indebtedness or System Trustee, as applicable (with a copy to the City), in writing of the aggregate amount of funds needed for disbursement to pay the Capital Improvements costs. An amount equal to the lesser of (x) such aggregate amount of funds needed, OR (y) the amount of funds available in the Capital Improvement Fund or Project Fund in the Project Fund or Capital Improvement Fund, as applicable, and applied to the payment of the Capital Improvements costs or a portion thereof.

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

         (c) The Company shall cause the Trustee for the Authority Series B Indebtedness or System Trustee, as applicable to make payments to the contractors or other third parties for the Capital Improvements or a portion thereof in the amount of the appropriate advance therefor from the Project Fund or Capital Improvement Fund, as applicable, upon acceptance of the Capital Improvements or a portion thereof, as the case may be, but only after the Trustee or System Trustee has received the Draw Papers.

         (d) For any final payment of the costs relating to the Ongoing Capital Improvements, the Company shall submit a certificate of completion and acceptance in substantially the form attached hereto as Schedule W signed by the Company with the Draw Papers. Notwithstanding the foregoing, any such certificate of completion and acceptance shall state that it is given without prejudice to any rights against third parties that exist at the date of any such certificate of completion and acceptance or that may subsequently come into being. If, upon the completion or abandonment of the acquisition, construction, renovation and installation of the Ongoing Capital Improvements, any surplus funds shall remain on deposit with the Trustee for the Authority Series B Indebtedness that are not required to provide for the payment of the costs relating to the Ongoing Capital Improvements, such funds shall be deposited and applied as provided in the Authority Series B Bond Resolution.

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

                                  ARTICLE VIII.

                  RATES, REVENUES, SERVICE FEE AND ADJUSTMENTS

         SECTION 8.1. Rates, Fees and Other Charges. The City has established the Rates and City Fees for the use of the System. Such Rates and City Fees shall be subject to change only as permitted by Section 8.5.

         SECTION 8.2. Revenues. The Company shall collect all of the Revenues beginning on the Commencement Date and ending on the termination or expiration of the Agreement. All such Revenues shall be immediately deposited in the Revenue Fund.

         SECTION 8.3. Service Fee. The Company shall receive (a) the Fixed Service Fee in monthly installments on the first business Day of each month commencing on the Commencement Date and (b) the Variable Service Fee annually on first business Day of the second month following the end of each Contract Year and following the completion of the annual reports required by Sections 6.9(d)(iii) of this Agreement provided that the portion of the Variable Service Fee described in paragraph (b) of such definition shall not be paid to the Company unless the City first receives a Variable Franchise Fee in an amount at least equal to the Minimum Variable Franchise Fee provided such Service Fees do not violate the provisions of Section 4.3.

         SECTION 8.4. Adjustments to the Service Fee. (a) Notwithstanding anything herein to the contrary, during the first five (5) Contract Years, the Company shall only be entitled to receive payment of the Service Fee to the extent that funds are available therefor under the Revenue Agreement. Upon the fifth anniversary of the Agreement, the Company shall permanently finance

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

all unpaid Fixed Service Fees and all unpaid Variable Service Fees as described in paragraph (a) of such definition (including interest thereon) from the first five (5) Contract Years over the remaining Term of the Agreement. The resulting debt service shall be added to the Fixed Service Fee to create a new Fixed Service Fee for Contract Years six (6) through twenty (20).

         (b) If, in any of the Contract Years six (6) through twenty (20) the Company does not receive its Fixed Service Fee or the Variable Service Fee as described in paragraph (a) of such definition, the unpaid amount shall be added to the Fixed Service Fee for the subsequent Contract Year to create a new Fixed Service Fee. Any amounts due at the end of the term of this Agreement shall be paid to the Company within ninety (90) Days of the end of such Term.

         (c) If the Company incurs increased operating, maintenance or management costs or expenses or other costs (that would not otherwise be the responsibility of the Company hereunder) resulting from Uncontrollable Circumstances or a request by the City to do something that is not otherwise the responsibility of the Company hereunder, there shall be an adjustment to the Fixed Service Fee to provide for such increased costs.

         (d) If the total annual cost for salaries and benefits for any Contract Year for those persons providing the Services (including Leased Employees and employees of the Company or its subcontractors) is greater than the Employee Lease Payment for the applicable Contract Year, the Fixed Service Fee for the subsequent Contract Year shall be increased to reimburse the Company for the increased costs associated with such salaries and benefits. If the

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

total annual cost for salaries and benefits for any Contract Year for those persons providing the Services (including Leased Employees and employees of the Company or its subcontractors) is less than the Employee Lease Payment for the applicable Contract Year, the excess Employee Lease Payment shall be reimbursed to the City.

         (e) If the actual fee charged by MCUA for any Contract Year is greater than the MCUA Fee for the applicable Contract Year, the Fixed Service Fee for the subsequent Contract Year shall be increased to reimburse the Company for the increased costs associated with the increase in the MCUA Fee. If the actual fee charged by MCUA for any Contract Year is less than the MCUA Fee for the applicable Contract Year, the excess MCUA Fee shall be reimbursed to the City.

         (f) If, on the first business Day of the second month of each Contract Year the Company does not receive the amount due to it under paragraph (b) of the definition of Variable Service Fee, such amount shall remain outstanding (without interest) until the subsequent first business Day of the second month of the subsequent Contract Year, when such amount shall be paid if funds are available as described herein. This amount shall continue to be due and payable until funds are available on the first business Day of the second month of any Contract Year. Any amount not paid for the Variable Service Fee described in paragraph (b) of the definition to Variable Service Fee as of the end of the Term of the Agreement shall no longer be due to the Company.

         (g) For any adjustment to the Fixed Service Fee, the Company shall present to the City the Cost Substantiation for such

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

adjustment in the Fixed Service Fee and, in the case of the seventh (7th) Contract Year, the Company shall utilize the first eleven (11) months of such adjustments for the prior Contract Year and for each Contract Year thereafter shall use a twelve (12) month period beginning one (1) month prior to the applicable Contract Year.

         (h) In connection with all adjustments to the Fixed Service Fee, the Company shall circulate a revised Schedule H to the parties hereto.

         SECTION 8.5. Adjustments to the Rates. (a) During the first five (5) Contract Years, there shall be no increases in the Rates except as described in the Rate schedule attached as Schedule T, or as otherwise determined by the City. Upon the fifth (5th) anniversary of the Agreement, the Rates shall automatically increase or decrease each year to provide additional Revenues or less Revenues to pay for the increases or decreases in the Fixed Service Fee, the debt service on Additional Capital Improvements, and/or as otherwise required to ensure sufficient funds to meet the City's obligations hereunder and the requirements of the Revenue Agreement. Nothing herein, shall however, limit the City's ability to unilaterally increase (but not decrease) the Rates from time to time as it deems appropriate. Any adjustment to the Rates shall require a corresponding adjustment to the blended annual percentage increase in the Rates as described in Schedule T. In connection with all Rate changes other than as set forth in Schedule T, the Company shall circulate a new Schedule T to the parties hereto

         (b) For any adjustment to the Rates (other than as set forth in the rate schedule attached hereto or as unilaterally imposed by

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

the City), the Company shall present to the City the Cost Substantiation for such adjustment in the Rates.

         (c) Notwithstanding anything herein to the contrary, the City shall increase the Rates, as necessary, to meet all of the requirements of the Authority Bond Resolutions and the requirements of Section 5.2.

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

                                  ARTICLE IX.

                             DEFAULT AND TERMINATION

         SECTION 9.1. General Provisions. In the event of breach of this Agreement, the right to recover damages shall ordinarily constitute an adequate remedy. During the Term of this Agreement, this Agreement may be terminated prior to its stated expiration date by the City or the Company on the terms and conditions set forth in this Article IX and as otherwise specified in this Agreement. The rights of the City and the Company to terminate this Agreement shall be strictly construed in accordance with the provisions of this Article IX.

         SECTION 9.2. Termination by the City. (a) The following events shall give the City the right to terminate this Agreement:

         (i) the failure of the Company to perform or observe any of its material covenants, agreements, obligations and/or duties created by this Agreement;

         (ii) a determination that any representation, warranty or covenant made by the Company shall prove to be false and/or misleading in any material respect;

         (iii) the commencement of any bankruptcy, insolvency, liquidation and/or similar proceeding against the Company and/or any of its subsidiaries and/or related companies which materially and adversely affects the Company's ability to perform its duties or obligations under this Agreement; the consent by the Company and/or any of its subsidiaries and/or related companies or the Guarantor, to the appointment of and/or taking possession by a receiver, liquidator, assignee, trustee and/or custodian of the Company and/or any of its subsidiaries and/or related companies or the Guarantor, and/or any substantial part of their respective assets which materially and adversely affects the Company's or the Guarantor's ability to perform its duties or obligations under this Agreement, the Guarantor Performance Guaranty Agreement and/or the Guarantor Bond Guaranty Agreement, as applicable; the making by the Company and/or any of its subsidiaries and/or related companies or the Guarantor, of any assignment for the benefit of creditors that would materially and adversely affect the Company's or Guarantor's ability to perform its duties or obligations under this Agreement, the Guarantor Performance Guaranty Agreement and the Bond Guaranty; and/or the failure by the Company and/or any of its subsidiaries and/or related companies or the Guarantor, to generally pay its debts as they come due; or

         (iv) the failure of the Company to make any payment due and payable under this Agreement, unless payment is made within thirty (30) Days after demand thereof is received by the Company that any such payment is overdue.

         (v) a determination by any court, agency and/or other entity with competent jurisdiction that any of the Primary Financing Documents is unenforceable and/or prohibited by law, or a determination that the governing body of the City is legally prohibited from enacting any resolution or ordinance establishing the Rates for the supply of Services to the customers of the System that are required to be established by the City in accordance with the provisions hereof.

         (b) Upon the happening of any event described in Section 9.2(a)(i), the City shall provide written notice to the Company setting forth in detail the alleged failure and/or deficiency of

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

the Company. The Company shall have thirty (30) Days after receipt of such written notice from the City to cure and/or correct such failure and/or deficiency or to deliver to the City a written notice alleging that no such event described in Section 9.2(a)(i) has occurred and setting forth in detail its reasoning as to why no such event has occurred. In the event that the Company does not cure and/or correct such failure and/or deficiency within said thirty (30) Day period or deliver to the City the written notice described in the preceding sentence within said thirty (30) Day period, the City shall provide the Company with a second written notice affording the Company an additional fifteen (15) Days to cure and/or correct such failure and/or deficiency. If the Company fails to cure and/or correct the failure and/or deficiency within such fifteen (15) Day period, the City may terminate the Agreement by providing written notice thereof to the Authorized Representative of the Company.

         (c) Upon the happening of any event described in Section 9.2(a)(ii),
(iii), (iv) or (v), the City shall have the right to immediately terminate this Agreement upon thirty (30) Days prior written notice to the Company. The City and the Company specifically agree that this Agreement shall terminate immediately after the thirty (30) Days from the receipt of such written notice to the Company.

         (d) If the City terminates this Agreement in accordance with the provisions of this Section 9.2(b) or (c), the City shall owe the Company the cost and/or debt service on any indebtedness incurred by the Company for any Capital Improvements. If the City terminates this Agreement due to the occurrence of an event as described in Section 9.2(a)(v), the City shall also owe the Company any Service Fees that have been earned but not paid to the Company, the unamortized amount of the debt service on the deferred Service Fee as described in Section 8.4(a) and any expenses or other amounts owed to the Company that were to be added to the subsequent Year's Service Fee. In the event that the Company has failed to maintain the System in good working order, subject to normal wear and tear, consistent with industry practice, then the Company shall pay for the cost of repairs by the City and in all events, except for those described in Section 9.2(a)(v), the Company shall pay the reasonable costs of procuring the services of a new company.

         (e) If the City terminates this Agreement for any reason, it shall defease the Authority Series C Indebtedness and provide for the release of the Guarantor Bond Guaranty and the Company shall, if the termination occurs pursuant to Section 9.2(a)(i), (ii), (iii) or (iv), reimburse the City for the costs associated with such defeasance including the incremental increase in debt service resulting from the issuance of new bonds or notes to effectuate such defeasance.

         (f) In addition to any other monetary remedies provided herein, the City shall be entitled to pursue a cause of action against the Company for any and all actual damages suffered by the City as a result of any default by the Company, plus reasonable attorneys' fees.

         SECTION 9.3. Termination by the Company. (a) The following events shall give the Company the right to terminate this Agreement:

         (i) the failure of the City to perform or observe any of its material covenants, agreements, obligations and/or duties created by this Agreement;

         (ii) a determination that any representation, warranty and/or covenant made by the City shall prove to be false and/or misleading in any material respect;

         (iii) the failure by the City to make any payment required to be made by the City pursuant to the terms of this Agreement within thirty (30) Days of its receipt of notice from the Company that any such payment was not paid when due; and

         (iv) a determination by any court, agency and/or other entity with competent jurisdiction that this Agreement is unenforceable and/or prohibited by law, or a determination that the governing body of the City is legally prohibited from enacting any resolution or ordinance establishing the Rates for the supply of Services to the customers of the System that are required to be established by the City in accordance with the provisions hereof.

         (b) Upon the happening of any event described in Section 9.3(a)(i) above, the Company shall provide written notice to the City setting forth in detail the alleged failure and/or deficiency of the City. The City shall have thirty (30) Days after receipt of such written notice from the Company to cure and/or correct such failure and/or deficiency or to deliver to the Company a written notice alleging that no such event described in Section 9.3(a)(i) has occurred and setting forth in detail its reasoning as to why no such event has occurred. In the event that the City does not cure and/or correct such failure and/or deficiency within said thirty (30) Day period or deliver to the Company the written notice described in the preceding sentence within said thirty (30) Day period, the Company shall provide the City with a second written notice affording the City an additional fifteen (15) Days to cure and/or correct such failure and/or deficiency. If the City fails to cure and/or correct the failure and/or deficiency within such fifteen (15) Day period, the Company may terminate the Agreement by providing written notice thereof to the Authorized Representative of the City.

         (c) Upon the happening of any event described in Section 9.3(a)(ii),
(iii) or (iv), the Company shall have the right to terminate this Agreement upon thirty (30) Days prior written notice to the City. The Company and City specifically agree that this Agreement shall terminate immediately after thirty
(30) Days from the receipt of such written notice by the City.

         (d) If the Company terminates this Agreement in accordance with the provisions of this Section 9.3(b) or (c), the City shall owe the Company any Service Fees that have been earned but not paid to the Company, the unamortized amount of the debt service on deferred Service Fee as described in Section 8.4(a), any expenses or other amounts owed to the Company that were to be added to the subsequent Year's Service Fee and the cost and/or debt service on and indebtedness incurred by the Company on the Guaranty or any Capital Improvements. In the event that the Company has failed to maintain the System in good working order, subject to normal wear and tear, consistent with industry practice, then the Company shall pay for the cost of repairs by the City.

         (e) If the Company terminates this Agreement in accordance with the provisions of this Section 9.3, the City shall defease the

Authority Series C Indebtedness and provide for the release of the Guarantor Bond Guaranty.

         (f) In addition to any other monetary remedies provided herein, the Company shall be entitled to pursue a cause of action against the City for any and all actual damages suffered by the Company as a result of any default by the City, plus reasonable attorneys' fees.

         SECTION 9.4. No Consequential Damages. Neither party shall be liable for any special, consequential, indirect, punitive, incidental or similar damages relating in any way to this Agreement.

         SECTION 9.5. Continuity of Service upon Termination. In the event of termination of this Agreement, the Company shall provide for continuity of the Services over a six (6) month period of transition of operations back to the City or hire another company designated by the City as of the earlier to occur of the expiration or termination of the Agreement. Upon expiration or termination of this Agreement, the Company shall restore the System to equal or better condition than described in the Initial Facilities' inventory subject to ordinary wear and tear consistent with industry standards. The City shall pay the Company a fee for the provisions of the Services during this transition period equal to a pro rata share of the Service Fee for the immediately preceding one Year period.

         SECTION 9.6. Enforcement Rights of the Authority. Notwithstanding anything herein or in the Primary Financing Documents to the contrary, the Authority shall have the right to seek the enforcement in a court of competent jurisdiction or

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

otherwise of any and all rights it has under the Primary Financing Documents including, but not limited to, the right to receive amounts necessary to provide for the payment of the Authority Indebtedness and the Authority Administrative Expenses.

         SECTION 9.7. Effect of Termination. Upon any termination of this Agreement, (i) the City shall assume all obligations of the Company hereunder to operate, manage, maintain and improve the System itself for the remaining Term of this Agreement, (ii) the Revenues shall remain subject to the pledge of the applicable Authority Bond Resolutions, and (iii) the City Bond Guaranty shall remain in full force and effect. For purposes hereof, notwithstanding any termination of this Agreement, the City shall continue to establish and collect the Rates, City Fees and charges for each Contract Year, as required under
Article VIII and shall provide for the debt service on all Outstanding Authority Indebtedness.


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


                                   ARTICLE X.

                                  MISCELLANEOUS

     SECTION 10.1. Insurance. The Company shall not commence the performance of the Services under this Agreement until it has provided insurance of the types and in such amounts as set forth herein and such other insurance as shall be reasonably requested by the Authority prior to the issuance of the Authority Indebtedness provided such insurance is commercially reasonable and such insurance has been approved by the City nor shall the Company allow any subcontractor to work on its subcontract until all similar insurance required of the subcontractor has been so obtained and approved or the Company has determined that the Company's insurance is sufficient to cover the actions of the subcontractor. The Company shall maintain such insurance in full force and effect for the Term of this Agreement.

     The insurance policies provided by the Company at its expense and more particularly described hereafter shall prior to the issuance of the Authority Indebtedness provided such issuance is irrevocably available and specifically designate the City, the Authority, the Trustee and the System Trustee as additional insureds to the extent of the negligent acts, errors or omissions of the Company and shall further contain such provisions as shall indemnify and hold harmless the City, the Authority, the Trustee and the System Trustee and their respective officials, officers, members, employees, consultants and agents, pursuant to the terms and requirements set forth herein.

     The Company shall be solely responsible (subject to Section 10.3(f)) for all injuries to persons or property (other than to the



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


extent such costs are paid by worker's compensation insurance) occurring on account of the performance of Services hereunder, regardless who is performing the Services.

     Certificates, in triplicate, from the insurance carrier, stating the limits of liability and the expiration date for each policy and type of coverage shall be filed with the City before the Contract Date and the Authority and Trustee before the Authority Indebtedness is issued. The certificates shall contain the following express obligation:

     "This is to certify that the policies of insurance described herein have been issued to the insured for whom this certificate is executed and are in force at this time. In the event of cancellation or material change in a policy affecting the certificate holder, thirty (30) Days prior written notice shall be given the certificate holder except in the event of a cancellation for failure to pay the insurance premium wherein ten (10) days prior written notice shall be given to the certificate holder"

     Such certificates shall specifically refer to this Agreement and article, and the following paragraphs in accordance with which the insurance is being furnished, and state that such insurance is as required by such paragraphs of this Agreement.

     All insurance coverage shall be with acceptable insurance companies only which possess an A.M. Best Company rating of at least A+. All insurance policies herein required of the Company shall be written by a company duly authorized and licensed to do business in the State and be executed by some agent therein duly licensed as an agent in said State.

     Insurance shall include the type of insurance specified below in not less than the amounts stated. Neither approval by the City, the Authority, the System Trustee nor the Trustee nor a failure to disapprove insurance furnished by the Company, shall release the



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


Company from full responsibility for liability, damages and accidents as set forth herein.

     The Company shall take out and maintain during the Term of this Agreement the following types of insurance in an amount, for each policy, not less than the amounts stated:

     (a) Commercial General Liability Insurance

          (i) The Company shall maintain during the Term of this Agreement such commercial general liability insurance as shall protect it against claims for damages resulting from bodily injury, including wrongful death and property damages, which may arise from the performance of Services hereunder regardless of by whom performed. The minimum acceptable limits of liability to be provided by such insurance shall be as follows:

     Bodily Injury Limits and Property Damage - $1,000,000 each occurrence/$2,000,000 aggregate.

     Products liability and completed operations - $2,000,000 aggregate.

     Personal injury liability - $2,000,000 aggregate.

          (ii) The commercial general liability insurance required by the preceding subparagraph shall include the following extensions of coverage:

               (A) The coverage shall be provided under a commercial general liability form of policy or similar thereto.

               (B) XCU Coverage - If the Agreement requires any work procedures involving blasting, excavating, tunneling or other underground work, the liability coverage shall include standard blasting or explosion coverage, standard collapse coverage and standard underground coverage, commonly referred to as XCU property damage liability coverage with limits of $1,000,000 CSL.



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


               (C) Contractual liability coverage shall be included.

               (D) Protective liability coverage shall be included to protect the Company against claims arising out of operations performed by its subcontractors.

     (b) Worker's Compensation and Employer's Liability Insurance in accordance with the requirements of the laws of the State and all other applicable laws and regulations. If any class of employees engaged in hazardous work cannot be protected by workmen's compensation and liability insurance, the Company shall provide adequate insurance for each class of employees.

     The Company shall take out and maintain during the Term of this Agreement the applicable statutory Worker's Compensation Insurance with an insurance company authorized to write such insurance covering all of its employees, and in the case of any work sublet, the Company shall require the subcontractor similarly to provide statutory Worker's Compensation Insurance for the latter's employees. The Company shall take out and maintain during the Term of this Agreement, Employer's Liability Insurance with a minimum limit of $1,000,000 with an insurance company authorized to write such insurance and the Company shall require each of its subcontracts similarly to maintain Employer's Liability Insurance on its employees.

     (c) Automobile Liability and Property Damage Insurance
The Company shall take out and maintain during the Term of the Agreement such Automobile Liability Insurance as shall protect it against claims for damages resulting from bodily injury, including wrongful death and property damage, which may arise from the operations of any owned, hired or non-owned automobiles used by or



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


for it in any capacity in connection with the performance of Services hereunder. The minimum acceptable limits of liability to be provided by such Automobile Liability Insurance shall be as follows:

     Bodily Injury Limits and Property Damage - $5,000,000 each occurrence/annual aggregate by the Company (or $1,000,000 each occurrence/annual aggregate by each subcontractor).

     (d) Excess Liability Insurance - $10,000,000.

     (e) Professional Liability Insurance in the case of any consulting engineering firm hired by the Company, in an amount not less than $2,000,000.

     The Company shall require each of its subcontractors to take out and maintain during the life of its subcontracts the same insurance coverage required of the Company under Section 10.1(a), (b) and (c), including the extensions of coverage required under Section 10.1(a)(ii) naming the City, the Authority, the Trustee and the System Trustee as additional insureds thereon unless the Company has determined that its insurance coverage is sufficient to cover the actions of the subcontractor. Each subcontractor shall furnish to the Company (2) copies of a certificate of insurance and such certificate shall contain the same information required hereinabove. The Company shall furnish one
(1) copy of the certificate to each of the City, the Authority, the Trustee and the System Trustee.

     All insurance policies shall have a minimum deductible of $10,000 unless otherwise approved by the City.

     If the Company derives insurance proceeds to cover any liabilities under this Agreement, the Company shall have no claim



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


against the City for such amounts provided that the City did not cause the events that result in the claim against the applicable insurance company.

     If at any time the Company fails to maintain any of the foregoing policies, or if a company issuing any such policy shall become unsatisfactory to any of the City, the Authority, the Trustee or the System Trustee, the Company shall, upon notice to that effect from such party, promptly obtain a new policy, submit the same to the City, the Authority, the Trustee and the System Trustee for their approval and submit a certificate of insurance as described above. Failure of the Company to take out and/or maintain or the taking out and/or maintenance of any required insurance, shall not relieve the Company of any liability under the Agreement.

     The City shall maintain insurance on the System during the Term of this Agreement substantially similar in kind, scope and amount as that maintained by the Company as of the Commencement Date. If any damage occurs to the System during the Term of this Agreement that is an insured risk under the policies described in this Section 10.1, the Company agrees that its policies provide the primary coverage and should be used as the first basis of recovery. The Company, however, may request the City to file a claim under its insurance policy or policies for any amounts not covered under the policies maintained by the Company, and if insurance proceeds are paid to the City for such amounts, the City shall reimburse the Company but solely from such proceeds for the actual, documented cost it incurs, subject to Cost Substantiation, to repair the damage to the System in an amount not to exceed such insurance



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


proceeds. Each of the Authority, the Trustee and the System Trustee shall be included as an additional insured under all of the policies of the City and the Company described in this Section 10.1.

     SECTION 10.2. Performance Bonds.

     (a) The Company shall provide, or cause the subcontractor to provide, to the City a performance bond for construction of Capital Improvements equal to 100% of the proposed construction cost. The construction performance bond shall be provided by an insurance company that (i) has a minimum rating of "A" in the latest revision of the A.M. Best Company's Insurance Report; (ii) is in the United States Treasury Department's annual listing of surety companies in the Federal Register and (iii) is properly registered and licensed to conduct business in the State.

     (b) The Company shall be responsible throughout the Term of this Agreement for monitoring the financial condition of any surety company issuing bonds and for making inquiries no less often than semiannually to confirm that such surety company maintains at least the minimum rating level specified in
Section 10.2(a). In the event the rating of any surety company falls below such minimum level, the Company shall promptly notify the City of such event and shall promptly furnish a substitute or an additional bond of a surety company whose rating and other qualifications satisfy all of the above requirements, unless the City agrees to accept an alternative method of assurance. Upon timely notice by the Company of such an event, the City shall not unreasonably withhold its approval of such assurance.

     (c) So long as the Guarantor has a credit rating of at least "A" from Standard & Poor's Corporation or Moody's Investors Service, it will not be necessary to obtain a performance bond pursuant to Section 10.2(a).

     SECTION 10.3. Indemnification.

     Notwithstanding anything to the contrary in this Agreement:

     (a) To the extent permitted by law, the Company shall indemnify, defend and hold harmless the City, the Authority, their elective and/or appointed officers and their duly authorized agents, members, professionals, servants and employees, including without limitation, the Trustee and the System Trustee, from any costs, expenses or liabilities (including costs and expenses or liabilities to third parties) which are caused by or arise from the Company's breach of the Primary Financing Documents or the negligent or willful acts or omissions of the Company or its agents, servants, employees or subcontractors in connection with the operation, maintenance or management and improvement of the System during the Term of this Agreement provided such cost, expense or liabilities do not arise as a result of negligent or willful acts or omissions of the City or in the case of the Authority are not caused by the negligence or willful acts or omissions of the City.

     (b) To the extent permitted by law, the City shall indemnify, defend and hold harmless the Company, and the Authority, their elective and/or appointed officers and their duly authorized agents, members, professionals, servants and employees, including without limitation the Trustee and the System Trustee, for any costs, expenses or liabilities (including costs and expenses or liabilities to third parties or amounts owed to the Federal Government or the State pursuant to Section 4.3(d)) which are caused by or arise from the City's breach of the Primary Financing Documents or the negligent or willful acts or omissions of the City or its agents, servants, employees in connection with the ownership of the System during the Term of this Agreement provided such cost, expense or liabilities do not arise as a result of negligent or willful acts or omissions of the Company.

     (c) To the extent permitted by law, the Company shall indemnify, defend and hold harmless the City, the Authority their elective and/or appointed officers, members and its duly authorized agents, members, professionals, servants and employees, including without limitation the Trustee and the System Trustee, from any fines or penalties assessed by the regulatory agencies during the Term of this Agreement as a result of any and all violations of applicable laws or Permits committed by the Company, its agents, servants or employees. The Company shall have no obligation to indemnify the City for any fines or penalties assessed for conditions that pre-exist the Commencement Date and that constitute, lead to, or result in violations of any current Federal, State or local water quality laws or regulations. The City shall disclose to the Company and the Authority any and all such conditions known to the City as soon as practicable.

     (d) To the extent permitted by law, the City shall indemnify, defend and hold harmless the Company and the Authority, and their elective and/or appointed officers and their duly authorized agents, members, professionals, servants and employees, including without limitation, the Trustee and the System Trustee, from any and all fines or penalties assessed by the appropriate regulatory agencies or other losses or damages suffered during the Term of this Agreement or with respect to the Authority, during the term of the Primary Financing Documents as a result of any and all violations of applicable laws and Permits committed by the City, its agents, servants or employees and for all conditions which existed prior to the Commencement Date and which constitute, lead to, or result in violations of any Federal, State or local laws or regulations in effect on the Commencement Date.

     (e) The Company expressly assumes and covenants to perform all of the Authority's covenants and obligations regarding operation, maintenance, management and improvement of the System, but not including any of the Authority's payment obligations under the Authority Bond Resolutions, it being the intention of the parties hereto that the parties shall look solely to the Company or the City for the performance of any obligations of the Authority related to the System, this Agreement and Revenue Agreement. The Company and the City shall conform to, use, improve and operate the System in accordance with all the terms, covenants and conditions of this Agreement and will do no act which will result in a violation of any terms, covenants and conditions of this Agreement, any Financing Document or any other document to which the Authority is a party in connection with the System.

     The Authority shall have no liability to the Company or the Guarantor, or any party claiming by or through the Company or the Guarantor, by reason of any act, omission or default of the City under the Lease Agreement, this Agreement, any Primary Financing Document, or any other document to which the Authority is a party



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


in connection with the System, it being understood that if the Authority shall fail to fulfill any of its obligations hereunder or under any other Financing Document and if such failure is caused by the failure of the City to comply with its obligations, then the Authority shall have no obligation or liability by reason of such failure by the City.

     The Authority shall have no liability to the City, or any party claiming by or through the City, by reason of any act, omission or default of the Company or the Guarantor under this Agreement, any Primary Financing Document or any other document to which the Authority, the Company or the Guarantor is a party in connection with the System, it being understood that if the Authority shall fail to fulfill any of its obligations hereunder, or under any other document, and if such failure is caused by the failure of the Company or the Guarantor to comply with its obligations under this Agreement, any Financing Document or any other document to which the Authority is a party in connection with the System, then the Authority shall have no obligation or liability by reason of such failure by the Company or the Guarantor.

     No property or assets of the Authority or the Authority's commissioners, agents, professionals, members, directors or employees shall be subject to levy, execution or other enforcement procedure for the satisfaction of the Company's and/or the City's remedies under or with respect to this Agreement or any other document. The Company and the City agree that no deficiency judgment or other judgment for money damages shall in any event be entered by either the City or the Company, or any person or entity



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


claiming by or through the City or the Company, against the Authority or the Authority's commissioners, professionals, agents, members, directors or employees personally in any action.

     To the extent permitted by law, the Company and the City shall indemnify and save harmless the Authority, its principals, members, officers, employees, agents, professionals, contractors, invitees, licensees, successors and assigns against and from all liabilities, claims and demands, including, without limitation, death or property loss or damage of any kind, together with reasonable attorneys' fees, which may be imposed upon or incurred by or asserted against the Authority whether by reason of any of the following occurrences during the Term of this Agreement or otherwise:

          (i) any work or thing done in, on or about the System or any part thereof by the City, the Company, or their respective agents, employees, contractors, subtenants, licensees or invitees;

          (ii) any use, non-use, possession, occupation, ownership, condition, operation, maintenance, management or improvement of the System or any party thereof by the City, the Company, or their respective agents, employees, contractors, subtenants, licensees or invitees;

          (iii) any negligence on the part of the City, the Company, or their respective agents, employees, contractors, subtenants, licensees or invitees;

          (iv) any accident, injury or damage to any person or property occurring in or on the System or any part thereof;

          (v) any failure on the part of the Company or the Guarantor to perform or comply with any of the covenants, agreements, terms,



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


provisions, conditions, or limitations contained in this Agreement or any other Financing Document on its part to be performed or complied with; or

          (vi) any failure on the part of the City to perform or comply with any of the covenants, agreements, terms, provisions, conditions or limitations contained in this Agreement or any other document on its part to be performed on complied with.

     The aforesaid indemnification shall survive any termination or expiration of this Agreement and any other document between or among any of these parties.

     In case any action or proceeding is brought against the Authority by reason of any such claim(s), the Company, the Guarantor and the City upon written notice from the Authority shall at the Company's, the Guarantor's and the City's expense (expenses to be allocated pro rata based upon the ultimate outcome of a determination as to liability) resist or defend such action or proceeding by counsel approved by the Authority in writing.

     The Authority and the members, agents, contractors and employees of the Authority shall not be liable for any claims for injury or damage to persons or loss of or damage to property (including any disappearance or theft of property and any loss or interruption of business) sustained by the Company and/or the City, any person claiming through the Company and or the City, or sustained by any other person, resulting from any fire, accident, occurrence or condition in or upon the System.

     It is expressly understood and agreed by and between the parties to this Agreement that the Company and the City, as their interests appear herein, shall assume all risk of damage to its



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


property, equipment and fixtures occurring in or about the System, whatever the cause of such damage or casualty.

     (f) The City shall indemnify and hold harmless the Authority, the Company, its subcontractor and sub-subcontractors for costs, expenses or liabilities (including costs and expenses or liabilities to third parties but excluding legal expenses) which are caused by or arise from acts or omissions by City employees (including Leased Employees) performing work under this Agreement. As part of fulfilling its obligations hereunder, the City agrees that its obligation to indemnify the Authority, the Company, its subcontractor and sub-subcontractors shall apply to, but not be limited to, actions or other claims brought by the City's own employees, agents, contractors or subcontractors. The City's duty to indemnify and hold harmless the Company, its subcontractor and sub-subcontractors shall exclude only those instances where the liability, loss, injury, death, damage or harm is due to the sole negligence of any of the Company, its subcontractor or sub-subcontractors.

     (g) Each party's indemnification shall include the reimbursement to the other of all legal fees and expenses reasonably incurred, unless it is determined that such other party bears responsibility for the claims asserted.

     SECTION 10.4. Access to System and Records. The City shall have the right from time to time or at any time, upon reasonable notice, to inspect the System and/or the operation thereof by the Company.

     The Company shall permit twenty-four (24) hour per Day access to the System by City personnel. Visits may be made at any time by an Authorized Representative of the City. Keys for the facilities or structures in the System shall be provided to the City by the Company in accordance with the Company's existing physical security plan and key control program. It is understood that all visitors shall comply with the Company's operating and safety procedures.

     The City shall have the right to continuously monitor and review the performance of the System, including any facilities therein, and the operation, maintenance and management thereof by the Company and, if the City so chooses, the City shall be entitled to hire a consulting engineer and/or other consultant at the sole cost and expense of the City for purposes of conducting such monitoring and review activities.

     The Company shall keep such records of all billing and collection data and information relating to the System, as prudent industry practice shall require and as otherwise required by the provisions of this Agreement. The City shall have continuous access (on a read only basis) to all billing and collection data required to be kept by the Company in accordance with this Agreement. The Company shall be obligated to provide the City, upon reasonable request, with copies of all operating data, accounting, financial and other information kept by the Company in its performance of its obligations hereunder. In addition, the Company shall provide a computer to the City, whereby the City can obtain access to all billing and collection data (on a read only basis) of the Company's electronic data via modem.

     The City, through its consulting engineer, and at the sole cost and expense of the City may perform an annual inspection in



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


the System, which shall be scheduled with the Company at least one (1) week in advance of such inspection.

     The City shall permit the Company reasonable access to all City records concerning historical and/or other data related to the System.

     SECTION 10.5. Authority to Contest. In the event of the imposition of fines or penalties against any party for violation of permits, applicable laws or regulations, the party on which such fines or penalties are imposed shall be given full authority to contest such violations and the other party shall assist such party in all such proceedings.

     SECTION 10.6. Enforcement. The failure on the part of any party to enforce any provision of this Agreement shall not be construed as a waiver of its right to enforce such provision in the future.

     SECTION 10.7. Assignment. The Services to be rendered hereunder by the Company are personal and shall not be assigned by any act of the Company or by operation of law, except to other affiliates of the Guarantor and Utility Service Affiliates, Inc. It is contemplated by the parties that immediately subsequent to the execution of this Agreement by the parties hereto, the Company will assign this Agreement and the Revenue Agreement to Utility Service Affiliates (Perth Amboy), Inc. pursuant to the assign and acceptance agreement attached as Schedule AA.

     SECTION 10.8. Affirmative Action. During the performance of this Agreement, the Company and the City shall conform with the following requirements:

     (a) The City, the Company, its subcontractor, or the sub-subcontractor where applicable, shall not discriminate against any employee or applicant for employment because of age, race, creed, color, national origin, ancestry, marital status, sex, affectional or sexual orientation. The Company shall take affirmative action to ensure that such applicants are recruited and employed, and that employees are treated during employment, without regard to their age, race, creed, color, national origin, ancestry, marital status, sex, affectional or sexual orientation. Such action shall include, but not be limited to the following: employment, upgrading, demotion, or transfer; recruitment or recruitment advertising; layoff or termination, rates of pay or other forms of compensation; and selection for training, including apprenticeship. The City and/or the Company, where applicable agrees to post in conspicuous places, available to employees and applicants for employment, notices to be provided by the public agency compliance officer setting forth provisions of this nondiscrimination clause.

     (b) The City, the Company, its subcontractor or the sub-subcontractor, where applicable, shall, in all solicitations or advertisements for employees placed by or on behalf of the City or the Company, state that all qualified applicants shall receive consideration for employment with respect to the System without regard to age, race, creed, color, national origin, ancestry, marital status, sex, affectional or sexual orientation.

     (c) The City, the Company, the subcontractor or the sub-subcontractor, where applicable, shall send to each labor union or representative or worker with which it has a collective bargaining agreement or other contract or understanding, a notice, to be provided by the agency contracting officer advising the labor union or representative or worker of the City's and/or the Company's, as applicable, commitment under the affirmative action laws and shall post copies of such notice in conspicuous places available to employees and applicants for employment.

     (d) The City, the Company, the subcontractor or the sub-subcontractor, where applicable, agrees to comply with the regulations promulgated by the State treasurer pursuant to P.L. 1975, c.127, as amended and supplemented from time to time, and with the Americans with Disabilities Act.

     (e) The City, the Company, the subcontractor or the sub-subcontractor, where applicable, agrees to attempt in good faith to employ minority and female workers consistent with the applicable County of Middlesex (THE "COUNTY") employment goals prescribed by N.J.A.C. 17:27-5.2 promulgated by the State treasurer pursuant to P.L. 1975, c.127, as amended and supplemented from time to time, or in accordance with a binding determination of the applicable County employment goals determined by the affirmative action office pursuant to N.J.A.C. 17:27-5.2 promulgated by the State treasurer pursuant to P.L. 1975, c.127, as amended and supplemented from time to time.

     (f) The City, the Company, the subcontractor or the sub-subcontractor, where applicable, agrees to inform in writing appropriate recruitment agencies in the area, including employment agencies, placement bureaus, colleges, universities and labor unions, that it does not discriminate on the basis of age, creed, color, national origin, ancestry, marital status, sex, affectional or sexual orientation, and that it shall discontinue the use of any recruitment agency which engages in direct or indirect discriminatory practices.

     (g) The City, the Company, any subcontractor or sub-subcontractor, where applicable, agrees to revise any of its testing procedures, if necessary, to assure that all personnel testing conforms with the principles of job-related testing, as established by the statutes and court decisions of the State, and applicable Federal court decisions.

     (h) The City, the Company, any subcontractors, or sub-subcontractor where applicable, shall furnish such reports or other documents to the affirmative action office as may be requested by the office from time to time in order to carry out the purposes of the regulations, and public agencies shall furnish such information as may be requested by the affirmative action office for conducting a compliance investigation pursuant to subchapter 10 of the State administrative code (N.J.A.C. 17:27).

     SECTION 10.9. Entire Agreement. This Agreement contains the entire agreement between the parties hereto relating to the operation, maintenance and management of and improvement to the System and supersedes all previous or contemporaneous communications, representations or agreements. This Agreement may be modified only by written amendment signed by the parties hereto.

     SECTION 10.10. Notices. All notices given pursuant to the terms of this Agreement shall be in writing and delivered in person or transmitted by certified mail, return receipt requested, postage prepaid.

     Notices required to be given to the Company shall be addressed as follows:

                 Utility Service Affiliates (Perth Amboy), Inc. c/o Utility Service Affiliates, Inc.
                 1500 Ronson Road
                 Iselin, New Jersey
                 Attn: President

                 Phone: (732) 634-1500
                 Facsimile: (732) 750-5981

     Notices required to be given to the City shall be addressed as follows:

                 City of Perth Amboy
                 260 High Street
                 Perth Amboy, NJ 08861-4491
                 Attn: Business Administrator
                 Phone: (732) 826-0290
                 Facsimile: (732) 826-1160

     Notices required to be given to the Authority shall be addressed as follows:

                 Middlesex County Improvement Authority
                 101 Interchange Plaza
                 Cranbury, NJ 08512
                 Attn: Chairperson
                 Phone: (609) 655-5141
                 Facsimile: (609) 655-4748

     SECTION 10.11. Application of Law. This Agreement shall be governed in accordance with the laws of the State.

     SECTION 10.12. Relationship. The relationship of the Company to the City and the Authority is that of independent contractor and not one of employment. None of the employees or agents of the Company shall be considered employees of the City or the Authority. For the purposes of all Federal, State and local laws and regulations, the Company shall exercise primary management and operational decision-making on behalf of the City or the Authority. Nothing contained herein shall be construed to place the parties in the relationship of partners or joint venturers and neither party shall have the power to obligate or bind the other party in any manner whatsoever.

     SECTION 10.13. Public Relations. The Company shall develop, with the advice and consent of the City, a communications, publicity and community relations program in order to keep the City and the customers of the System informed about the operation, maintenance, improvement and management of the System. The Company shall deal in a professional manner with community groups concerned with any aspect of the operation of the System. The Company shall prepare written summaries of all formal meetings with the City and/or community groups and provide the City with a copy. In connection with the initial public relations efforts, the Company shall employ an outside consultant, subject to the approval of the Mayor of the City for a cost of up to one hundred thousand dollars ($100,000). The Company shall be entitled to be reimbursed from the Revenues for one half (1/2) of the cost of such consultant as an additional Fixed Service Fee in the first Contract Year.

     SECTION 10.14. Notice of Litigation. In the event the Company, the City or the Authority receives notice of or undertakes the defense or the prosecution of any actions, claims, suits, administrative or arbitration proceedings or investigations in connection with the System, the party receiving such notice or undertaking such defense or prosecution shall give the other parties timely notice of such proceedings and shall inform the other parties in advance of all hearings regarding such proceedings.

     SECTION 10.15. Uncontrollable Circumstances. If an Uncontrollable Circumstance occurs causing change in the operations of the System or the operational costs, the Company shall prepare a report to be submitted to the City and the City's consulting engineer that describes the cause of the changes, the extent of the changes, the anticipated duration of the changes, the cost impact (increase or decrease) of the changes, and the duration of time that such anticipated cost increases or decreases shall be in effect.

     SECTION 10.16. Dispute Resolution. Any disputes arising under this Agreement that cannot be resolved to the mutual satisfaction of the City and the Company shall be referred to the Operations Committee. If a dispute cannot be resolved by the Operations Committee either party to this Agreement may file with the State Superior Court, which has appropriate jurisdiction, a request for an order for appropriate relief to the dispute. The court may take such action as it may deem necessary to facilitate the expeditious resolution of the dispute and an expeditious response to the request, including ordering the parties to undertake a dispute resolution or mediation process. The court shall use, as it deems necessary, the services of a financial expert in the area of the water and wastewater service contracts in its analysis of this Agreement and the issues before it. Within ninety (90) days after the filing of a request, the court shall either grant the request or deny the request. If the request is granted, the court shall order such relief measures or remedies as it deems appropriate and necessary.

     SECTION 10.17. No Third Party Rights. This Agreement shall not provide any third parties with any remedy, claim, liability, reimbursement, cause of action or other right in excess of those existing without reference to this Agreement. The parties acknowledge and agree that the Company is desirous of entering into a subcontract for the operation, maintenance and management of the Wastewater System. In the event the Company enters into a subcontract for the operation, maintenance and management of the Wastewater System, this paragraph shall not apply to the subcontractor, which shall not be treated as a "third party."

     SECTION 10.18. No Set-Off. The obligation of the City or the Company to make payments hereunder shall not be subject to diminution by reason of any set-off, abatement, counterclaim or any other reason.

     SECTION 10.19. Payments and Interest. All payments due under this Agreement shall be due and payable when indicated or, if not otherwise stated, within thirty (30) Days of invoice or statement. The City and the Company shall be entitled to interest on all amounts not paid within fifteen (15) Days of the due date, at a rate equal to eight per centum (8%) per annum calculated based on the number of Days such amounts remain unpaid after fifteen (15) Days after the due date thereof. This includes interest due on Service Fees that are not paid (but have accrued) during any Contract Year and after the end of the fifth (5th) Contract Year.

     SECTION 10.20. Cost Substantiation. Except as specifically set forth herein or in any Financing Document by reference to a schedule, all amounts to be paid to the City and/or the Authority shall be subject to Cost Substantiation.

     SECTION 10.21. Public Notices. The City shall issue all public notices associated with non-compliance with regulatory requirements for drinking water standards, if and as required, and the Company shall prepare such notice(s) in compliance with the applicable regulations, submit such to the City and pay all costs incurred by the City associated therewith and shall provide all necessary support that the City may reasonably require.

     SECTION 10.22. Survival Notwithstanding anything herein to the contrary, the provisions of Sections 2.2(b), 5.2, 6.16(b), 9.6, 9.7, 10.3, 10.16, 10.17,
10.18 and 10.19 shall survive the expiration and/or termination of this Agreement.

     SECTION 10.23. Amendment. This Agreement may be amended upon the mutual written consent of the parties hereto. The Company and/or any affiliate, including the Guarantor, agrees to cooperate with the City in connection with any interlocal services agreement that the City may enter into with any other party for the provision of services for the operation, maintenance and management of a water or wastewater system pursuant to the New Jersey Interlocal Services Act, N.J.S.A. 40:8A-1 et. seq. subject to the negotiation of appropriate amendments to this Agreement to reflect any increased Services and/or any expansion of the System and any approvals required by the Acts.

     SECTION 10.24. Headings. The Article and Section headings in this Agreement are inserted for convenience of reference only and are not intended to define or limit the scope of any provision of this Agreement.

     SECTION 10.25. Pipeline Lease Amendment. The City and the Company shall execute the amendment to the pipeline lease agreement in substantially the form attached hereto as Schedule Z prior to the issuance of the Authority Indebtedness.

     SECTION 10.26. Combined Sewer Overflow. The City reserves the right to direct the Company to take proposals or otherwise negotiate with a subcontractor for the construction, operation and maintenance of netting chambers to address the City's combined Sewer Overflow problem. Such costs shall be treated as an additional expense to the City to be added to the Company's Fixed Service Fee.

     SECTION 10.27. Settlement of Litigation. The parties shall execute the settlement agreement in substantially the form attached hereto as Schedule B prior to the issuance of the Authority Indebtedness.

     SECTION 10.28. Non-Waiver. It is understood and agreed that nothing contained in this Agreement shall be construed as a waiver on the part of the parties hereto of any right not explicitly waived in this Agreement.

     SECTION 10.29. Severability. Except as set forth herein, in the event any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision.

     SECTION 10.30. Counterparts. This Agreement may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties have hereunto set their hands and fixed their seals as of the date first above written.


ATTEST:                                   CITY OF PERTH AMBOY


/s/ ELAINE M. KICZULA                     By: /s/ JOSEPH VAS
---------------------------                  ----------------------------------
ELAINE M. KICZULA, Clerk                     JOSEPH VAS, Mayor


ATTEST:                                   UTILITY SERVICE AFFILIATES, INC.


/s/ DENNIS G. SULLIVAN                    By: /s/ J. RICHARD TOMPKINS
---------------------------                  ----------------------------------
DENNIS G. SULLIVAN,                          J. RICHARD TOMPKINS, President
   Secretary


ATTEST:                                   MIDDLESEX COUNTY IMPROVEMENT
                                          AUTHORITY

/s/ RALPH MOCCI                           By: /s/ LEONARD J. ROSEMAN
---------------------------                  ----------------------------------
RALPH MOCCI, Secretary                       LEONARD J. ROSEMAN, Chairperson



CONSENTED TO BY:                          MIDDLESEX WATER COMPANY,
ATTEST:                                   AS GUARANTOR

/s/ MARION F. REYNOLDS                    By: /s/ J. RICHARD TOMPKINS
---------------------------                  ----------------------------------
MARION F. REYNOLDS, Vice                     J. RICHARD TOMPKINS, President and
 President, Treasurer and                    Chairman of the Board
 Secretary

                                   SCHEDULE A

                      FORM OF CITY BOND GUARANTY AGREEMENT

                                                                       DRAFT IV
                                                                       11/17/98

                          CITY BOND GUARANTY AGREEMENT

                          DATED AS OF _______ ___, 1998

         THIS CITY BOND GUARANTY AGREEMENT (hereinafter the "City Bond City Bond Guaranty Agreement") among THE CITY OF PERTH AMBOY (the "City"), a municipal corporation of the State of New Jersey, the MIDDLESEX COUNTY IMPROVEMENT AUTHORITY (the "Authority"), a public body corporate and politic of the State of New Jersey and AMBOY NATIONAL BANK a stat banking corporation as trustee (the "Trustee").

                               W I T N E S S E T H

         WHEREAS, The Authority has been duly created by resolution of the Board of Chosen Freeholders of the County of Middlesex, New Jersey (the "County"), as a public body corporate and politic of the State of New Jersey pursuant to the provisions of the County Improvement Authorities Law, constituting Chapter 183 of the Pamphlet Laws of 1960, of the State of New Jersey (the "Improvement Authorities Law"); and

         WHEREAS, the Authority is authorized pursuant to the terms of the Improvement Authorities Law to provide within the County for public facilities, as that term is defined in the Improvement Authorities Law; and

         WHEREAS, the City currently owns and operates a water supply, transmission and distribution system (the "Water System") and a wastewater collection system (the "Wastewater System" and together with the Water System, the "System"), all for the residents of and other System users in the City (the "Users"); and

         WHEREAS, the City has determined that the System needs substantial upgrading and improving in order to continue to supply water and provide wastewater collection services to the Users; and

         WHEREAS, pursuant to the Improvement Authorities Law, specifically
Section 34 thereof (N.J.S.A. 40:37A-77), the City may, by ordinance, without any referendum or public or competitive bidding, sell, lease, lend, grant or convey to the Authority or permit the Authority to use, maintain or operate as part of any public facility any real or personal property which may be necessary or useful and convenient for the purpose of the Authority; and

         WHEREAS, the City has determined that the improvement and expansion of its System can best be accomplished to serve the interests of its residents and customers by leasing the System and selling a franchise to operate the System to the Authority pursuant to that certain "Lease and Franchise Acquisition Agreement" to be dated as of the first day of the month of the issuance of the hereinafter defined Authority Indebtedness (together with any amendments thereof or supplements thereto in accordance with the terms thereof, the "Lease Agreement") and by jointly entering into an operating agreement to be dated as of the first day of the month of the issuance of the hereinafter defined Authority Indebtedness

(the "Agreement") among the City, the Authority and the Utility Services Affiliates, Inc., (the "Company") a subsidiary of Middlesex Water Company; and

         WHEREAS, the City and the Authority have determined to proceed with the leasing of the System, the selling of the franchise to operate the System and the financing of, among other things, improvements to the System; and

         WHEREAS, the City, pursuant to the Improvement Authorities Law specifically Section 12 and 35 thereof (N.J.S.A. 40:37A-55(i) and 78) as well as the New Jersey Wastewater Treatment Public-Private Contracting Act (the "Wastewater Act"), specifically Section 22 thereof (N.J.S.A. 58:27-22), the New Jersey Water Supply Public-Private Contracting Act (the "Water Act"), specifically Section 22 thereof (N.J.S.A. 58:26-22), constituting Chapter 208 of the Pamphlet Laws of 1973 of the State of New Jersey, has previously authorized the execution of the Agreement; and

         WHEREAS, the Authority intends to provide for the refinancing of certain debt of the City attributable to and for certain capital improvements to the System all as described in the Agreement (the "Project") and provide the financing for the Project through the issuance of the Guaranteed Authority Indebtedness (as defined in the Guaranty Ordinance defined below); and

         WHEREAS, the Guaranteed Authority Indebtedness will be issued pursuant to the terms of the Improvement Authorities Law, other applicable law and the Authority Series A Bond Resolution and Authority Series B Bond Resolution, as applicable; and

         WHEREAS, in order to provide inducement to the prospective purchasers of such Guaranteed Authority Indebtedness to purchase the same and to provide additional security to the holders thereof in addition to the revenues generated by the System and payable pursuant to the Agreement, in accordance with the terms of Section 37 of the Improvement Authorities Law, and in addition to a bond insurance policy issued by _____________________. (the "Bond Insurer") the City desires to provide a guaranty of the timely payment of the principal of and interest on such Guaranteed Authority Indebtedness to be issued by the Authority for or with respect to the Project; and

         WHEREAS, the City adopted an ordinance on September 9, 1998 entitled, "An Ordinance of the City of Perth Amboy, in the County of Middlesex, New Jersey, Guarantying Certain Bonds and/or Notes of the Middlesex County Improvement Authority, Authorizing a Guaranty Agreement, a Lease and Franchise Acquisition Agreement, a Continuing Disclosure Agreement, a Revenue Collection and Disbursement Agreement and an Operating Agreement in Connection with the Improvement and Enhancement of the City's Water and Wastewater Systems, Amending the City Code in Order to Change the Rates and Fees to be Charged for the Provision of Water and Sewer Services and Combining the City's Water and Sewer Utilities Into

One Utility for all Purposes Including the Local Budget Law," (the "Guaranty Ordinance") pursuant to which the City agreed to guaranty the Guaranteed Authority Indebtedness and authorize, execute and deliver this Agreement;

         NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements set forth herein, the Authority, the City and the Trustee and its successors and assigns, do mutually covenant, promise and agree as follows (Capitalized terms shall, unless stated otherwise, have the meaning assigned to such terms in the preambles hereof and the Guaranty Ordinance):

         Section 1. Pursuant to the provisions of the Improvement Authorities Law and the Guaranty Ordinance, the City hereby agrees to fully, unconditionally and irrevocably guaranty the punctual payment of the principal of (including sinking fund installments, if any) and the interest on the Guaranteed Authority Indebtedness. For purposes of this City Bond Guaranty Agreement, the aggregate principal amount of Guaranteed Authority Indebtedness Outstanding (as defined in the Bond Resolution) may not exceed $42,000,000. The full faith and credit of the City are hereby pledged for the full and punctual performance of this guaranty, and if necessary the City shall levy ad valorem taxes upon all of the taxable property within the jurisdiction of the City without limitation as to rate or amount in order to make any such payments (the "City Guaranty"). The Bond Insurer is hereby designated as a third-party beneficiary of the City Guaranty.

         Section 2. The Authority agrees to apply or cause the Trustee to apply the proceeds derived from the sale of the Bonds for Costs (as defined in the Improvement Authorities Law), including the payment by the Authority for the refunding of the Outstanding City Indebtedness, the financing of the Ongoing Capital Improvements, all costs of issuance and required reserves, all in accordance with the terms of and as defined in the Agreement, the Authority Series A Bond Resolution and Authority Series B Bond Resolution.

         Section 3. It is hereby found, determined and declared by the City that:

         (a) This City Bond Guaranty Agreement may be entered into notwithstanding any statutory or other debt limitation, including particularly any limitation or requirement under or pursuant to the Local Bond Law, as amended, N.J.S.A. 40A:2-1 et seq., however, the aggregate principal amount of the Guaranteed Authority Indebtedness which shall be entitled to the benefits of the City Guaranty pursuant to the terms hereof, being an amount not in excess of $42,000,000, shall be reflected in the debt statements of the City in the manner provided in the Improvement Authorities Law, particularly N.J.S.A. 40:37A-80.

         (b) The principal amount of the Guaranteed Authority Indebtedness which shall be entitled to the benefits of the City Guaranty pursuant to the terms hereof and which shall be included in the gross debt of the City shall be deducted from, and shall constitute a deduction from, such gross debt under and for all purposes of the Local Bond Law (i) from and after the time of issuance of the Guaranteed Authority Indebtedness until the end of the fiscal year beginning next after the completion of the acquisition or construction of the project being financed from the proceeds of the Guaranteed Authority Indebtedness, and (ii) in any annual debt statement which is required to be filed pursuant to the Local Bond Law, as of the end of such fiscal year or any subsequent fiscal year if the revenues or other receipts or moneys of the Authority relative to the System in such year are sufficient to pay its expenses of operation and maintenance, including the expenses of administration of the System, in such year and all amounts which are payable in such year on account of the principal of, interest, and redemption premium, if any, on the Guaranteed Authority Indebtedness, all bonds of the City or any county or other municipality issued as provided in N.J.S.A. 40:37A-79, and all bonds of the Authority issued under the Improvement Authorities Law, or shall be deducted as otherwise permitted by law.

         (c) In order to allow the City to determine its ability to deduct the Guaranteed Authority Indebtedness from the City's gross debt, the Authority shall provide the City with advance notice of the sale and issuance of all bonds by the Authority pursuant to the Improvement Authorities Law, and of any other circumstances which would cause the Guaranteed Authority Indebtedness or the City Guaranty or the City Bond Guaranty Agreement to be included in the gross debt of the City or which would prevent the deduction of the Guaranteed Authority Indebtedness or the City Guaranty or City Bond Guaranty Agreement from the gross debt of the City, as described above. Said advance notice shall be directed to the Business Administrator of the City and received not less than ten (10) days prior to the sale of such obligations or the occurrence of such circumstance described herein.

         (d) A supplemental debt statement of the City was duly made by the Chief Financial Officer of the City and filed in the office of the Clerk of the City, and a complete executed duplicate thereof was filed in the office of the Director of the Division of Local Government Services of the State of New Jersey, and such debt statement shows that while the gross debt of the City, as defined in the Local Bond Law, has been increased by the amount of Guaranteed Authority Indebtedness issued by the Authority, upon satisfaction of the conditions set forth in N.J.S.A. 40:37A-80, in accordance with the provisions of the Improvement Authorities Law, the net debt of the City shall not be increased, and the obligation of the City which is authorized by or incurred pursuant to the City Guaranty and the terms hereof is permitted notwithstanding any statutory debt or other limitations, including particularly any limitation of the Local Bond Law, which exception to statutory limitations is contained in the Improvement Authorities Law.

         Section 4. The obligations of the City hereunder are unconditional. Failure on the part of the Authority or the Trustee in any instance or under any circumstances to observe or fully perform any obligation assumed by or imposed upon either the Authority or the Trustee by this City Bond Guaranty Agreement or by law, as applicable, shall not relieve the City from making any payment or fully performing any other obligations imposed by this City Bond Guaranty Agreement.

         Section 5. The Authority will keep, or cause to be kept, proper books of record and account in which complete and correct entries shall be made of its transactions relating to the Project and which, together with all other books and papers of the Authority, shall at all reasonable times and upon reasonable advance notice be subject to inspection.

         Section 6. The Authority Series A Bond Resolution and Authority Series B Bond Resolution shall further provide that if, on a date fifty-five (55) days prior to any Interest Payment Date or Principal Payment Date (hereinafter "Debt Service Payment Date"), the available funds on deposit in the Interest Account or the Principal Account of the Debt Service Fund (after taking into account any moneys earmarked for transfer therein from the Revenue Fund) are insufficient to provide for the payment of the principal of (including sinking fund installments, if any) and interest on the applicable Guaranteed Authority Indebtedness on such Debt Service Payment Date, the Trustee shall notify the City and the Authority in writing no later than 3:00 p.m. on the date which is two (2) business days after such fifty-five (55) days prior to such Debt Service Payment Date of the amount which is necessary to provide for the full payment of the principal of (including sinking fund installments, if any) and interest on the applicable Guaranteed Authority Indebtedness on such Debt Service Payment Date. The City shall acknowledge receipt of such notice in writing within two
(2) Business days, which notice shall also reference the amount to be raised by the City from any source to satisfy such deficiency prior to any such Debt Service Payment Date. If the deficiency is not cured thirty (30) days prior to the next ensuing Debt Service Payment Date, the Trustee shall so notify the City within two (2) business days thereafter and the City shall acknowledge receipt thereof within two (2) business days, and, no later than two (2) business days prior to such Debt Service Payment Date, the City shall make payment in immediately available funds to the Trustee of the amount of such deficiency in the Debt Service Fund (as defined in the Authority Series A Bond Resolution and/or Authority Series B Bond Resolution, as applicable). Such City payment shall be deposited by the Trustee into the applicable Debt Service Fund, as and to the extent provided in the Authority Series A Bond Resolution and/or Authority Series B Bond Resolution, as applicable. Notwithstanding any other provisions of this City Bond Guaranty Agreement to the contrary, failure of the Trustee to give the City notice as provided herein shall not relieve the City of its obligation to make payment to the Trustee under the terms of the City Guaranty, provided, however, that nothing herein shall be construed as a waiver of the City's right to proceed against the Trustee for the City's damages, if any, arising from the failure to give timely notice to the City. The Authority by execution hereof covenants and agrees to provide to the City the notices set forth herein.

         Section 7. When notice has been provided, as described above, the City shall take all necessary actions to make payment of an amount which, when added to the amounts which are on deposit in the funds and accounts established and created under the Authority Series A Bond Resolution and/or Authority Series B Bond Resolution, as applicable, and available to pay the principal of and interest on the applicable Guaranteed Authority Indebtedness, is sufficient to pay the principal of (including sinking fund installments, if any) and/or interest on any Guaranteed Authority Indebtedness. Such actions shall include the adoption of an emergency appropriation or an emergency temporary appropriation and the funding of such appropriation in accordance with the requirements of the Local Budget Law, N.J.S.A. 40A:4-1 et seq. the levy of unlimited ad valorem taxes or any other actions that are legally permitted to be taken to meet the requirements of such City Guaranty (including the adoption of a bond ordinance pursuant to the provisions of the Local Bond Law, N.J.S.A. 40A:2-1 et seq.).

         Section 8. The obligations of the City under this City Bond Guaranty Agreement shall be absolute and unconditional and shall remain in full force and effect until the entire principal of (including sinking fund installments, if any) and interest on the Guaranteed Authority Indebtedness shall have been paid or duly provided for in accordance with the provisions of the Authority
Series A Bond Resolution and/or Authority Series B Bond Resolutions, as applicable. The obligations of the City hereunder shall not be affected, modified or impaired upon the occurrence from time to time of any event, including without limitation any of the following, whether or not with notice to, or the consent of, the City:

                  (a) The waiver, compromise, settlement, release or termination of any or all of the obligations, covenants or agreements of the Authority which are contained in the Authority Series A Bond Resolution, the Authority Series B Bond Resolution, the Lease Agreement, the Agreement, this City Bond Guaranty Agreement or any other agreement which is executed and delivered for or with respect to the Guaranteed Authority Indebtedness (collectively, the "Primary Financing Documents"), or of the payment, performance or observance thereof;

                  (b) The failure to give notice to the City of the occurrence of an event of default under the provisions of the Primary Financing Documents;

                  (c) The transfer, assignment or mortgaging or the purported transfer, assignment or mortgaging of all or any part of the interest of the Authority in the System;

                  (d) The extension of the time for payment of the principal of (including sinking fund installments, if any) or interest on the Guaranteed Authority Indebtedness or of the time for performance of any obligations, covenants or agreements under or arising out of the Primary Financing Documents;

                  (e) The modification or amendment (whether material or otherwise) of any obligation, covenant or agreement set forth in the Primary Financing Documents;

                  (f) The taking, suffering or the omission of any of the actions referred to in the Primary Financing Documents;

                  (g) Any failure, omission, delay or lack on the part of the Authority to enforce, assert or exercise any right, power or remedy conferred on the Authority in the Primary Financing Documents or any other act or acts on the part of the Authority or any of the holders from time to time of the Guaranteed Authority Indebtedness;

                  (h) The voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all of the assets, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition with creditors or readjustment or other similar proceedings affecting the Authority or any party to the Primary Financing Documents or any of the assets of any of them, or any allegation or contest of the validity of the Primary Financing Documents;

                  (i) To the extent permitted by law, any event or action that would, in the absence of this clause, result in the release or discharge by operation of law of the City from the performance or observance of any obligation, covenant or agreement contained in the Primary Financing Documents;

                  (j) The default or failure of the City fully to perform any of its obligations set forth in the Primary Financing Documents; or

                  (k) The destruction, non-use or non-availability of the System.

         Section 9. No set-off, counterclaim, reduction, or diminution of any obligation, or any defense of any kind or nature (other than performance by the City of its obligations hereunder) which the City has or may have against the Authority, or against any holder of the Guaranteed Authority Indebtedness, shall be available to the City hereunder against the Authority or anyone succeeding to the Authority's interest.

         Section 10. The City further guarantees that all payments made with respect to the Guaranteed Authority Indebtedness will, when made, be final and agrees that if such payment is recovered from or repaid by or on behalf of the Authority or the holders of the Guaranteed Authority Indebtedness, in whole or in part in any bankruptcy, insolvency or similar proceeding instituted by or against the Authority, the City Guaranty shall continue to be fully applicable to such liabilities to the same extent as though the payment so recovered or repaid had never been originally made on such liabilities.

         Section 11. In the event of a default in payment of the principal of (including sinking fund installments, if any) or interest on the Guaranteed Authority Indebtedness, when and as the same shall become due, whether at the stated maturity thereof or otherwise, the Authority or any party to whom the Authority's rights have been assigned may proceed to enforce its rights hereunder and may proceed first and directly against the City under the terms of this City Bond Guaranty Agreement without proceeding against or exhausting any other remedies which it may have and without resorting to any other security held by the Authority. All moneys recovered pursuant to this City Bond Guaranty Agreement shall be applied in accordance with the provisions of the Primary Financing Documents.

         Section 12. This City Bond Guaranty Agreement shall terminate after payment in full of the principal of (including sinking fund installments, if any) and interest on the Guaranteed Authority Indebtedness has been made or provision for the payment of same has been made in accordance with the terms of the Authority Series A Bond Resolution and/or Authority Series B Bond Resolution, as applicable.

         Section 13. This agreement may be executed in any number of counterparts, each of which shall be executed by the Authority and by the City and all of which shall be regarded for all purposes as one original and shall constitute and be but one and the same.

         Section 14. This City Bond Guaranty Agreement may not be assigned by the City or the Authority without the prior written consent of the parties hereto; provided, however, that the City hereby acknowledges and consents to the irrevocable assignment of the City Guaranty by the Authority to the Trustee for the benefit of the holders of the Guaranteed Authority Indebtedness as and to the extent provided in the Authority Series A Bond Resolution and/or Authority Series B Bond Resolution, as applicable.

         Section 15. The Authority may at any time, with the prior written consent of the City, issue additional bonds or project notes for purposes of refunding all or any part of the Guaranteed Authority Indebtedness, which additional bonds or project notes shall be guaranteed by the City, in accordance with the provisions of the Authority Series A Bond Resolution and/or Authority Series B Bond Resolution, as applicable.

         Whenever the consent of the City is required pursuant to the provisions of the Primary Financing Documents, such consent of the City may be given by written instrument executed by an authorized City representative unless such consent is otherwise required by law to be evidenced by an ordinance or resolution duly adopted by the City.

         Section 16. All notices and submissions required hereunder shall be given to the following, or their successors, by facsimile transmission (with written confirmation of receipt), followed by hard copy sent by certified or registered mail, personal delivery or recognized overnight delivery:

         (a)      To the City:              City of Perth Amboy
                                            260 High Street
                                            Perth Amboy, NJ 08861-4491
                                            Attn: Business Administrator

         (b)  To the Authority:             Middlesex County Improvement Auth.
                                            101 Interchange Plaza
                                            Cranbury, NJ 08512
                                            Attn:  Executive Director

         (c)  To the Trustee:               Amboy National Bank
                                            3590 Route 9 South
                                            Old Bridge, NJ 08857
                                            Attn: Peggy Anne Dembowski

         With a copy to the
            System Trustee:                 First Union National Bank
                                            21 South Street
                                            Morristown, NJ 07960
         and with a copy to the
            Bond Insurer:

         Each party shall give notice from time to time to the other parties, in the manner specified herein, of any change of the identity or address of anyone listed herein.

         Section 17. As used herein, "resolution" shall mean an act or regulation of a governing body which is reduced to writing and which may be finally passed at the meeting at which it was introduced.

         Section 18. If any one or more of the covenants or agreements in this City Bond Guaranty Agreement to be performed on the part of the Authority and the City should be contrary to law, then such covenant or covenants, agreement or agreements, shall be deemed severable from the remaining covenants and agreements and shall in no way affect the validity of the other provisions of this City Bond Guaranty Agreement.

         Section 19. Any repayment to the City of amounts paid hereunder shall be subordinate to the payment of all amounts due under the Authority Series A Bond Resolution and/or Authority Series B Bond Resolution to the holders of the Guaranteed Authority Indebtedness and/or the Authority and shall not be subject to acceleration.

         Section 20. This City Bond Guaranty Agreement shall not be modified or amended without the express, written consent of all parties hereto and the Bond Insurer.

         IN WITNESS WHEREOF, the parties have executed this agreement as of the date first written above.

                                          CITY OF PERTH AMBOY

                                          BY:_________________________________
                                                   JOSEPH VAS, MAYOR


                                          MIDDLESEX COUNTY IMPROVEMENT AUTHORITY

                                          BY:_________________________________
                                               LEONARD J. ROSEMAN, CHAIRMAN


                                         AMBOY NATIONAL BANK, AS TRUSTEE

                                          BY:_________________________________

                                          NAME:_______________________________

                                          TITLE:______________________________

                                   SCHEDULE B

                  FORM OF CITY CONTINUING DISCLOSURE AGREEMENT

                                                                       DRAFT IV
                                                                       11/17/98

        -----------------------------------------------------------------


                      CITY CONTINUING DISCLOSURE AGREEMENT

                                      AMONG

                   THE MIDDLESEX COUNTY IMPROVEMENT AUTHORITY,

                               CITY OF PERTH AMBOY

                                       AND

                         AMBOY NATIONAL BANK, AS TRUSTEE

                         DATED AS OF _________ __, 1998

        -----------------------------------------------------------------

                      CITY CONTINUING DISCLOSURE AGREEMENT

                THIS CITY CONTINUING DISCLOSURE AGREEMENT (the "City Continuing Disclosure Agreement"), made and entered into as of _________ __, 1998 by and among THE MIDDLESEX COUNTY IMPROVEMENT AUTHORITY (the "Authority"), a public body corporate and politic of the State of New Jersey, the CITY OF PERTH AMBOY (the "City"), a public body corporate and politic of the State of New Jersey and AMBOY NATIONAL BANK, a state banking corporation organized under the laws of the State of New Jersey (the "Trustee").

                              W I T N E S S E T H:

                WHEREAS, the Authority is issuing its Utility System Revenue Bonds (Perth Amboy Franchise Acquisition Project), Series 1998A and Series 1998B) in the aggregate principal amount of $__________ and $__________, respectively (together, the Bonds") on the date hereof; and

                WHEREAS, the Bonds are being issued pursuant to two general bond resolutions of the Authority each adopted on _________ ___, _____, as amended and supplemented (the "Authority Bond Resolutions"); and

                WHEREAS, the Trustee has duly accepted the trusts imposed upon it by the Authority Bond Resolutions as Trustee for the Holders from time to time of the Bonds; and

                WHEREAS, the Securities and Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934, as amended and supplemented (codified as of the date hereof at 15 U.S.C. 77 et seq.) (the "Securities Exchange Act") has adopted amendments to Rule 15c2-12 (codified at 17 C.F.R. ss.240.15c2-12) ("Rule 15c2-12") effective July 3, 1995 which generally prohibit a broker, dealer, or municipal securities dealer from purchasing or selling municipal securities, such as the Bonds, unless such broker, dealer or municipal securities dealer has reasonably determined that an issuer of municipal securities or an "Obligated Person" (as defined in Rule 15c2-12) has undertaken in a written agreement or contract for the benefit of holders of such securities to provide certain annual financial information and operating data and notices of the occurrence of certain material events to various information repositories; and

                WHEREAS, the Authority and the City have determined and have so represented in the Preliminary Official Statement dated __________ ___, ___ (the "Preliminary Official Statement") that each is an "Obligated Person" with respect to the Bonds within the meaning of Rule 15c2-12 and, in order to enable the "participating underwriters" within the meaning of Rule 15c2-12 to purchase the

Bonds, is therefore required to cause the delivery of the respective information described in this City Continuing Disclosure Agreement to the municipal securities marketplace for the period of time specified in this City Continuing Disclosure Agreement; and

                WHEREAS, on __________ ___, _____ the Authority entered into a contract of purchase with A.G. Edwards & Sons, Inc., on behalf of itself and certain other investment banking firms (the "Underwriter"), for the purchase of the Bonds; and

                WHEREAS, the execution and delivery of this City Continuing Disclosure Agreement have been duly authorized by the Authority, the City and the Trustee, respectively, and all conditions, acts and things necessary to have happened, or to have been performed or required to exist precedent to the execution and delivery of this City Continuing Disclosure Agreement, do exist, have happened and have been performed in regular form, time and manner; and

                WHEREAS, the Authority, the City and the Trustee are entering into this City Continuing Disclosure Agreement for the benefit of the Holders of the Bonds.

                NOW, THEREFORE, for and in consideration of the promises and of the mutual representations, covenants and agreements herein set forth, the Authority, the City and the Trustee, each binding itself, its successors and assigns, do mutually promise, covenant and agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

                Section 1.1. Terms Defined in Recitals. The following terms shall have the meaning set forth in the recitals hereto:

                Authority
                Authority Bond Resolutions
                Bonds
                City Continuing Disclosure Agreement
                Preliminary Official Statement
                Rule 15c2-12
                SEC
                Securities Exchange Act
                City
                Trustee
                Underwriter

                Section 1.2. Additional Definitions. The following additional terms shall have the meanings specified below:

                "Bondholder" or "Holder" or any similar term, when used with reference to a Bond or Bonds, means any person who shall be the registered owner of any Outstanding Bond, including Holders of beneficial interests in the Bonds.

                "Business Day" means any day other than (a) a Saturday or Sunday, (b) a day on which commercial banks in New York, New York or the city or cities in which are located the principal corporate trust offices of the Trustee are authorized or required by law to close or (c) a day on which the New York Stock Exchange is closed.

                "City Data" means the financial and operating information on the City of Perth Amboy of the type included in the Final Official Statement in Exhibit ___ entitled "__________________".

                "City Financial Statements" means the audited financial statements of the City for each Fiscal Year and includes balance sheets, statements of changes in fund balances and statements of current funds, revenues, expenditures and other charges or statements which convey similar information.

                "Disclosure Event" means any event described in subsection 2.2 of this City Continuing Disclosure Agreement.

                "Disclosure Event Notice" means the notice to the Repositories and the MSRB as provided in subsection 2.5.

                "Disclosure Representative" means the authorized officer of the Authority or his or her designee, or such other officer or employee as the Authority shall designate in writing to the

Dissemination Agent, if the Authority has appointed or engaged a Dissemination Agent, from time to time.

                "Dissemination Agent" means the Trustee acting in its capacity as Dissemination Agent under this City Continuing Disclosure Agreement, or any successor Dissemination Agent designated in writing by the Authority and which has filed with the Authority a written acceptance of such designation.

                "Final Official Statement" means the final Official Statement of the Authority dated __________ __, _____ pertaining to the Bonds.

                "Fiscal Year" means the fiscal year of the City, as applicable. As of the date of this City Continuing Disclosure Agreement, the Fiscal Year of the City begins on July 1 of each calendar year and closes on June 30 of such calendar year.

                "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America, consistently applied.

                "GAAS" means generally accepted auditing standards as in effect from time to time in the United States of America, consistently applied.

                "MSRB" means the Municipal Securities Rulemaking Board. The address of the MSRB as of the date of this City Continuing Disclosure Agreement is:

                1818 N Street, NW, Suite 800
                Washington, DC 20036-2491

                "National Repository" means a "nationally recognized municipal securities information repository" within the meaning of Rule 15c2-12. As of the date of this City Continuing Disclosure Agreement, the National Repositories designated by the SEC in accordance with Rule 15c2-12 are:

                (a)      Bloomberg Municipal Repositories
                         P.O. Box 840
                         Princeton, New Jersey 08542-0840
                         Telecopies: (609) 279-5962
                         Telephone: (609) 279-3200
                         Internet: MUNIS@bloomberg.com

                (b)      Kenny Information Services, Inc.
                         ATTN: Kenny Repository Services
                         65 Broadway, 16th Floor
                         New York, New York 10006
                         Telephone: (212) 770-4595

                (c)      Thomas Municipal Library
                         395 Hudson Street; 3rd Floor
                         New York, New York 10014
                         Telecopier: (212) 989-2078
                         Telephone: (212) 807-3814

                (d)      DPC Data Inc.
                         One Executive Drive
                         Fort Lee, New Jersey 07024
                         Telephone:  (201) 346-0701
                         Telecopier: (201) 947-0107

                "Repository" means each National Repository and each State Repository.

                "State" means the State of New Jersey.

                "State Repository" means any public or private repository or entity designated by the State as a state information depository for purposes of Rule 15c2-12. As of the date of this City Continuing Disclosure Agreement, there is no State Repository.

                Section 1.3. Capitalized Terms Not Defined Herein. Capitalized terms not defined herein shall have the meanings assigned to them in Section 101 of the respective Authority Bond Resolutions.

                Section 1.4. Interpretation. Words of masculine gender include correlative words of the feminine and neuter genders. Unless the context shall otherwise indicate, words importing the singular include the plural and vice versa, and words importing persons include corporations, associations, partnerships (including limited partnerships), trusts, firms and other legal entities, including public bodies, as well as natural persons. Articles and Sections referred to by number mean the corresponding Articles and Sections of this City Continuing Disclosure Agreement. The terms "hereby", "hereof", "hereto", "herein", "hereunder" and any similar terms as used in this City Continuing Disclosure Agreement, refer to this City Continuing Disclosure Agreement as a whole unless otherwise expressly stated.

                As the context shall require, all words importing the singular number shall include the plural number; the disjunctive term "or" shall be interpreted conjunctively as required to insure that the Authority perform any obligations mentioned in the passage in which such term appears.

                The headings of this City Continuing Disclosure Agreement are for convenience only and shall not define or limit the provisions hereof.

                                    ARTICLE 2

               CONTINUING DISCLOSURE COVENANTS AND REPRESENTATIONS

                Section 2.1. Continuing Disclosure Covenants and Representations of the City. The City agrees that it will provide, or shall cause the Dissemination Agent to provide:

                (a) Not later than one-hundred eighty (180) days after the end of each Fiscal Year of the City, commencing with the Fiscal Year of the City ending on June 30, 1999 the City Financial Statements and the City Data to each Repository;

                (b) Not later than fifteen (15) days prior to the date specified in subsection 2.1(a), a copy of the City's Financial Statements and the City Data to the Dissemination Agent;

                (c) If audited City Financial Statements are not submitted as part of the filing set forth in subsection 2.1(a), the City will submit unaudited financial statements with such filing, and will subsequently submit audited City Financial Statements when and if available, to each Repository.

                (d) In a timely manner, to each National Repository or to the MSRB and to the appropriate State Repository, if any, notice of a failure by the City to provide the City Financial Statements and the City Data within the period described in subsection 2.1(a).

                Section 2.2. Continuing Disclosure Covenants and Representations of the Authority. The Dissemination Agent will provide in a timely manner, to each National Repository or to the MSRB, and to the appropriate State Repository, if any, notice of any of the following events with respect to the Bonds, if material (each, a "Disclosure Event"):

                         (a) Principal and interest payment delinquencies on the Bonds;

                         (b)    Non-payment related defaults;

                         (c) Unscheduled draws on debt service reserves reflecting financial difficulties;

                         (d) Unscheduled draws on credit enhancements reflecting financial difficulties;

                         (e) Substitution of credit or liquidity providers, or their failure to perform;

                         (f) Adverse tax opinions or events affecting the tax-exempt status of the security;

                         (g)    Modifications to rights of security holders;

                         (h)    Bond calls;

                         (i)    Defeasances;

                         (j) Release, substitution, or sale of property securing repayment of the securities; and

                         (k)    Rating changes;

                Section 2.3. Continuing Disclosure Representations. The City represents and warrants that:

                (a) the City Financial Statements shall be prepared according to GAAP, and

                (b) the City Financial Statements which are audited shall be audited by an independent certified public accountant in accordance with GAAS.

                Section 2.4. Form of Filings. (a) The City Financial Statements and the City Data may be submitted as a single document or as separate documents comprising a package.

                (b) Any or all of the items which must be included in the City Financial Statements and the City Data may be incorporated by reference from other documents, including official statements delivered in connection with other financings issued on behalf of the City which have been submitted to each of the Repositories or filed with the SEC. If the document incorporated by reference is a final official statement, it must be available from the MSRB. The City shall clearly identify each such other document so incorporated by reference.

                (c) The City Financial Statements and the City Data for any Fiscal Year containing any modified operating data or financial information (as contemplated by Section 4.9 and 4.10) for such Fiscal Year shall explain, in narrative form, the reasons for such modification and the effect of such modification on the City Financial Statements or City Data being provided for such Fiscal Year.

                Section 2.5. Responsibilities, Duties, Immunities and Liabilities of the Dissemination Agent.

                (a) It shall be the responsibility of the Dissemination Agent to determine the occurrence of a Disclosure Event. If the Dissemination Agent has determined it necessary to report the occurrence of a Disclosure Event, the Dissemination Agent shall file promptly a notice of such occurrence with each National

Repository or with the MSRB and the State Repository (the "Disclosure Event Notice") in the form provided by the Authority; provided, that the Disclosure Event Notice pertaining to the occurrence of a Disclosure Event described in clauses 2.2(h) (optional or special redemptions of the Bonds) or 2.2(i) (defeasances) need not be given under this subsection any earlier than the time when the notice (if any) of such Disclosure Event shall be given to Holders of affected Bonds as provided in the Authority Bond Resolutions. The obligation of the Dissemination Agent to provide the notices to the Repositories or the MSRB, as the case may be, under this City Continuing Disclosure Agreement are in addition to, and not in substitution of, any of the obligations of the Trustee to provide notices of Events of Default to Holders under the Authority Bond Resolutions. The Dissemination Agent shall file a copy of each Disclosure Event Notice with the Trustee, (if the Trustee is not the Dissemination Agent) for informational purposes only.

                (b) The Dissemination Agent shall determine each year prior to the date for providing the City Financial Statements and the City Data the name and address of each National Repository and each State Repository, if any.

                (c) The Dissemination Agent shall:

                         (i) Upon receiving the applicable City Financial
                Statements and the City Data, file the same with each Repository as soon as practicable and thereafter file a written report with the Authority certifying that the applicable City Financial Statements and the City Data which have been provided to it have been filed with each Repository pursuant to this City Continuing Disclosure Agreement, stating the date it was provided and listing all the Repositories to which it was provided; and

                         (ii) if the Dissemination Agent has not received the
                City Financial Statements or City Data from the City by the date set forth in subsections 2.1(b) immediately send written notice of such failure to the Authority, the City and the Trustee.

                Section 2.6. Appointment, Removal, and Resignation of the Dissemination Agent, Indemnification.

                (a) The Authority hereby appoints the Trustee to act as Dissemination Agent under this City Continuing Disclosure Agreement to assist it in carrying out its obligations under this City Continuing Disclosure Agreement. The Authority may, from time to time, discharge any such Dissemination Agent, and appoint a successor Dissemination Agent, such discharge to be effective on the date of the appointment of a successor Dissemination Agent following notice of same to the City.

                (b) The Dissemination Agent shall have only such duties as are specifically set forth in this City Continuing Disclosure Agreement, and the City agrees to indemnify and save the Dissemination Agent and the Authority, its officers, directors, employees and agents harmless against any loss, expense and liabilities which it may incur arising out of or in the exercise or performance of its powers and duties hereunder, including the costs and expenses (including attorneys fees) of defending against any claim of liability, but excluding liabilities due to the Dissemination Agent's or the Authority's negligence or wilful misconduct. The obligations of the City under this subsection shall survive resignation or removal of the Dissemination Agent and payment of the Bonds.

                (c) The Dissemination Agent, or any successor thereto, may at any time resign and be discharged of its duties and obligations hereunder by giving not less than thirty (30) days written notice to the Authority. Such resignation shall take effect on the date specified in such notice.

                Section 2.7. Responsibilities, Duties, Immunities and Liabilities of the Trustee.

                (a) Article X of the Authority Bond Resolutions is hereby made applicable to this City Continuing Disclosure Agreement as if the duties of the Trustee under this City Continuing Disclosure Agreement were (solely for this purpose) set forth in the Authority Bond Resolutions.

                Section 2.8. Additional Persons Obligated under Rule 15c2-12. The Authority agrees that it will cause any other person who becomes an "Obligated Person" as such term is defined in Rule 15c2-12 to perform all of the duties of the Authority herein.

                                    ARTICLE 3

                              DEFAULTS AND REMEDIES

                Section 3.1. Disclosure Default. The occurrence and continuation of a failure by the Authority or the City to observe, perform or comply with any covenant, condition or agreement on its part to be observed or performed in this City Continuing Disclosure Agreement and such failure shall remain uncured for a period of thirty (30) days after written notice thereof has been given to the Authority and the City by the Trustee or any Bondholder shall constitute a default hereunder.

                Section 3.2. Remedies on Default.

                (a) The Trustee may, at the request of the Underwriter or the Holders of at least twenty-five percent (25%) in aggregate principal amount of Outstanding Bonds and after the Trustee has been indemnified to its satisfaction against any and all costs and expenses, outlays and counsel fees and other reasonable disbursements, and against all loss, liability and expenses, or any Bondholder, for the equal benefit and protection of all Bondholders similarly situated, may take whatever action at law or in equity against the Authority or the City and any of the officers, agents and employees of the Authority or the City which is necessary or desirable to enforce the specific performance and observance of any obligation, agreement or covenant of the Authority or the City under this City Continuing Disclosure Agreement and may compel the Authority or the City or any such officers, agents or employees, except for the Dissemination Agent, to perform and carry out their duties under this City Continuing Disclosure Agreement; provided, that no person or entity shall be entitled to recover monetary damages hereunder under any circumstances.

                (b) In case the Trustee or any Bondholder shall have proceeded to enforce its rights under this City Continuing Disclosure Agreement and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Trustee or any Bondholder, as the case may be, then and in every such case the Authority, the City or the Trustee and any Bondholder, as the case may be, shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Authority, the City or the Trustee and any Bondholder shall continue as though not such proceeding had been taken.

                (c) A default under this City Continuing Disclosure Agreement shall not be deemed an Event of Default under the Authority Bond Resolutions, and the sole remedy under this City Continuing Disclosure Agreement in the event of any failure by the Authority to comply with this City Continuing Disclosure Agreement shall be as set forth in subsection 3.2(a) of this City Continuing Disclosure Agreement.

                                    ARTICLE 4

                                  MISCELLANEOUS

                Section 4.1. Purposes of the City Continuing Disclosure Agreement. This City Continuing Disclosure Agreement is being executed and delivered by the Authority, the City and the Trustee for the benefit of the Bondholders and in order to assist the Underwriter in complying with clause
(b)(5) of Rule 15c2-12.

                Section 4.2. Third-Party Beneficiaries: The Bondholders. Each Bondholder is hereby recognized as being a third-party beneficiary hereunder and each may enforce, for the equal benefit and protection of all Bondholders similarly situated, any such right, remedy or claim conferred, given or granted hereunder in favor of the Trustee.

                Section 4.3. Indemnified Parties. To the extent permitted by Law, the City agrees to indemnify and hold harmless the Trustee, the Dissemination Agent, the Authority and the Underwriter, and each person, if any, who has the power, directly or indirectly, to direct or cause the direction of the management and policies of each and any purchase of the Bonds through the ownership of voting securities, by contract or otherwise (collectively called the "Indemnified Parties"), against any and all losses, claims, damages, liabilities or expenses whatsoever caused by such entity's failure to perform or observe any of its obligations, agreements or covenants under the terms of this City Continuing Disclosure Agreement, but only if and insofar as such losses, claims, damages, liabilities or expenses are caused by any such failure of the City to perform. In case any action shall be brought against the Indemnified Parties based upon this City Continuing Disclosure Agreement and in respect of which indemnity may be sought against the City, the Indemnified Parties shall promptly notify the City in writing. Upon receipt of such notification, the City shall promptly assume the defense of such action, including the retention of counsel, the payment of all expenses in connection with such action and the right to negotiate and settle any such action on behalf of such party. Any Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless the employment of such counsel has been specifically authorized by the City or unless by reason of conflict of interest determined by the written opinion of counsel to any such party, it is advisable for such party to be represented by separate counsel, to be retained by the City in which case the fees and expenses of such separate counsel shall be borne by the City. The City shall not be liable for any settlement of any such action effected without its written consent, but if settled with the written consent of the City or if there be a final judgment of the plaintiff in any such action with or without written consent, the City agree to indemnify and hold harmless the Indemnified Parties from and against any loss or liability by reason of such settlement or judgment. Nothing in this paragraph shall require or obligate the City to indemnify or hold harmless the Indemnified Parties from or against any loss, claim, damage, liability or expense caused by any negligence, recklessness or intentional misconduct of the Indemnified Parties in connection with such entity's performance of its obligations, agreements and covenants under this City Continuing Disclosure Agreement.

                Section 4.4. Additional Information. Nothing in this City Continuing Disclosure Agreement shall be deemed to prevent the Authority or the City from (a) disseminating any other information, using the means of dissemination set forth in this City Continuing Disclosure Agreement or any other means of communication, or (b) including any other information in any City Financial Statements or City Data or any Disclosure Event Notice, in addition to that which is required by this City Continuing Disclosure Agreement. If the Authority and the City choose to include any information in any City Financial Statements or City Data or any Disclosure Event Notice in addition to that which is specifically required by this City Continuing Disclosure Agreement, the Authority and the City shall have no obligation under this City Continuing Disclosure Agreement to update such information or include it in any future City Financial Statements or City Data or any future Disclosure Event Notice.

                Section 4.5. Notices. All notices required to be given or authorized to be given by any party pursuant to this City Continuing Disclosure Agreement shall be in writing and shall be sent by registered or certified mail (as well as by facsimile, in the case of the Trustee) to, in the case of the Authority, 101 Interchange Plaza, Cranbury, NJ 08512, Att: Chairman; in the case of the City, 318 Perth Amboy Avenue, Perth Amboy, New Jersey 07029 Att: Chief Financial Officer; and in the case of the Trustee, its principal corporate trust office at Amboy National Bank, 3590 Route 9 South, Old Bridge, New Jersey 08857,
Att: Corporate Trust Department.

                Section 4.6 Assignments. This City Continuing Disclosure Agreement may not be assigned by any party without the consent of the others and, as a condition to any such assignment, only upon the assumption in writing of all of the obligations imposed upon such party by this City Continuing Disclosure Agreement.

                Section 4.7. Severability. If any provision of this City Continuing Disclosure Agreement shall be held or deemed to be or shall, in fact, be illegal, inoperative or unenforceable, the same shall not affect any other provision or provisions herein contained or render the same invalid, inoperative or unenforceable to any extent whatever.

                Section 4.8. Execution of Counterparts. This City Continuing Disclosure Agreement may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument. The parties hereto may sign the same counterpart or each party hereto may sign a separate counterpart.

                Section 4.9. Amendments, Changes and Modifications.

                (a) Except as otherwise provided in this City Continuing Disclosure Agreement, subsequent to the initial issuance of the Bonds and prior to their payment in full (or provision for payment thereof having been made in accordance with the provisions of the applicable Authority Bond Resolutions), this City Continuing Disclosure Agreement may not be effectively amended, changed, modified, altered or terminated without the written consent of the Trustee.

                (b) Without the consent of any Bondholders, the Authority, the City and the Trustee at any time and from time to time may enter into any amendments or modifications to this City Continuing Disclosure Agreement for any of the following purposes:

                         (i) to add to covenants and agreements of the Authority
                and the City hereunder for the benefit of the Bondholders, or to surrender any right or power conferred upon the Authority or the City by this City Continuing Disclosure Agreement;

                         (ii) to modify the contents, presentation and format of
                the City Financial Statements and City Data from time to time to conform to changes in accounting or disclosure principles or practices and legal requirements followed by or applicable to the Authority and the City, or to reflect changes in the identity, nature or status of the Authority or the City or in the business, structure or operations of the Authority or the City or any mergers, consolidations, acquisitions or dispositions made by or affecting the Authority or the City; provided that any such modification shall comply with the requirements of Rule 15c2-12 as then in effect at the time of such modification;

                         (iii) to cure any ambiguity, to correct or supplement
                any provision hereof which may be inconsistent with any other provision hereof, or to include any other provisions with respect to matters or questions arising under this City Continuing Disclosure Agreement which, in each case, comply with Rule 15c2-12 as then in effect at the time of such modification; or

                         (iv) to assure continued compliance with Rule 15c2-12
                pursuant to the provisions of subsection 4.10 hereof,

provided, that prior to approving any such amendment or modification, the Trustee and the Authority determine that such amendment or modification does not adversely affect the interests of the Holders of the Bonds in any material respect.

                (c) Upon entering into any amendment or modification required or permitted by this City Continuing Disclosure Agreement, the Dissemination Agent shall deliver, to each of the Repositories written notice of any such amendment or modification.

                (d) The Authority and the Trustee shall be entitled to rely exclusively upon an opinion of counsel nationally recognized as expert in Federal securities law acceptable to the Authority to the effect that such amendments or modifications comply with the conditions and provisions of this
Section 4.9.

                Section 4.10. Amendments Required by Rule 15c2-12. The Authority, the City and the Trustee each recognize that the provisions of this City Continuing Disclosure Agreement are intended to enable the Underwriter to comply with Rule 15c2-12. If, as a result of a change in Rule 15c2-12 or in the interpretation thereof, a change in this City Continuing Disclosure Agreement shall be permitted or necessary to assure continued compliance with Rule 15c2-12 and upon delivery by the Underwriter of an opinion of counsel nationally recognized as expert in Federal securities law acceptable to the Authority to the effect that such amendments shall be permitted or necessary to assure continued compliance by the Underwriter with Rule 15c2-12 as so amended or interpreted, then the Authority, the City and the Trustee shall, amend this City Continuing Disclosure Agreement to comply with and be bound by any such amendment to this City Continuing Disclosure Agreement to the extent necessary or desirable to assure compliance with the provisions of Rule 15c2-12 and provide the written notice of such amendment as required by subsection 4.9(c) hereof.

                Section 4.11. Miscellaneous. The Authority and the Underwriter may rely upon the representation of the City hereunder in connection with the issuance of the Bonds. The City covenants that it has never failed to comply with any continuing disclosure obligation.

                Section 4.12. Governing law. This City Continuing Disclosure Agreement shall be governed exclusively by and construed in accordance with the applicable laws of the United States of America and the State of New Jersey.

                Section 4.13. Termination of Continuing Disclosure Obligations. The continuing obligation of the Authority and the City under Section 2.1 and 2.2, respectively, hereof to provide the City Financial Statements and the City Data and any Disclosure Event Notice, as applicable, and to comply with the other requirements of said Section shall terminate if and when either (a) the Bonds are no longer Outstanding in accordance with the terms of the Authority Bond Resolutions or (b) the Authority and the City no longer remain an "Obligated Person" (as defined in Rule 15c2- 12(f)(10)) with respect to the Bonds and in either event, only after the Authority delivers, or causes the Dissemination Agent to deliver, to each of the Repositories written notice to such effect.

                Section 4.13. Binding Effect. This City Continuing Disclosure Agreement shall inure to the benefit of and shall be binding upon the Authority, the City and the Trustee and their respective successor and assigns.

                IN WITNESS WHEREOF, THE MIDDLESEX COUNTY IMPROVEMENT AUTHORITY, THE CITY OF PERTH AMBOY AND AMBOY NATIONAL BANK, have caused this City Continuing Disclosure Agreement to be executed in their respective names as of the date first above written.

                                  THE MIDDLESEX COUNTY IMPROVEMENT AUTHORITY

                                  BY: ______________________________
                                      LEONARD J. ROSEMAN, CHAIRMAN


                                  CITY OF PERTH AMBOY

                                  BY: ______________________________
                                           JOSEPH VAS, MAYOR


                                  AMBOY NATIONAL BANK, AS TRUSTEE

                                  BY: _______________________________

                               SCHEDULE C
                             CITY CONTRACTS

1.          Collective Bargaining Units:

            a.       Collective Bargaining Agreement with Blue Collar Union

            b.       Collective Bargaining Agreement with White Collar Union

            c. Collective Bargaining Agreement with Blue Collar Superintendents Union

            d.       Collective Bargaining Agreement with Blue Collar
                     Supervisors Union

            e.       Collective Bargaining Agreement with White Collar
                     Supervisors Union

2. SFY 1999 Annual Contracts for various commodities particular to the water and sewer utilities:

            a.       Hydrated Lime - Bellefonte Lime Co.

            b.       Plumbing Supplies specific to Water Utility - Water Supply
                     Company

            c.       Sodium Hypochlorite - The Chloramone Co.

            d.       General Plumbing Supplies - Central Jersey Supply Co.

3. SFY 1999 Annual Contracts for various services particular to the water and sewer utilities:

            a.       Catch Basin Grit Removal - AWT Environmental Services,
                     Inc.

            b.       Wet Well Grit Removal - AWT Environmental Services, Inc.

            c. Sanitary & Storm Sewer Repair and Rehabilitation - B & W Construction Co.

            d.       Well to Well Pump Service Contract - A.C. Schultes, Inc.

            e.       Industries Testing & Sampling - Garden State Labs, Inc.

            f.       Volatile Organic Compounds Testing - Garden State Labs,
                     Inc.

            g. Security Guard Services for Runyon Watershed and Florida Grove Reservoir - CFS Services, Inc.

4.          Professional Service Contracts:

            a. Engineering services in connection with Runyon Watershed groundwater contamination, water supply management, South Amboy - Killam Associates

            b.       Auditing and preparation of financial statements - O'Neill
                     & Lang

5.          Capital Improvement Projects:

            a. Sheridan Street Outfall wetlands mitigation - Jacobs Environmental, Inc. for engineering services

            b. Rudyk Park and Sheridan Street Outfall Rehabilitation Project - Jacobs Environmental, Inc. for engineering services

            c. Runyon Water Treatment Plant Improvement Project - Killam Associates for engineering and contract management services, and Scafar Contracting, Inc. for construction.

            d.       Amboy Avenue Pump Station Replacement Project - Post

                     Buckley for engineering construction management, and

                     Scafar Contracting, Inc. for construction

            e.       State Street Pump Station Replacement Project - Post

                     Buckley for engineering construction management, and

                     Scafar Contracting, Inc. for construction

            f. Front Street Pump Station Replacement Project - Carr Engineering Associates for engineering design services, Post Buckley for engineering construction management services, and Spectraserv, Inc. for construction

            g. Stage II/III Treatment Works Application for Combined Sewer Outfall Netting Chambers design and bid specifications - Camp Dresser & McKee for engineering design services

            h. WRLA Water Distribution Improvements - Carr Engineering Associates for engineering and construction management services

                                   SCHEDULE D

                                 CITY FACILITIES

1.       City Hall                                    260 High Street

2.       Police Headquarters                          High & Fayette Streets

3.       Municipal Court                              High & Fayette Streets

4.       Municipal Garage Complex                     599 Fayette Street

5.       Fire Department Headquarters                 376 High Street

6.       Sewage Disposal Plant                        Sadowski Parkway

7.       Front Street Pump Station                    Front Street

8.       State Street Pump Station                    State Street

9.       Amboy Avenue Wet Wall                        Amboy Avenue

10.      Memorial Fire House                          934 Convery Boulevard

11.      Garfield Hose and Humane
         Fire Company                                 615 Amboy Avenue

12.      Reservoir                                    676 Florida Grove Road

13.      Water Works Building                         590 Smith Street

14.      Runyon Watershed                             Old Water Works Road, Old
                                                      Bridge

15.      Recreation Department Building               56 Brighton Avenue

16.      Public Library                               196 Jefferson Street

17.      Edward J. Patten Public
         Welfare Center                               Fayette & Read Streets

18.      code Enforcement Building                    436 Market Street

19.      Olive Street Community Center                1 Olive Street

20.      Harold D. Runyon Pistol Range                Smith Street

21.      Animal Shelter                               Clement & Fayette Streets

22.      Electrical Bureau Building                   592/598 Smith Street

23.      State and James Fire Building                  626 State Street

24.      Fire Department First Aid Squad                366 High Street

25.      Surveyor Governor's Office                     High Street

26.      Kearny Cottage                                 Kearny Avenue

27.      Little League Complex
         (Veterans Memorial Park)                       Convery Boulevard

28.      Marina Facilities Building                     Front Street

29.      Armesen Square                                 New Brunswick Avenue

30.      Five Corners Fountain                          Smith & State Streets

31.      Train Station Parking Lot                      Smith Street

32.      Washington Park                                New Brunswick Avenue

33.      Lucey Center Park                              Williams Street

34.      Hall Avenue & State Street Park                Hall Avenue & State

35.      Dalton Park                                    Chamberlain Avenue

36.      Francis Street Park                            Francis Street

                                   SCHEDULE E
                                    CITY FEES

1. Sewer Connection Fees as Outlined in Section 365-27 of the City of Perth Amboy Administrative Code.

2. Sewer Treatment Charges as Outlined in Section 365-29 of the City of Perth Amboy Administrative Code.

3. Private Fire Services as Outlined in Section 418-5 of the City of Perth Amboy Administrative Code.

4. Service and Replacement Fees as Outlined in Section 418-6 of the City of Perth Amboy Administrative Code.*

5. Water Connection Fees as Outlined in Section 418-7 of the City of Perth Amboy Administrative Code.


* Fees Not Included in Revenues; to be Used to Directly Reimburse Company and/or City for Services Described Therein.

S

                                   SCHEDULE F
                             EMPLOYEE LEASE PAYMENT

                    CONTRACT
                      YEAR                           AMOUNT
                      ----                           ------
                       1                          $2,532,000*
                       2                           2,279,000
                       3                           2,152,000
                       4                           2,026,000
                       5                           1,899,000
                       6                           1,646,000
                       7                           1,393,000
                       8                           1,434,000
                       9                           1,477,000
                      10                           1,522,000
                      11                           1,567,000
                      12                           1,614,000
                      13                           1,662,000
                      14                           1,713,000
                      15                           1,764,000
                      16                           1,817,000
                      17                           1,871,000
                      18                           1,928,000
                      19                           1,985,000
                      20                           2,045,000
                      21                           2,106,350*


* To be prorated during a short first and last Contract Year.

                                   SCHEDULE G
                               FIXED FRANCHISE FEE

                     CONTRACT
                       YEAR                            FEE
                       ----                            ---
                        1                          $4,500,000
                        2                           4,500,000
                        3                           4,500,000
                        4                           4,500,000
                        5                           4,500,000
                        6                           1,100,000
                        7                           1,100,000
                        8                           1,100,000
                        9                           1,100,000
                       10                           1,100,000
                       11                           1,100,000
                       12                           1,100,000
                       13                           1,100,000
                       14                           1,100,000
                       15                           1,100,000
                       16                           1,100,000
                       17                           1,100,000
                       18                           1,100,000
                       19                           1,100,000
                       20                           1,100,000
                       21                           1,100,000*


* To be prorated during a short last Contract Year.

                                   SCHEDULE H
                                FIXED SERVICE FEE

                      YEAR                              AMOUNT
                      ----                              ------
                       1                             $6,473,000*
                       2                              6,446,000
                       3                              6,467,000
                       4                              6,531,000
                       5                              6,597,000
                       6                              7,091,000
                       7                              6,970,000
                       8                              7,148,000
                       9                              7,331,000
                      10                              7,519,000
                      11                              7,712,000
                      12                              7,910,000
                      13                              8,116,000
                      14                              8,326,000
                      15                              8,543,000
                      16                              8,765,000
                      17                              8,995,000
                      18                              9,231,000
                      19                              9,473,000
                      20                              9,724,000
                      21                             $9,981,000*


* To be prorated during short first and last years.

                                   SCHEDULE I
                    FORM OF GUARANTOR BOND GUARANTY AGREEMENT

                                                                     DRAFT IV
                                                                     11/17/98


                        GUARANTOR BOND GUARANTY AGREEMENT

                          DATED AS OF _______ ___, 1998

         THIS GUARANTOR BOND GUARANTY AGREEMENT (hereinafter the "Guarantor Bond Guaranty Agreement") among MIDDLESEX WATER COMPANY (the "Guarantor"), a __________ corporation, the MIDDLESEX COUNTY IMPROVEMENT AUTHORITY (the "Authority"), a public body corporate and politic of the State of New Jersey and AMBOY NATIONAL BANK a state banking corporation as trustee (the "Trustee").

                               W I T N E S S E T H

         WHEREAS, The Authority has been duly created by resolution of the Board of Chosen Freeholders of the County of Middlesex (the "County"), New Jersey (the "Authority"), as a public body corporate and politic of the State of New Jersey pursuant to the provisions of the County Improvement Authorities Law, constituting Chapter 183 of the Pamphlet Laws of 1960, of the State of New Jersey (the "Improvement Authorities Law"); and

         WHEREAS, the Authority is authorized pursuant to the terms of the Improvement Authorities Law to provide within the County for public facilities, as that term is defined in the Improvement Authorities Law; and

         WHEREAS, the City of Perth Amboy (the "City") currently owns and operates a water supply, transmission and distribution system (the "Water System") and a wastewater collection system (the "Wastewater System" and together with the Water System, the "System"), all for the residents of and other System users in the Guarantor (the "Users"); and

         WHEREAS, the City has determined that the System needs substantial upgrading and improving in order to continue to supply water and provide wastewater collection services to the Users; and

         WHEREAS, pursuant to the Improvement Authorities Law, specifically
Section 34 thereof (N.J.S.A. 40:37A-77), the City may, by ordinance, without any referendum or public or competitive bidding, sell, lease, lend, grant or convey to the Authority or permit the Authority to use, maintain or operate as part of any public facility any real or personal property which may be necessary or useful and convenient for the purpose of the Authority; and

         WHEREAS, the City has determined that the improvement and expansion of its System can best be accomplished to serve the interests of its residents and customers by leasing the System and selling a franchise to operate the System to the Authority pursuant to that certain "Lease and Franchise Acquisition Agreement" to be dated as of the first day of the month of the issuance of the hereinafter defined Authority Indebtedness (together with any amendments thereof or supplements thereto in accordance with the terms thereof, the "Lease Agreement") and by jointly entering into an operating agreement to be dated as of the first day of the month of the issuance of the hereinafter defined Authority

Indebtedness (the "Agreement") among the Guarantor, the Authority and Utility Services Affiliates, Inc., (the "Company") a subsidiary of Middlesex Water Company; and

         WHEREAS, the City and the Authority have determined to proceed with the leasing of the System, the selling of the franchise to operate the System and the financing of, among other things, improvements to the System; and

         WHEREAS, the City, pursuant to the Improvement Authorities Law specifically Section 12 and 35 thereof (N.J.S.A. 40:37A-55(i) and 78), as well as the New Jersey Wastewater Treatment Public-Private Contracting Act (the "Wastewater Act"), specifically, Section 22 thereof (N.J.S.A. 58:27-22), the New Jersey Water Supply Public-Private Contracting Act (the "Water Act"), specifically Section 22 thereof (N.J.S.A. 58:26-22), constituting Chapter 208 of the Pamphlet Laws of 1973 of the State of New Jersey, has previously authorized the execution of the Agreement; and

         WHEREAS, the Authority intends to finance the first six years of the Fixed Franchise Fee, an operating reserve fund [, a bond reserve fund] and the costs of issuing the hereinafter defined Authority Series C Indebtedness (the "Project") through the issuance of a series of bonds of the Authority in an aggregate principal amount not to exceed $27,500,000, "Utility System Revenue Bond (Perth Amboy Franchise Acquisition Project), Series 1998C" (the "Authority Series C Indebtedness"); and

         WHEREAS, the Authority Series C Indebtedness will be issued pursuant to the terms of the Improvement Authorities Law, other applicable law and the Authority's "Resolution Authorizing the Issuance of Utility System Revenue Bonds and/or Notes (Perth Amboy Franchise Acquisition Project), Series 1998C of The Middlesex County Improvement Authority" adopted on ________ ___, 1998 (together with any amendments thereof or supplements thereto in accordance with the terms thereof, the "Authority Series C Bond Resolution"); and

         WHEREAS, in order to provide inducement to the prospective purchasers of such Authority Series C Indebtedness to purchase the same and to provide additional security to the holders thereof in addition to the revenues generated by the System and payable pursuant to the Agreement, in accordance with the terms of Section 37 of the Improvement Authorities Law, and in addition to a bond insurance policy issued by _____________________. (the "Bond Insurer") the Guarantor desires to provide a guaranty of the timely payment of the principal of and interest on such Authority Series C Indebtedness to be issued by the Authority for or with respect to the Project; and

         NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements set forth herein, the Authority, the Guarantor and the Trustee and its successors and assigns, do mutually covenant, promise and agree as follows (Capitalized terms shall, unless stated otherwise, have the meaning assigned to such terms in the preambles hereof, the Agreement and the Authority Series C Bond Resolution (as defined in the Agreement)):

         Section 1. The Guarantor hereby agrees to fully, unconditionally and irrevocably guaranty the punctual payment of the principal of (including sinking fund installments, if any) and the interest on the Authority Series C Indebtedness and any other bonds issued pursuant to the Authority Series C Bond Resolution (the "Bonds"). For purposes of this Guarantor Bond Guaranty Agreement, the aggregate principal amount of Bonds Outstanding (as defined in the Authority Series C Bond Resolution) may not exceed $27,500,000. The full faith and credit of the Guarantor are hereby pledged for the full and punctual performance of this guaranty (the "Guarantor Bond Guaranty"). The Bond Insurer is hereby designated as a third-party beneficiary of the Guarantor Bond Guaranty.

         Section 2. The Authority agrees to apply or cause the Trustee for the Authority Series C Indebtedness to apply the proceeds derived from the sale of the Bonds for Costs (as defined in the Improvement Authorities Law), including the payment by the Authority for the Costs of the Project, all in accordance with the terms of and as defined in the Agreement and the Authority Series C Bond Resolution.

         Section 3. The obligations of the Guarantor hereunder are unconditional. Failure on the part of the Authority or the Trustee in any instance or under any circumstances to observe or fully perform any obligation assumed by or imposed upon either the Authority or the Trustee by this Guarantor Bond Guaranty Agreement or by law, as applicable, shall not relieve the Guarantor from making any payment or fully performing any other obligations imposed by the Guarantor Bond Guaranty Agreement.

         Section 4. The Authority will keep, or cause to be kept, proper books of record and account in which complete and correct entries shall be made of its transactions relating to the Project and which, together with all other books and papers of the Authority, shall at all reasonable times and upon reasonable advance notice be subject to inspection.

         Section 5. The Authority Series C Bond Resolution shall further provide that if, on a date fifty-five (55) days prior to any Interest Payment Date or Principal Payment Date (hereinafter "Debt Service Payment Date"), the available funds on deposit in the Interest Account or the Principal Account of the Debt Service Fund (after taking into account any moneys earmarked for transfer therein from the Revenue Fund) are insufficient to provide for the payment of the principal of (including sinking fund installments, if any) and interest on the Bonds on such Debt Service Payment Date, the Trustee shall notify the Guarantor and the Authority in writing no later than 3:00 p.m. on the date which is two (2) business days after such fifty-five (55) days prior to such Debt Service Payment Date of the amount which is necessary to provide for the full payment of the principal of (including sinking fund installments, if any) and interest on the Bonds on such Debt Service Payment Date. The Guarantor shall acknowledge receipt of such notice in writing within two (2) business days, which notice shall also reference the amount to be raised by the Guarantor from any source to satisfy such deficiency prior to any such Debt Service Payment Date. If the deficiency is not cured thirty (30) days prior to the next ensuing Debt Service Payment Date, the Trustee shall so notify the Guarantor within two (2) business days thereafter and the Guarantor shall acknowledge receipt thereof within two (2) business days, and, no later than two (2) business days prior to such Debt Service Payment Date, the Guarantor shall make payment in immediately available funds to the Trustee of the amount of such deficiency in the Debt Service Fund (as defined in the Authority Series C Bond Resolution). Such Guarantor payment shall be deposited by the Trustee into the Debt Service Fund, as and to the extent provided in the Authority Series C Bond Resolution. Notwithstanding any other provisions of this Guarantor Bond Guaranty Agreement to the contrary, failure of the Trustee to give the Guarantor notice as provided herein shall not relieve the Guarantor of its obligation to make payment to the Trustee under the terms of the Guarantor Bond Guaranty, provided, however, that nothing herein shall be construed as a waiver of the Guarantor's right to proceed against the Trustee for the Guarantor's damages, if any, arising from the failure to give timely notice to the Guarantor. The Authority by execution hereof covenants and agrees to provide to the Guarantor the notices set forth herein.

         Section 6. The obligations of the Guarantor under this Guarantor Bond Guaranty Agreement shall be absolute and unconditional and shall remain in full force and effect until the entire principal of (including sinking fund installments, if any) and interest on the Bonds shall have been paid or duly provided for in accordance with the provisions of the Authority Series C Bond Resolution. The obligations of the Guarantor hereunder shall not be affected, modified or impaired upon the occurrence from time to time of any event, including without limitation any of the following, whether or not with notice to, or the consent of, the Guarantor:

                  (a) The waiver, compromise, settlement, release or termination of any or all of the obligations, covenants or agreements of the Authority which are contained in the Authority Series C Bond Resolution, the Lease Agreement, the Agreement, this Guarantor Bond Guaranty Agreement or any other agreement which is executed and delivered for or with respect to the Bonds (collectively, the "Primary Financing Documents"), or of the payment, performance or observance thereof;

                  (b) The failure to give notice to the Guarantor of the occurrence of an event of default under the provisions of the Primary Financing Documents;

                  (c) The transfer, assignment or mortgaging or the purported transfer, assignment or mortgaging of all or any part of the interest of the Authority in the System;

                  (d) The extension of the time for payment of the principal of (including sinking fund installments, if any) or interest on the Bonds or of the time for performance of any obligations, covenants or agreements under or arising out of the Primary Financing Documents;

                  (e) The modification or amendment (whether material or otherwise) of any obligation, covenant or agreement set forth in the Primary Financing Documents;

                  (f) The taking, suffering or the omission of any of the actions referred to in the Primary Financing Documents;

                  (g) Any failure, omission, delay or lack on the part of the Authority to enforce, assert or exercise any right, power or remedy conferred on the Authority in the Primary Financing Documents or any other act or acts on the part of the Authority or any of the holders from time to time of the Bonds;

                  (h) The voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all of the assets, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition with creditors or readjustment or other similar proceedings affecting the Authority or any party to the Primary Financing Documents or any of the assets of any of them, or any allegation or contest of the validity of the Primary Financing Documents;

                  (i) To the extent permitted by law, any event or action that would, in the absence of this clause, result in the release or discharge by operation of law of the Guarantor from the performance or observance of any obligation, covenant or agreement contained in the Primary Financing Documents;

                  (j) The default or failure of the Guarantor fully to perform any of its obligations set forth in the Primary Financing Documents; or

                  (k) The destruction, non-use or non-availability of the System.

         Section 7. No set-off, counterclaim, reduction, or diminution of any obligation, or any defense of any kind or nature (other than performance by the Guarantor of its obligations hereunder) which the Guarantor has or may have against the Authority, or against any holder of the Bonds, shall be available to the Guarantor hereunder against the Authority or anyone succeeding to the Authority's interest.

         Section 8. The Guarantor further guarantees that all payments made with respect to the Bonds will, when made, be final and agrees that if such payment is recovered from or repaid by or on behalf of the Authority or the holders of the Bonds, in whole or in part in any bankruptcy, insolvency or similar proceeding instituted by or against the Authority, the Guarantor Bond Guaranty shall continue to be fully applicable to such liabilities to the same extent as though the payment so recovered or repaid had never been originally made on such liabilities.

         Section 9. In the event of a default in payment of the principal of (including sinking fund installments, if any) or interest on the Bonds, when and as the same shall become due, whether at the stated maturity thereof or otherwise, the Authority or any party to whom the Authority's rights have been assigned may proceed to enforce its rights hereunder and may proceed first and directly against the Guarantor under the terms of this Guarantor Bond Guaranty Agreement without proceeding against or exhausting any other remedies which it may have and without resorting to any other security held by the Authority. All moneys recovered pursuant to this Guarantor Bond Guaranty Agreement shall be applied in accordance with the provisions of the Primary Financing Documents.

         Section 10. This Guarantor Bond Guaranty Agreement shall terminate after payment in full of the principal of (including sinking fund installments, if any) and interest on the Bonds has been made or provision for the payment of same has been made in accordance with the terms of the Authority Series C Bond Resolution.

         Section 11. This agreement may be executed in any number of counterparts, each of which shall be executed by the Authority and by the Guarantor and all of which shall be regarded for all purposes as one original and shall constitute and be but one and the same.

         Section 12. This Guarantor Bond Guaranty Agreement may not be assigned by the Guarantor (except to a related entity rated at least "A" by Moody's Investors Service and/or Standard and Poor's Corporation) or the Authority without the prior written consent of the parties hereto; provided, however, that the Guarantor hereby acknowledges and consents to the irrevocable assignment of the Guarantor Bond Guaranty by the Authority to the Trustee for the benefit of the holders of the Bonds as and to the extent provided in the Authority Series C Bond Resolution.

         Section 13. The Authority may at any time, with the prior written consent of the Guarantor, issue additional bonds or project notes for purposes of refunding all or any part of the Bonds, which additional bonds or project notes shall be guaranteed by the Guarantor, in accordance with the provisions of the Authority Series C Bond Resolution.

         Whenever the consent of the Guarantor is required pursuant to the provisions of the Primary Financing Documents, such consent of the Guarantor may be given by written instrument executed by an authorized

Guarantor representative unless such consent is otherwise required by law to be evidenced by an ordinance or resolution duly adopted by the Guarantor.

         Section 14. All notices and submissions required hereunder shall be given to the following, or their successors, by facsimile transmission (with written confirmation of receipt), followed by hard copy sent by certified or registered mail, personal delivery or recognized overnight delivery:

         (a)  To the Guarantor:              City of Perth Amboy
                                             260 High Street
                                             Perth Amboy, NJ 08861-4491
                                             Attn: Business Administrator

         (b)  To the Authority:              Middlesex County Improvement Auth.
                                             101 Interchange Plaza
                                             Cranbury, NJ 08512
                                             Attn:  Executive Director

         (c)  To the Trustee:                Amboy National Bank
                                             3590 Route 9 South
                                             Old Bridge, NJ 08857
                                             Attn: Corporate Trust Department

         With a copy to the
            System Trustee:                  First Union National Bank
                                             21 South Street
                                             Morristown, NJ 07960
                                             Attn: Corporate Trust Department

         With a copy to the
            Bond Insurer:

         Each party shall give notice from time to time to the other parties, in the manner specified herein, of any change of the identity or address of anyone listed herein.

         Section 15. If any one or more of the covenants or agreements in this Guarantor Bond Guaranty Agreement to be performed on the part of the Authority and the Guarantor should be contrary to law, then such covenant or covenants, agreement or agreements, shall be deemed severable from the remaining covenants and agreements and shall in no way affect the validity of the other provisions of this Guarantor Bond Guaranty Agreement.

         Section 16. Any repayment to the Guarantor of amounts paid hereunder shall be subordinate to the payment of all amounts due under the Authority Series C Bond Resolution to the Bondholders and/or the Authority and shall not be subject to acceleration.

         Section 17. This Guarantor Bond Guaranty Agreement shall not be modified or amended without the express, written consent of all parties hereto and the Bond Insurer.

         IN WITNESS WHEREOF, the parties have executed this agreement as of the date first written above.


                                        MIDDLESEX WATER COMPANY

                                        BY:_____________________________________
                                            J. RICHARD TOMPKINS, PRESIDENT AND
                                              CHAIRMAN OF THE BOARD


                                        MIDDLESEX COUNTY IMPROVEMENT AUTHORITY

                                        BY:_____________________________________
                                              LEONARD J. ROSEMAN, CHAIRMAN


                                        AMBOY NATIONAL BANK, AS TRUSTEE

                                        BY:_____________________________________

                                        NAME:___________________________________

                                        TITLE:__________________________________

                                   SCHEDULE J
                FORM OF GUARANTOR CONTINUING DISCLOSURE AGREEMENT

                    GUARANTOR CONTINUING DISCLOSURE AGREEMENT

                THIS GUARANTOR CONTINUING DISCLOSURE AGREEMENT (the "Guarantor Continuing Disclosure Agreement"), made and entered into as of _________ __, 1998 by and among THE MIDDLESEX COUNTY IMPROVEMENT AUTHORITY (the "Authority"), a public body corporate and politic of the State of New Jersey, the MIDDLESEX WATER COMPANY a __________ corporation (the "Guarantor") and AMBOY NATIONAL BANK, a state banking corporation organized under the laws of the State of New Jersey (the "Trustee").

                              W I T N E S S E T H:

                WHEREAS, the Authority is issuing its Utility System Revenue Bonds (Perth Amboy Franchise Acquisition Project), Series 1998C) in the aggregate principal amount of $__________ (the "Series 1998C Bonds") on the date hereof; and

                WHEREAS, the Bonds are being issued pursuant to a general bond resolutions of the Authority adopted on _________ ___, _____, as amended and supplemented (the "Authority Series C Bond Resolution"); and

                WHEREAS, the Trustee has duly accepted the trusts imposed upon it by the Authority Series C Bond Resolution as Trustee for the Holders from time to time of the Bonds; and

                WHEREAS, the Securities and Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934, as amended and supplemented (codified as of the date hereof at 15 U.S.C. 77 et seq.) (the "Securities Exchange Act") has adopted amendments to Rule 15c2-12 (codified at 17 C.F.R. ss.240.15c2-12) ("Rule 15c2-12") effective July 3, 1995 which generally prohibit a broker, dealer, or municipal securities dealer from purchasing or selling municipal securities, such as the Bonds, unless such broker, dealer or municipal securities dealer has reasonably determined that an issuer of municipal securities or an "Obligated Person" (as defined in Rule 15c2-12) has undertaken in a written agreement or contract for the benefit of holders of such securities to provide certain annual financial information and operating data and notices of the occurrence of certain material events to various information repositories; and

                WHEREAS, the Authority and the Guarantor have determined and have so represented in the Preliminary Official Statement dated __________ ___, ___ (the "Preliminary Official Statement") that each is an "Obligated Person" with respect to the Bonds within the meaning of Rule 15c2-12 and, in order to enable the "participating underwriters" within the meaning of Rule 15c2-12 to purchase the Bonds, is therefore required to cause the delivery of the respective information described in this Guarantor Continuing Disclosure Agreement to the municipal securities marketplace for the period of time specified in this Guarantor Continuing Disclosure Agreement; and

                WHEREAS, on __________ ___, _____ the Authority entered into a contract of purchase with _______________(the "Underwriter"), for the purchase of the Bonds; and

                WHEREAS, the execution and delivery of this Guarantor Continuing Disclosure Agreement have been duly authorized by the Authority, the Guarantor and the Trustee, respectively, and all conditions, acts and things necessary to have happened, or to have been performed or required to exist precedent to the execution and delivery of this Guarantor Continuing Disclosure Agreement, do exist, have happened and have been performed in regular form, time and manner; and

                WHEREAS, the Guarantor is a publicly owned and regulated utility; and

                WHEREAS, the Authority, the Guarantor and the Trustee are entering into this Guarantor Continuing Disclosure Agreement for the benefit of the Holders of the Bonds.

                NOW, THEREFORE, for and in consideration of the promises and of the mutual representations, covenants and Guarantor Continuing Disclosure Agreements herein set forth, the Authority, the Guarantor and the Trustee, each binding itself, its successors and assigns, do mutually promise, covenant and agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

                Section 1.1. Terms Defined in Recitals. The following terms shall have the meaning set forth in the recitals hereto:

                Authority
                Authority Series C Bond Resolution
                Bonds
                Guarantor
                Guarantor Continuing Disclosure Agreement
                Preliminary Official Statement
                Rule 15c2-12
                SEC
                Securities Exchange Act
                Trustee
                Underwriter

                Section 1.2. Additional Definitions. The following additional terms shall have the meanings specified below:

                "Bondholder" or "Holder" or any similar term, when used with reference to a Bond or Bonds, means any person who shall be the registered owner of any Outstanding Bond, including Holders of beneficial interests in the Bonds.

                "Business Day" means any day other than (a) a Saturday or Sunday, (b) a day on which commercial banks in New York, New York or the city or cities in which are located the principal corporate trust offices of the Trustee are authorized or required by law to close or (c) a day on which the New York Stock Exchange is closed.

                "Disclosure Event" means any event described in subsection 2.2 of this Guarantor Continuing Disclosure Agreement.

                "Disclosure Event Notice" means the notice to the Repositories and the MSRB as provided in subsection 2.5.

                "Disclosure Representative" means the authorized officer of the Authority or his or her designee, or such other officer or employee as the Authority shall designate in writing to the Dissemination Agent, if the Authority has appointed or engaged a Dissemination Agent, from time to time.

                "Dissemination Agent" means the Trustee acting in its capacity as Dissemination Agent under this Guarantor Continuing Disclosure Agreement, or any successor Dissemination Agent designated in writing by the Authority and which has filed with the Authority a written acceptance of such designation.

                "Final Official Statement" means the final Official Statement of the Authority dated __________ __, _____ pertaining to the Bonds.

                "Fiscal Year" means the fiscal year of the Guarantor, as applicable. As of the date of this Guarantor Continuing Disclosure Agreement, the Fiscal Year of the Guarantor begins on _______ __ of each calendar year and closes on ________ __ of such calendar year.

                "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America, consistently applied.

                "GAAS" means generally accepted auditing standards as in effect from time to time in the United States of America, consistently applied.

                "Guarantor Financial Statements" means the audited financial statements of the Guarantor for each Fiscal Year on file with___________________
______________________________.

                "MSRB" means the Municipal Securities Rulemaking Board. The address of the MSRB as of the date of this Guarantor Continuing

Disclosure Agreement is:

                1818 N Street, NW, Suite 800
                Washington, DC 20036-2491

                "National Repository" means a "nationally recognized municipal securities information repository" within the meaning of Rule 15c2-12. As of the date of this Guarantor Continuing Disclosure Agreement, the National Repositories designated by the SEC in accordance with Rule 15c2-12 are:

                (a)      Bloomberg Municipal Repositories
                         P.O. Box 840
                         Princeton, New Jersey 08542-0840
                         Telecopies: (609) 279-5962
                         Telephone: (609) 279-3200
                         Internet: MUNIS@bloomberg.com

                (b)      Kenny Information Services, Inc.
                         ATTN: Kenny Repository Services
                         65 Broadway, 16th Floor
                         New York, New York 10006
                         Telephone: (212) 770-4595

                (c)      Thomas Municipal Library
                         395 Hudson Street; 3rd Floor
                         New York, New York 10014
                         Telecopier: (212) 989-2078
                         Telephone: (212) 807-3814

                (d)      DPC Data Inc.
                         One Executive Drive
                         Fort Lee, New Jersey 07024
                         Telephone:  (201) 346-0701
                         Telecopier: (201) 947-0107

                "Repository" means each National Repository and each State Repository.

                "State" means the State of New Jersey.

                "State Repository" means any public or private repository or entity designated by the State as a state information depository for purposes of Rule 15c2-12. As of the date of this Guarantor Continuing Disclosure Agreement, there is no State Repository.

                Section 1.3. Capitalized Terms Not Defined Herein. Capitalized terms not defined herein shall have the meanings assigned to them in Section 101 of the Authority Series C Bond Resolution.

                Section 1.4. Interpretation. Words of masculine gender include correlative words of the feminine and neuter genders. Unless the context shall otherwise indicate, words importing the singular include the plural and vice versa, and words importing persons include corporations, associations, partnerships (including limited partnerships), trusts, firms and other legal entities, including public bodies, as well as natural persons. Articles and Sections referred to by number mean the corresponding Articles and Sections of this Guarantor Continuing Disclosure Agreement. The terms "hereby", "hereof", "hereto", "herein", "hereunder" and any similar terms as used in this Guarantor Continuing Disclosure Agreement, refer to this Guarantor Continuing Disclosure Agreement as a whole unless otherwise expressly stated.

                As the context shall require, all words importing the singular number shall include the plural number; the disjunctive term "or" shall be interpreted conjunctively as required to insure that the Authority perform any obligations mentioned in the passage in which such term appears.

                The headings of this Guarantor Continuing Disclosure Agreement are for convenience only and shall not define or limit the provisions hereof.

                                    ARTICLE 2

               CONTINUING DISCLOSURE COVENANTS AND REPRESENTATIONS

                Section 2.1. Continuing Disclosure Covenants and
Representations of the Guarantor. The Guarantor agrees that it will provide, or shall cause the Dissemination Agent to provide:

                (a) Not later than one-hundred eighty (180) days after the end of each Fiscal Year of the Guarantor, commencing with the Fiscal Year of the Guarantor ending on __________ __, ____the Guarantor Financial Statements to each Repository;

                (b) Not later than fifteen (15) days prior to the date specified in subsection 2.1(a), a copy of the Guarantor's Financial Statements to the Dissemination Agent;

                (c) If audited Guarantor Financial Statements are not submitted as part of the filing set forth in subsection 2.1(a), the Guarantor will submit unaudited financial statements with such filing, and will subsequently submit audited Guarantor Financial Statements when and if available, to each Repository.

                (d) In a timely manner, to each National Repository or to the MSRB and to the appropriate State Repository, if any, notice of a failure by the Guarantor to provide the Guarantor Financial Statements within the period described in subsection 2.1(a).

                Section 2.2. Continuing Disclosure Covenants and Representations of the Authority. The Authority agrees that it will provide, or shall cause the Dissemination Agent to provide in a timely manner, to each National Repository or to the MSRB, and to the appropriate State Repository, if any, notice of any of the following events with respect to the Bonds, if material (each, a "Disclosure Event"):

                   (a) Principal and interest payment delinquencies on the Bonds;

                   (b)      Non-payment related defaults;

                   (c) Unscheduled draws on debt service reserves reflecting financial difficulties;

                   (d) Unscheduled draws on credit enhancements reflecting financial difficulties;

                   (e) Substitution of credit or liquidity providers, or their failure to perform;

                   (f)      Modifications to rights of security holders;

                   (g)      Bond calls;

                   (h)      Defeasances;

                   (i) Release, substitution, or sale of property securing repayment of the securities; and

                   (j)      Rating changes;

                Section 2.3. Form of Filings. (a) The Guarantor Financial Statements may be submitted as a single document or as separate documents comprising a package.

                (b) Any or all of the items which must be included in the Guarantor Financial Statements may be incorporated by reference from other documents, including official statements delivered in connection with other financings issued on behalf of the Guarantor which have been submitted to each of the Repositories or filed with the SEC. If the document incorporated by reference is a final official statement, it must be available from the MSRB. The Guarantor shall clearly identify each such other document so incorporated by reference.

                (c) The Guarantor Financial Statements for any Fiscal Year containing any modified operating data or financial information (as contemplated by Section 4.9 and 4.10) for such Fiscal Year shall explain, in narrative form, the reasons for such modification and the effect of such modification on the Guarantor Financial Statements being provided for such Fiscal Year.

                Section 2.4. Responsibilities, Duties, Immunities and Liabilities of the Dissemination Agent.

                (a) It shall be the responsibility of the Dissemination Agent to determine the occurrence of a Disclosure Event. If the Dissemination Agent has determined it necessary to report the occurrence of a Disclosure Event, the Dissemination Agent shall file promptly a notice of such occurrence with each National Repository or with the MSRB and the State Repository (the "Disclosure Event Notice") in the form provided by the Authority; provided, that the Disclosure Event Notice pertaining to the occurrence of a Disclosure Event described in clauses 2.2(h) (optional or special redemptions of the Bonds) or 2.2(i) (defeasances) need not be given under this subsection any earlier than the time when the notice (if any) of such Disclosure Event shall be given to Holders of affected Bonds as provided in the Authority Series
C Bond Resolution. The obligation of the Dissemination Agent to provide the notices to the Repositories or the MSRB, as the case may be, under this Guarantor Continuing Disclosure Agreement are in addition to, and not in substitution of, any of the obligations of the Trustee to provide notices of Events of Default to Holders under the Authority Series C Bond Resolution. The Dissemination Agent shall file a copy of each Disclosure Event Notice with the Trustee (if the Trustee is not the Dissemination Agent) for informational purposes only.

                (b) The Dissemination Agent shall determine each year prior to the date for providing the Guarantor Financial Statements the name and address of each National Repository and each State Repository, if any.

                (c) The Dissemination Agent shall:

                         (i) Upon receiving the applicable Guarantor Financial
                Statements, file the same with each Repository as soon as practicable and thereafter file a written report with the Authority certifying that the applicable Guarantor Financial Statements which have been provided to it have been filed with each Repository pursuant to this Guarantor Continuing Disclosure Agreement, stating the date it was provided and listing all the Repositories to which it was provided; and

                         (ii) if the Dissemination Agent has not received the
                Guarantor Financial Statements from the City by the date set forth in subsections 2.1(b) immediately send written notice of such failure to the Authority, the Guarantor and the Trustee.

                Section 2.5. Appointment, Removal, and Resignation of the Dissemination Agent, Indemnification.

                (a) The Authority hereby appoints the Trustee to act as Dissemination Agent under this Guarantor Continuing Disclosure Agreement to assist it in carrying out its obligations under this Guarantor Continuing Disclosure Agreement. The Authority may, from time to time, discharge any such Dissemination Agent, and appoint a successor Dissemination Agent, such discharge to be effective on the date of the appointment of a successor Dissemination Agent following notice of same to the Guarantor.

                (b) The Dissemination Agent shall have only such duties as are specifically set forth in this Guarantor Continuing Disclosure Agreement, and the Guarantor agrees to indemnify and save the Dissemination Agent and the Authority, its officers, directors, employees and agents harmless against any loss, expense and liabilities which it may incur arising out of or in the exercise or performance of its powers and duties hereunder, including the costs and expenses (including attorneys fees) of defending against any claim of liability, but excluding liabilities due to the Dissemination Agent's or the Authority's negligence or wilful misconduct. The obligations of the Guarantor under this subsection shall survive resignation or removal of the Dissemination Agent and payment of the Bonds.

                (c) The Dissemination Agent, or any successor thereto, may at any time resign and be discharged of its duties and obligations hereunder by giving not less than thirty (30) days written notice to the Authority. Such resignation shall take effect on the date specified in such notice.

                Section 2.6. Responsibilities, Duties, Immunities and Liabilities of the Trustee.

                (a) Article X of the Authority Series C Bond Resolution is hereby made applicable to this Guarantor Continuing Disclosure Agreement as if the duties of the Trustee under this Guarantor Continuing Disclosure Agreement were (solely for this purpose) set forth in the Authority Series C Bond Resolution.

                Section 2.7. Additional Persons Obligated under Rule 15c2-12. The Authority agrees that it will cause any other person who becomes an "Obligated Person" as such term is defined in Rule 15c2-12 to perform all of the duties of the Authority herein.

                                    ARTICLE 3

                              DEFAULTS AND REMEDIES

                Section 3.1. Disclosure Default. The occurrence and continuation of a failure by the Authority or the Guarantor to observe, perform or comply with any covenant, condition or agreement on its part to be observed or performed in this Guarantor Continuing Disclosure Agreement and such failure shall remain uncured for a period of thirty (30) days after written notice thereof has been given to the Authority and the Guarantor by the Trustee or any Bondholder shall constitute a default hereunder.

                Section 3.2. Remedies on Default.

                (a) The Trustee may, at the request of the Underwriter or the Holders of at least twenty-five percent (25%) in aggregate principal amount of Outstanding Bonds and after the Trustee has been indemnified to its satisfaction against any and all costs and expenses, outlays and counsel fees and other reasonable disbursements, and against all loss, liability and expenses, or any Bondholder, for the equal benefit and protection of all Bondholders similarly situated, may take whatever action at law or in equity against the Authority or the Guarantor and any of the officers, agents and employees of the Authority or the Guarantor which is necessary or desirable to enforce the specific performance and observance of any obligation, agreement or covenant of the Authority or the Guarantor under this Guarantor Continuing Disclosure Agreement and may compel the Authority or the Guarantor or any such officers, agents or employees, except for the Dissemination Agent, to perform and carry out their duties under this Guarantor Continuing Disclosure Agreement; provided, that no person or entity shall be entitled to recover monetary damages hereunder under any circumstances.

                (b) In case the Trustee or any Bondholder shall have proceeded to enforce its rights under this Guarantor Continuing Disclosure Agreement and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Trustee or any Bondholder, as the case may be, then and in every such case the Authority, the Guarantor or the Trustee and any Bondholder, as the case may be, shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Authority, the Guarantor or the Trustee and any Bondholder shall continue as though not such proceeding had been taken.

                (c) A default under this Guarantor Continuing Disclosure Agreement shall not be deemed an Event of Default under the Authority Series C Bond Resolution, and the sole remedy under this Guarantor Continuing Disclosure Agreement in the event of any failure by the Authority to comply with this Guarantor Continuing Disclosure Agreement shall be as set forth in subsection 3.2(a) of this Guarantor Continuing Disclosure Agreement.

                                    ARTICLE 4

                                  MISCELLANEOUS

                Section 4.1. Purposes of the Guarantor Continuing Disclosure Agreement. This Guarantor Continuing Disclosure Agreement is being executed and delivered by the Authority, the Guarantor and the Trustee for the benefit of the Bondholders and in order to assist the Underwriter in complying with clause
(b)(5) of Rule 15c2-12.

                Section 4.2. Third-Party Beneficiaries: The Bondholders. Each Bondholder is hereby recognized as being a third-party beneficiary hereunder and each may enforce, for the equal benefit and protection of all Bondholders similarly situated, any such right, remedy or claim conferred, given or granted hereunder in favor of the Trustee.

                Section 4.3. Indemnified Parties. To the extent permitted by Law, the Guarantor agrees to indemnify and hold harmless the Trustee, the Dissemination Agent, the Authority and the Underwriter, and each person, if any, who has the power, directly or indirectly, to direct or cause the direction of the management and policies of each and any purchase of the Bonds through the ownership of voting securities, by contract or otherwise (collectively called the "Indemnified Parties"), against any and all losses, claims, damages, liabilities or expenses whatsoever caused by such entity's failure to perform or observe any of its obligations, agreements or covenants under the terms of this Guarantor Continuing Disclosure Agreement, but only if and insofar as such losses, claims, damages, liabilities or expenses are caused by any such failure of the Guarantor to perform. In case any action shall be brought against the Indemnified Parties based upon this Guarantor Continuing Disclosure Agreement and in respect of which indemnity may be sought against the Guarantor, the Indemnified Parties shall promptly notify the Guarantor in writing. Upon receipt of such notification, the Guarantor shall promptly assume the defense of such action, including the retention of counsel, the payment of all expenses in connection with such action and the right to negotiate and settle any such action on behalf of such party. Any Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless the employment of such counsel has been specifically authorized by the Guarantor or unless by reason of conflict of interest determined by the written opinion of counsel to any such party, it is advisable for such party to be represented by separate counsel, to be retained by the Guarantor in which case the fees and expenses of such separate counsel shall be borne by the Guarantor. The Authority shall not be liable for any settlement of any such action effected without its written consent, but if settled with the written consent of the Guarantor or if there be a final judgment of the plaintiff in any such action with or without written consent, the Guarantor agrees to indemnify and hold harmless the Indemnified Parties from and against any loss or liability by reason of such settlement or judgment. Nothing in this paragraph shall require or obligate the Guarantor to indemnify or hold harmless the Indemnified

Parties from or against any loss, claim, damage, liability or expense caused by any negligence, recklessness or intentional misconduct of the Indemnified Parties in connection with such entity's performance of its obligations, agreements and covenants under this Guarantor Continuing Disclosure Agreement.

                Section 4.4. Additional Information. Nothing in this Guarantor Continuing Disclosure Agreement shall be deemed to prevent the Authority or the Guarantor from (a) disseminating any other information, using the means of dissemination set forth in this Guarantor Continuing Disclosure Agreement or any other means of communication, or (b) including any other information in any Guarantor Financial Statements or any Disclosure Event Notice, in addition to that which is required by this Guarantor Continuing Disclosure Agreement. If the Authority and the Guarantor choose to include any information in any Guarantor Financial Statements or any Disclosure Event Notice in addition to that which is specifically required by this Guarantor Continuing Disclosure Agreement, the Authority and the Guarantor shall have no obligation under this Guarantor Continuing Disclosure Agreement to update such information or include it in any future Guarantor Financial Statements or any future Disclosure Event Notice.

                Section 4.5. Notices. All notices required to be given or authorized to be given by any party pursuant to this Guarantor Continuing Disclosure Agreement shall be in writing and shall be sent by registered or certified mail (as well as by facsimile, in the case of the Trustee) to, in the case of the Authority, 101 Interchange Plaza, Cranbury, NJ 08512, Att: Chairman; in the case of the Guarantor, 1500 Ronson Road, Iselin, New Jersey 08830 Att:
Chief Financial Officer; and in the case of the Trustee, its principal corporate trust office at Amboy National Bank, 3590 Route 9 South, Old Bridge, New Jersey 08857, Att: Corporate Trust Department.

                Section 4.6 Assignments. This Guarantor Continuing Disclosure Agreement may not be assigned by any party without the consent of the others and, as a condition to any such assignment, only upon the assumption in writing of all of the obligations imposed upon such party by this Guarantor Continuing Disclosure Agreement.

                Section 4.7. Severability. If any provision of this Guarantor Continuing Disclosure Agreement shall be held or deemed to be or shall, in fact, be illegal, inoperative or unenforceable, the same shall not affect any other provision or provisions herein contained or render the same invalid, inoperative or unenforceable to any extent whatever.

                Section 4.8. Execution of Counterparts. This Guarantor Continuing Disclosure Agreement may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument. The parties hereto may sign the same counterpart or each party hereto may sign a separate counterpart.

                Section 4.9. Amendments, Changes and Modifications.

                (a) Except as otherwise provided in this Guarantor Continuing Disclosure Agreement, subsequent to the initial issuance of the Bonds and prior to their payment in full (or provision for payment thereof having been made in accordance with the provisions of the Authority Series C Bond Resolution), this Guarantor Continuing Disclosure Agreement may not be effectively amended, changed, modified, altered or terminated without the written consent of the Trustee.

                (b) Without the consent of any Bondholders, the Authority, the Guarantor and the Trustee at any time and from time to time may enter into any amendments or modifications to this Guarantor Continuing Disclosure Agreement for any of the following purposes:

                         (i) to add to covenants and agreements of the Authority
                and the Guarantor hereunder for the benefit of the Bondholders, or to surrender any right or power conferred upon the Authority or the Guarantor by this Guarantor Continuing Disclosure Agreement;

                         (ii) to modify the contents, presentation and format of
                the Guarantor Financial Statements and Guarantor Data from time to time to conform to changes in accounting or disclosure principles or practices and legal requirements followed by or applicable to the Authority and the Guarantor, or to reflect changes in the identity, nature or status of the Authority or the Guarantor or in the business, structure or operations of the Authority or the Guarantor or any mergers, consolidations, acquisitions or dispositions made by or affecting the Authority or the Guarantor; provided that any such modification shall comply with the requirements of Rule 15c2-12 as then in effect at the time of such modification;

                         (iii) to cure any ambiguity, to correct or supplement
                any provision hereof which may be inconsistent with any other provision hereof, or to include any other provisions with respect to matters or questions arising under this Guarantor Continuing Disclosure Agreement which, in each case, comply with Rule 15c2-12 as then in effect at the time of such modification; or

                         (iv) to assure continued compliance with Rule 15c2-12
                pursuant to the provisions of subsection 4.10 hereof,

provided, that prior to approving any such amendment or modification, the Trustee and the Authority determine that such amendment or modification does not adversely affect the interests of the Holders of the Bonds in any material respect.

                (c) Upon entering into any amendment or modification required or permitted by this Guarantor Continuing Disclosure Agreement, the

Dissemination Agent shall deliver to each of the Repositories written notice of any such amendment or modification.

                (d) The Authority and the Trustee shall be entitled to rely exclusively upon an opinion of counsel nationally recognized as expert in Federal securities law acceptable to the Authority to the effect that such amendments or modifications comply with the conditions and provisions of this
Section 4.9.

                Section 4.10. Amendments Required by Rule 15c2-12. The Authority, the Guarantor and the Trustee each recognize that the provisions of this Guarantor Continuing Disclosure Agreement are intended to enable the Underwriter to comply with Rule 15c2-12. If, as a result of a change in Rule 15c2-12 or in the interpretation thereof, a change in this Guarantor Continuing Disclosure Agreement shall be permitted or necessary to assure continued compliance with Rule 15c2-12 and upon delivery by the Underwriter of an opinion of counsel nationally recognized as expert in Federal securities law acceptable to the Authority to the effect that such amendments shall be permitted or necessary to assure continued compliance by the Underwriter with Rule 15c2-12 as so amended or interpreted, then the Authority, the Guarantor and the Trustee shall, amend this Guarantor Continuing Disclosure Agreement to comply with and be bound by any such amendment to this Guarantor Continuing Disclosure Agreement to the extent necessary or desirable to assure compliance with the provisions of Rule 15c2-12 and provide the written notice of such amendment as required by subsection 4.9(c) hereof.

                Section 4.11. Miscellaneous. The Authority and the Underwriter may rely upon the representation of the Guarantor hereunder in connection with the issuance of the Bonds. The Guarantor covenants that it has never failed to comply with any continuing disclosure obligation.

                Section 4.12. Governing law. This Guarantor Continuing Disclosure Agreement shall be governed exclusively by and construed in accordance with the applicable laws of the United States of America and the State of New Jersey.

              Section 4.13. Termination of Continuing Disclosure Obligations. The continuing obligation of the Authority and the Guarantor under Section 2.1 and 2.2, respectively, hereof to provide the Guarantor Financial Statements and any Disclosure Event Notice, as applicable, and to comply with the other requirements of said Section shall terminate if and when either (a) the Bonds are no longer Outstanding in accordance with the terms of the Authority Series C Bond Resolution or (b) the Authority and the Guarantor no longer remain an "Obligated Person" (as defined in Rule 15c2-12(f)(10)) with respect to the Bonds and in either event, only after the Authority delivers, or causes the Dissemination Agent to deliver, to each of the Repositories written notice to such effect.

                Section 4.13. Binding Effect. This Guarantor Continuing Disclosure Agreement shall inure to the benefit of and shall be binding upon the Authority, the Guarantor and the Trustee and their respective successor and assigns.

                IN WITNESS WHEREOF, THE MIDDLESEX COUNTY IMPROVEMENT AUTHORITY, THE MIDDLESEX WATER COMPANY AND _______________________, have caused this Guarantor Continuing Disclosure Agreement to be executed in their respective names as of the date first above written.


                                      THE MIDDLESEX COUNTY IMPROVEMENT AUTHORITY

                                      BY: ______________________________________
                                          LEONARD J. ROSEMAN, CHAIRMAN


                                      MIDDLESEX WATER COMPANY

                                      BY: ______________________________________
                                          J. RICHARD TOMPKINS, PRESIDENT AND
                                            CHAIRMAN OF THE BOARD


                                      AMBOY NATIONAL BANK, AS TRUSTEE

                                      BY: ______________________________________

                                   SCHEDULE K

                FORM OF GUARANTOR PERFORMANCE GUARANTY AGREEMENT

                                                                        DRAFT IV
                                                                        11/17/98


                    GUARANTOR PERFORMANCE GUARANTY AGREEMENT

                          DATED AS OF _______ ___, 1998

                    GUARANTOR PERFORMANCE GUARANTY AGREEMENT

                THIS GUARANTOR PERFORMANCE GUARANTY AGREEMENT (the "Guarantor Performance Guaranty Agreement") among MIDDLESEX WATER COMPANY (the "Guarantor"), a __________ corporation, the CITY OF PERTH AMBOY, a public body corporate and politic of the State of New Jersey (the "State"), the MIDDLESEX COUNTY IMPROVEMENT AUTHORITY (the "Authority"), a public body corporate and politic of the State and AMBOY NATIONAL BANK a state banking corporation, as trustee (the "Trustee");

                                   WITNESSETH

                WHEREAS, the City and the Authority have entered into an Agreement dated as of _________ ___, 1998 entitled "Agreement Between the City of Perth Amboy, in the County of Middlesex, New Jersey, The Middlesex County Improvement Authority and Utility Service Affiliates, Inc., a Subsidiary of Middlesex Water Company for Operation, Maintenance and Management Services for the City's Water System and Wastewater System" (the "Agreement") with Utility Service Affiliates, Inc. (the "Company"), a subsidiary of the Guarantor for the operation, maintenance and management and, in certain instances, improvement of the City's wastewater and water system (the "System"); and

                WHEREAS, the City and the Authority have required the Company under the Agreement to provide this guaranty (the "Performance Guaranty") from the Guarantor pursuant the Agreement; and

                WHEREAS, the Guarantor acknowledges that the City and the Authority would not enter into the Agreement unless the Guarantor provided this Performance Guaranty and the Guarantor shall receive benefit because of the Agreement; and

                WHEREAS, the Guarantor is willing to provide such Performance Guaranty;

                NOW THEREFORE, as an inducement to the City and the Authority to enter into the Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor agrees as follows:

                (1) The Guarantor hereby guarantees the full and prompt performance by the Company of all the Company's obligations under the Agreement when due (the "Obligations") in accordance with the terms and conditions contained herein.

                (2) The Guarantor further guarantees that in the event the Company fails to duly and properly perform and satisfy when due any and all of its Obligations under the Agreement, Guarantor shall, upon written demand of the City, with notice to the Authority, setting forth the specific failure of the Company, promptly perform and satisfy those Obligations set forth in such demand.

                (3) The obligations of the Guarantor under this Performance Guaranty (i) shall be absolute, irrevocable and unconditional under any and all circumstances without regard to the genuineness, validity, legality or enforceability of the Agreement (unless the City or the Authority, their successors or assigns, assert any claim or defense based on any alleged invalidity, illegality or unenforceability of the Agreement or any term thereof) or of any term thereof, or lack of power or authority of any party (other than the City or the Authority) to enter into the Agreement, or any substitution, release or exchange of any other guaranty of or any security for the Obligations, and irrespective of any other circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor,
(ii) are in no way conditional upon any attempt to enforce performance or compliance by the Company and (iii) shall remain in full force and effect until the performance by the Company of all of its performance and payment Obligations under the Agreement. This Performance Guaranty shall continue to be effective or be automatically reinstated, as the case may be, if at any time any payment by or on behalf of the Company or the Guarantor in respect of the Obligations is rescinded or must otherwise be restored by the City or the Authority to the Company or such Guarantor, as the case may be, or any assignee of the City or the Authority for any reason whatsoever, including, but not limited to, any proceedings in bankruptcy or reorganization, as though such payment had not been made and the Guarantor agrees that it shall indemnify the City and the Authority on demand for all costs and expenses (including, without limitation, fees and expenses of counsel) incurred by the City and the Authority in connection with any such rescission or restoration. Without limiting the generality of the foregoing, the obligations of the Guarantor shall not be affected, reduced, modified or impaired upon the happening from time to time of any of the following events, whether or not with notice to or the consent of Guarantor:

                         (a) the failure to give notice to Guarantor of the
                occurrence of a default by the Company under the terms and provisions of the Agreement;

                         (b) the modification or amendment (in accordance with
                the terms of the Agreement) (whether material or otherwise) of any obligation, covenant or agreement set forth in the Agreement;

                         (c) any failure, omission, delay by or lack on the part
                of the City and the Authority to assert or exercise any right, power or remedy conferred on the City or the Authority in the Agreement or this Performance Guaranty;

                         (d) the voluntary or involuntary liquidation,
                dissolution, sale or other disposition of all or substantially all of the City's, the Authority's and/or the Company's assets, the marshaling of the City's, the Authority's and/or the Company's assets and liabilities, the receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition with creditors, or readjustments of, or other similar proceedings affecting the City, the Authority and/or the Company or the Guarantor or any of the assets of any of them;

                         (e) the assignment (in accordance with the terms of the
                Agreement) of any right, title or interest of the City or the Authority in the System or the Agreement to any other person, including, without limitation, any person providing financing to the City or the Authority and any entity purchasing an interest in the System pursuant to a leverage lease or similar arrangement; or

                         (f) any other cause or circumstance, foreseen or
                unforeseen, whether similar or dissimilar to any of the foregoing;

                it being the intent of Guarantor that its obligations hereunder shall not be discharged except by payment for and/or performance of the Company's Obligations, and then only to the extent of such payment or performance.

                (4) Guarantor hereby waives diligence, presentment, demand of payment, protest and all notices whatsoever, including, without limitation, notice of (1) any alteration or modification of the Agreement, provided such alteration or modification has been duly executed by the Company, (2) the City's or the Authority's acceptance and reliance on this Performance Guaranty and (3) notice of default or demand in the case of default, provided such notice or demand has been given to or made upon the Company, and any requirement that the City exhaust any right, power or remedy or proceed against the Company under the Agreement or any other agreement or instrument referred to herein or therein or against any other person under any other guarantee of, or security for, any of the Obligations.

                (5) If a demand, in accordance with Section 2 of this Performance Guaranty, is made upon the Guarantor and the Guarantor duly and properly performs the obligations of the Company set forth in the demand, then
(a) after satisfaction in full of all of the Obligations, the Guarantor shall be subrogated to the rights of the Company against the City and the Authority, and
(b) the City and the Authority shall suspend the pursuit of any remedy against the Company in respect of any such Obligations which have been fully satisfied by Guarantor hereunder;

                 (6) The Guarantor hereby represents and warrants that:

                         (a) it is a corporation duly organized and existing
                under the laws of the State of New Jersey and qualified to do business therein; it is not in default under any provisions of the laws of said state or under its certificate of incorporation; it has corporate power under said laws and under its certificate of incorporation to enter into and perform all agreements on its part herein contained; it has, by proper corporate action, duly authorized the entering into and the execution and delivery of this Performance Guaranty; and entering into this Performance Guaranty and performance hereunder is not an event of default or otherwise contrary to any obligation by which it is bound; and this Performance Guaranty has been duly and validly executed and delivered by the Guarantor and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting rights of creditors of Guarantor generally); and

                         (b) there is no action or proceeding pending or
                threatened against it before any court or administrative agency that could reasonable adversely affect its ability to perform its Obligations under this Performance Guaranty and all authorizations, consents and approvals of governmental bodies or agencies required in connection with the execution and delivery of this Performance Guaranty or in connection with the performance of its obligations hereunder have been obtained as required hereunder or by law.

                (7) This Performance Guaranty shall be governed by the laws of the State of New Jersey, and the Guarantor hereby agrees to service of process in the State of New Jersey for any claim or controversy arising out of this Performance Guaranty or relating to any breach and to submit to the exclusive jurisdiction of any court of competent jurisdiction in the State.

                (8) This Performance Guaranty shall be binding upon and enforceable against the Guarantor, its successors and assigns, and is for the benefit of the City and the Authority, their successors, agents and assigns.

                IN WITNESS WHEREOF, the Guarantor, the City, the Authority and the Trustee has executed this instrument the day and year first above written.

ATTEST:                                    MIDDLESEX WATER COMPANY,
                                           AS GUARANTOR

---------------------------                -------------------------------
MARION REYNOLDS, VICE                      J. RICHARD TOMPKINS, PRESIDENT
 PRESIDENT, TREASURER                        AND CHAIRMAN OF THE BOARD
 AND SECRETARY

ATTEST:                                    CITY OF PERTH AMBOY

---------------------------                --------------------------------
ELAINE M. KICZULA, CLERK                   JOSEPH VAS, MAYOR


ATTEST:                                    MIDDLESEX COUNTY IMPROVEMENT
                                           AUTHORITY

---------------------------                --------------------------------
RALPH MOCCI, SECRETARY                     LEONARD J. ROSEMAN, CHAIRMAN


ATTEST:                                    AMBOY NATIONAL BANK,
                                           AS TRUSTEE

By: _______________________                By: _______________________________

Name: _____________________                Name:______________________________

Title: ____________________                Title: ____________________________

                                                                      SCHEDULE L
                               INITIAL FACILITIES

                  The facilities currently comprising the water and wastewater Systems of the City of Perth Amboy consist of the following:

         5. Runyon Watershed, consisting of approximately 1,250 acres, 8 million gallons of water per day, treatment plant, two dams, a recharge reservoir of 75 acres, production wells and piping;

         6. A 40 million gallon covered roof reservoir on Florida Grove Road in the City;

         7. The Albert Street standpipe, the storage capacity of 1 million gallons;

         8. The Water Utility Distribution Maintenance Shop and Garage, located on Smith Street in the City;

         9. Two functioning Raritan River crossings, one currently in use by the City, and one leased to the Middlesex Water Company;

         10.      Transmission pipelines, consisting of:

                  (a) A 16" main, approximately 12.5 miles long, serving customers in the Township of Old Bridge and the Borough of Sayreville;

                  (b) A 24" and a 30" transmission main, both of which extend to the City a distance of approximately 8.5 miles

         11. Approximately 59 miles of water distribution mains and a similar amount of sewer collection mains, 700 fire hydrants and 1100 sewer catch basins; and

         12. The sewer system, consisting of 18 combined sewer out falls, a main pumping station rated at 12.5 million gallons per day and 3 lift stations.


                                             SCHEDULE M

                                          LEASED EMPLOYEES

                                                             Date of
         Title                          Name                   Hire                  Union
         -----                          ----                   ----                  -----
Director of PW/MU               Jimenez, Luis                 3/30/87              Management

Laborer                         Allen, Alfred                 1/8/90               Blue Collar
                                Covington, Charles            7/15/91              Blue Collar
                                DeLeon, Pablo                 11/16/97             Blue Collar
                                Fernandez, Benjamin           2/16/89              Blue Collar
                                Leon, Hector                  10/20/97             Blue Collar
                                Rivera, William               8/19/95              Blue Collar
                                Vega, Jose                    3/2/92               Blue Collar

Supervisor Water                Aviles, Alberto               5/2/83               Blue Supv.
                                Zawisktowski, Joseph          9/27/71              Blue Supv.

Water Repairer                  Cruz, Catalino                1/21/85              Blue Collar
                                Deak, Alan                    4/25/88              Blue Collar
                                Lund, Robert                  4/20/89              Blue Collar
                                Mroczkowski, Kenneth          8/23/88              Blue Collar
                                Santiago, Mario               6/28/82              Blue Collar

Supv. Accountant                David, Acela                  11/23/87             Blue Collar

W Plant Operator                Donnelly, Brian               6/8/88               Blue Collar

Chief Clerk                     Olexa, Rose Ann               10/1/79              White Supv.

Water Res Attend.               Kurtz, Michael                11/22/76             Blue Collar
                                Rios, Andy                    7/9/91               Blue Collar

Prin. Acct. Clerk               Morales, Annette              1/28/85              White Collar

Prin. Water Shed                Pejakovich, Danilo            10/29/73             Blue Supt.

SWT Plant Oper.                 Porcaro, Joseph               4/7/86               Blue Collar
                                Walters, Clynton              7/12/82              Blue Collar

Super WT Rep                    Rivera, Epifano               7/16/84              Blue Supv.

Meter Reader                    Burns, Thomas                 3/11/85              Blue Collar

Meter Repairer                  Stek, Charles                 10/15/74             Blue Collar



                                                             Date of
         Title                          Name                   Hire                  Union
         -----                          ----                   ----                  -----
Asst Watershed Supt             Tanko, Leon                   8/15/83              Blue Supt.

Equip. Operator                 Wild, Francis                 8/4/86               Blue Collar

Cashier                         Ziembra, Dolores              7/15/91              White Collar

Sr. Clerk Typist                Bergman, Gerd                 8/19/95              White Collar

Laborer                         Bosques Jr., Pablo            5/16/83              Blue Collar

Filter Operator                 Cameron, Rodney               9/15/86              Blue Collar
                                Silva, Edwardo                4/1/85               Blue Collar

Equipment Operator              Delibero, Vincent             9/14/81              Blue Collar

Super Main Repairer             Diaz, Juventino               3/13/79              Blue Supv.

Pumping Station
 Operator                       Febles, Guilermo              11/17/88             Blue Collar

Sewer Plant
 Repairer                       Feliciano, Robert             11/23/81             Blue Collar

Sewer Plant
 Operator                       Klempa, Gregory               12/14/82             Blue Collar

Super Sewer Maint               LaRosa, Joseph                8/16/73              Blue Supv.

Sewer Superintendent            Olexa, Michael                1/9/67               Blue Supt.


     The City agrees that it will not hire additional employees for positions held by Leased Employees. Nothing shall prevent the City from transferring a Leased Employee to a job not held by a Leased Employee and not covered by this Agreement. Likewise, nothing shall prevent a Leased Employee from applying for and accepting a transfer to a job not held by a Leased Employee and not covered by this Agreement.

     The discipline protocol for all Leased Employees shall be governed by the applicable Civil Service Regulations and by the Collective Bargaining Agreements in effect between the City and the Unions. The following disciplinary protocols are currently in effect:


     1. BLUE COLLAR UNION, AFSCME, LOCAL 2633

                                   ARTICLE 37

                            DISCIPLINE AND DISCHARGE

     An employee may be disciplined or discharged for just cause. Employees shall have the opportunity to be represented by the Union when such employees is advised of disciplinary action being taken against him/her.

     A copy of all disciplinary actions shall be sent to the Union President.

     2. WHITE COLLAR UNION, AFSCME, LOCAL 2270


                                   ARTICLE 36

                            DISCIPLINE AND DISCHARGE

     An employee may be disciplined or discharged for just cause. Employees shall have the opportunity to be represented by the Union when such employee is advised of disciplinary or discharge action being taken against him or her.

     3. BLUE COLLAR SUPERINTENDENTS UNION EMPLOYEES SERVICE UNION, LOCAL 702


                                   ARTICLE 33

                            DISCIPLINE AND DISCHARGE

     Employees may be disciplined or discharged for just case and shall have the opportunity to be represented by the Union when advised of such disciplinary or discharge action.

     A copy of all disciplinary actions shall be sent to the Union
Representative.

     4. BLUE COLLAR SUPERVISORS UNION, PUBLIC EMPLOYEES SERVICE UNION,
LOCAL 702

                                   ARTICLE 33

                            DISCIPLINE AND DISCHARGE

     An Employee may be disciplined or discharged for just cause. Employees shall have the opportunity to be represented by the Union when such employee is advised of disciplinary or discharge action being taken against him/her.


     A copy of all disciplinary actions shall be sent to the Union
Representative.

     5. WHITE COLLAR SUPERVISORS UNION, PUBLIC EMPLOYEES SERVICE UNION,
LOCAL 702

                                   ARTICLE 33

                            DISCIPLINE AND DISCHARGE

     Employees may be disciplined or discharged for just cause and shall have the opportunity to be represented by the Union when advised of such disciplinary or discharge action. A copy of all disciplinary actions shall be sent to the Union representative.

     The City shall be responsible for notifying the Company promptly of any changes in its applicable Collective Bargaining Agreements and/or discipline protocols. The City shall also provide the Company with copies of all applicable Collective Bargaining Agreements, any changes to said Agreements and/or discipline protocols.

     In the event a Leased Employee engages in conduct which, int he Company's judgment, warrants, discipline, the Company shall promptly report such conduct to the City. If after consultation between the Company and City, it is determined by the Company that disciplinary action is warranted, the City will administer the appropriate discipline in accordance with its obligations under any applicable Collective Bargaining Agreement.

     In the event a disciplinary incident warrants immediate action, the Company is authorized to have any Leased Employee removed from the workplace until such time that a final decision on disciplinary action can be made.

     The City is solely responsible for determining and administering its own discipline. In the event that any disciplinary action results in a Leased Employee filing a grievance or arbitration, the City is solely responsible for participating in and administering the grievance/arbitration. The Company agrees to provide any reasonable support needed to assist the City in the grievance/arbitration process.

                                   SCHEDULE N

                                    MCUA FEES


                     CONTRACT
                       YEAR                          AMOUNT
                     --------                      -----------
                         1                         $1,700,000*
                         2                          1,751,000
                         3                          1,804,000
                         4                          1,858,000
                         5                          1,913,000
                         6                          1,971,000
                         7                          2,030,000
                         8                          2,091,000
                         9                          2,154,000
                        10                          2,218,000
                        11                          2,285,000
                        12                          2,353,000
                        13                          2,424,000
                        14                          2,497,000
                        15                          2,571,000
                        16                          2,649,000
                        17                          2,728,000
                        18                          2,810,000
                        19                          2,894,000
                        20                          2,981,000
                        21                          3,070,000*

----------

* Amount to be Prorated during a short first and last Contract Year.

                                   SCHEDULE O

                              NON-PROFIT FACILITIES


              NAME                                        LOCATION
             ------                                      ----------
 1. Beth Israel Congregation                         164 Jefferson Street

 2. Bethel Christian Church                          188 Hall Avenue

 3. Christian Church Mt. Carmel-
    Assembly of God                                  282 King Street

 4. Church of God in Christ                          361 High Street

 5. Congregation Shaarey Tefiloh                     15 Market Street

 6. First Baptist Church of
      Perth Amboy                                    High & Market Streets

 7. First Presbyterian Church of
      Perth Amboy                                    250 High Street

 8. Glad Tidings Assembly                            463 Amboy Avenue

 9. Grade Lutheran Church                            600 New Brunswick Ave.

10. Holy Spirit Catholic Church                      496 Penn Street

11. Holy Trinity Catholic Church                     331 Kirkland Place

12. Hungarian Reformed Church                        255 Goodwin Street

13. Jehovah's Witnesses                              255 Goodwin Street

14. John Calvin Magyar Reformed Church               493 Amboy Avenue

15. Our Lady of Hungary Catholic Church              697 Cortland

16. Perth Amboy English S.D.A. Church                411 Neville Street

17. Perth Amboy Hungarian S.D.A. Church              Alpine & Francis St.

18. Perth Amboy Spanish S.D.A. Church                258 State Street

19. St. Cyril & Methodist National
      Catholic Church                                598 Jacques Street

20. St. Demetrios Greek Orthodox Church              Sadowski Pkwy & Wisteria

21. St. James A.M.E. Zion Church                     68 Commerce Street

              NAME                                        LOCATION
             ------                                      ----------
22. St. John's Firt Hungarian
      Lutheran Church                                662 Amboy Avenue

23. Deliverance Tabernacle                           Pulaski Ave. & State St.

24. Our Lady of Fatima Church                        380 Smith Street

25. Iglesia Christian Bethel Church                  197 Hall Avenue

26. Iglesia Pentecostal Cruz
      Del Calvary                                    189 Gordon Street

27. Magyar S.D.A. Church                             331 Kirkland Place

28. Magyar Reformed Church                           145 Broad Street

29. St. John's Greek Catholic Church                 145 Broad Street

30. St. Mary's Catholic Church                       104 Center Street

31. St. Michael's Byzantine
      Catholic Church                                401 Hall Avenue

32. St. Nicholas Byzantine
      Catholic Church                                320 Washington Street

33. St. Paul's Evangelical
      Reformed Church                                68 Brighton Avenue

34. St. Paul's Evangelical
      Reformed Church                                231 Brighton Avenue

35. St. Peter's Episcopal Church                     183 Rector Street

36. St. Spiridon Russian
      Orthodox Church                                649 Charles Street

37. St. Stephen's Chatholic Church                   490 State Street

38. Second Baptist Church                            101 Broad Street

39. Seventh Day Adventist
      Spanish Church                                 260 State Street

40. Simpson United Methodist Church                  331 High Street

41. Temple Baptist Church                            495 Pfeiffer Blvd.

              NAME                                        LOCATION
             ------                                      ----------
42. Temple Beth Mordecai                             224 High Street

43. Ukrainian Catholic Church
      of the Assumption                              684 Alta Vista Place

44. Alpine Cemetery                                  Amboy Avenue

45. St. Mary's Cemetery                              Amboy Avenue

46. St. Peter's Cemetery                             Kearney Avenue

47. St. Nicholas Cemetery                            Florida Grove Road

48. Ukrainian Cemetery                               Florida Grove Road

49. Jewish Cemetery                                  Florida Grove Road

50. Italian Tripoli Club                             Johnstone Street

51. Elk's Lodge                                      New Brunswick Avenue

52. P.R.A.H.D.                                       First Street

53. V.F.W.                                           Brace Avenue

54. American Legion                                  Smith Street

55. Knights of Columbus                              High Street

                                   SCHEDULE P

                          ONGOING CAPITAL IMPROVEMENTS

A. WATER SYSTEM

     1. Previously City authorized Water System capital improvements:

          a. Ordinance #553-91 providing for acquisition of various equipment, machinery and vehicles for the water utility, lagoon modifications, and the construction and installation of improvements to the water system, including a sludge handling project and reservoir construction, together with other purposes necessary, appurtenant or incidental thereto or therefor;

          b. Ordinance #598-92 providing for the purchase and installation of one pilot style meter on the 30" River Main Crossing, 2 butterfly valves at Runyon Water Facility, a 1 MGD service pump, 2 high efficiency motors on existing pumps at the South Amboy Booster Station, the replacement of two booster pumps and the refurbishment of the 16" Main at Runyon Water Facility, the conversion to hypochlorite disinfectant and the environmental disposal of primer, and the installation of various improvements to the Standpipe Project, all such improvements for the City Sewer Utility, together with other purposes necessary, appurtenant or incidental thereto or therefor;

          c. Ordinance #773-95 providing for improvements to the City's Water Distribution System, including projects designed to increase flows within the distributio system, eliminate dead ends, increase the minimum size of the mains and reestablish the control offered by the Alert Street standpipe, including all work and materials necessary therefor and incidental thereto; and

          d. Ordinance #873-96 providing for the improvements to the Runyon Water Treatment Plant, including the acquisition and installation of water clarifiers, filters and a water tower, and also including all work and materials necessary and incidental to the water delivery system improvements.

          e. Ordinance #947-98 providing for several improvements to (a) Runyon Watershed deep run reservoir safe yield analysis; (b) Runyon Water Treatment Plant engineering design and study; (c) Maurer Road Water Distribution Project - construction of new water supply main from State Street to supply point for Chevron water service; (d) design and construction of Amboy Avenue - Maurer Road water main loop; and (e) Runyon Treatment Plant improvements.

     2. Additional Capital Improvement Program:

          a. Replacement of all meters within first three years of Agreement and again 10 years from date of installation provided the City consents to such additional meter acquisition; and

          b. Improvements to upgrade the City's Water Distribution System within first 5 years of Agreement.

B. WASTEWATER SYSTEM

     1. Previously City authorized but unfunded Wastewater System Capital
Improvements:

          a. Ordinance #394-85 providing for the acquisition, construction and installation of the Marine Combined Sewer Overflow Abatement System including the Budapest sewer separation, rehabilitation of the State Street and Front Street Pump Stations, and rehabilitations of diversion chambers and tidegate installations; reconstruction of Second Street outfall; and Step 3 Program consisting of sewer improvements, construction and furnishing prefabricated 30 MGD pump station, main pump station construction and site improvements and main pump station and force main meter pit;

          b. Ordinance #439-87 providing for the various capital improvements to the sewer utility consisting of, but not limited to, the acquisition and installation of various items of equipment, acquisition or motor vehicle (truck), and construction of sewers, and anything incidentally relating thereto.

          c. Ordinance #554-91 providing for the acquisition of various equipment, machinery and vehicles for the sewer utility and the installation of improvements to and the rehabilitation of manholes, storm sewers and pumping stations, together with other purposes necessary appurtenant or incidental thereto or therefor;

          d. Ordinance #599-92 providing for various improvements to the Spa Springs Brook Channel and to the drainage system pipes and ditches at Discharge Point 901 at outer Smith Street, the removal of underground tanks at Front Street and State Street Lift Stations, the purchase and installation of a gas fired boiler and surface fuel tank at the Main Pumping Station, the installation of a pipe line connection with the State Street Sewer Line, the installation of a separate storm sewer line at Herber Street and Vincent Place, the replacement/repair of the storm discharge line from the diversion chamber to the discharge head wall at Discharge Point 007, Fayette Street and the replacement of an underground pump station at the Amboy Avenue Lift Station, together with other purposes necessary appurtenant or incidental thereto or therefor;

          e. Ordinance #723-94 providing engineering costs required to eliminate dry weather overflows and solids/floatables reduction from the City's Sewer System

          f. Ordinance #772-95 providing for construction of a new Amboy Avenue force main to replace deteriorated main, from pump station to Thomas Street; and replacement of slip lining of the Thomas Street interceptor sewer, each including all work and materials necessary therefor and incidental thereto; and

          g. Ordinance #801-95 providing for the replacement of the motor of the sewage pump at main pumping station with natural gas driven motor in order to save energy costs, including all work and materials necessary therefor and incidental thereto.

     2. Additional Capital Improvement Program:

          a. Improvements to the wastewater system to eliminate solids and floatables;

          b. Replace sewer main at the State Street S-turn in the vicinity of High Street and Buckingham Avenue.

          c.   Silzer Avenue Sewer Improvements.

          d.   Improvements to the Amboy Avenue Pumping Station.

                                   SCHEDULE Q

                          OUTSTANDING CITY INDEBTEDNESS


1980 Sewer Improvement Bonds .....................................    $  119,000

1988 Sewer Improvement Bonds .....................................    $  460,000

1993 Sewer Improvement Bonds .....................................    $7,431,000

1993 Water Improvement Bonds .....................................    $3,832,000

                                   SCHEDULE R

                                     PERMITS


          Permit Number                          Description
          -------------                          -----------

            #5006                        NJDEP Water Allocation Permit

            #0085472                     NJDEP Water Discharge Permit

            #1216001                     NJDEP Water Operation Permit

                                   SCHEDULE S

                                   DRAW PAPERS

                                                             Requisition No. ___

_________________________


_________________________


________________   ____   ___________

Attention: Corporate Trust Department


Re:      The Middlesex County Improvement Authority
         City of Perth Amboy Utility System Revenue Bonds
         (Perth Amboy Franchise Acquisition Project) Series 1998B
         --------------------------------------------------------

Dear Sirs:

     Pursuant to (i) Section 7.6 of that certain "Agreement Between the City of Perth Amboy, in the County of Middlesex, New Jersey, the Middlesex County Improvement Authority and Utility Service Affiliates, Inc., a Subsidiary of Middlesex Water Company for Operation, Maintenance and Management Services for the City's Water System and Wastewater System" dated as of _______ ___, 1998 (the "Agreement") by and among The Middlesex County Improvement Authority (the "Authority"), the City of Perth Amboy, New Jersey (the "City") and Utility Service Affiliates, Inc.(the "Company"), a subsidiary of Middlesex Water Company, and (ii) [Section ____ of the Authority's bond resolution entitled "RESOLUTION AUTHORIZING THE ISSUANCE OF UTILITY SYSTEM REVENUE BONDS AND/OR NOTES (PERTH AMBOY FRANCHISE ACQUISITION PROJECT) SERIES B OF THE MIDDLESEX COUNTY IMPROVEMENT AUTHORITY", duly adopted by the Authority on __________ ___, 1998, as amended and supplemented, ________________, as Trustee for the holders of the captioned bonds (the "Bonds"),] [Section __ of the revenue collection and disbursement agreement dated as of ________ __, ____ among ___________, _______, as System Trustee] is hereby requested to pay from moneys on deposit in the [Project Fund] [Capital Improvement Fund] the sum of $_______________, which amount shall be payable to

[___________________________________________________________________________ for
__________________________________________________ services]

     [the Company for reimbursement of Costs previously paid by the Company to _______________________________________________________________________ for
__________________________________________________ services]

incurred in connection with the acquisition, construction, renovation or installation of the Capital Improvements described as follows:

     Such payment obligation has been properly incurred, is an item of the cost of such Capital Improvements or portion thereof, is a proper charge against the [Project Fund] [Capital Improvement Fund], and has not been the basis of any previous withdrawal. Attached hereto is a bill, invoice, receipt or other evidence that payment of the cost of the Capital Improvements or portion thereof is due or has been paid by or on behalf of the Company.


                                          Very truly yours,


                                          UTILITY SERVICE AFFILIATES, INC.

Dated:__________

                                          By:
                                              ----------------------------------
                                              Authorized Officer



Approved by City:


By:
    ---------------------------------
    Authorized Officer




Approved as to form by Authority:


By:
    ---------------------------------
    Authorized Officer

                                   SCHEDULE T

                                      RATES

                                                   Blended Annual
                      Year                      Percentage Increase
                     ------                     -------------------
                        1                               0.00%
                        2                               0.00%
                        3                               1.10%
                        4                               1.11%
                        5                               1.13%
                        6                               4.74%
                        7                               4.75%
                        8                               4.76%
                        9                               4.77%
                        10                              4.78%
                        11                              4.79%
                        12                              4.80%
                        13                              4.81%
                        14                              4.82%
                        15                              4.83%
                        16                              4.84%
                        17                              4.85%
                        18                              0.00%
                        19                              0.00%
                        20                              0.00%

------------------------------------------------------------------------------------------------------------------------------------
                                                         CITY OF PERTH AMBOY
                                              WATER AND SEWER PRIVATIZATION INITIATIVE
------------------------------------------------------------------------------------------------------------------------------------
SUMMARY OF RATE INCREASES
------------------------------------------------------------------------------------------------------------------------------------
     Water Meters                                                                  Sewer Meters
------------------------------------------------------------------------------------------------------------------------------------
Year  5/8"   3/4"    1"    1 1/2"   2"     3"      4"      6"      8"      10"  Residential  Commercial  Industrial  Monitoring Fees
------------------------------------------------------------------------------------------------------------------------------------
1     0.00%  0.00%  0.00%  0.00%  0.00%   0.00%   0.00%   0.00%   0.00%   0.00%    0.00%        0.00%       0.00%         0.00%
----------------------------------------------------------------------------------------------------------------------------------
2     0.00%  0.00%  0.00%  0.00%  0.00%   0.00%   0.00%   0.00%   0.00%   0.00%    0.00%        0.00%       0.00%         0.00%
----------------------------------------------------------------------------------------------------------------------------------
3     0.00%  0.00%  2.50%  2.50%  2.50%   2.50%   2.50%   2.50%   2.50%   2.50%    0.00%        2.50%       2.50%         2.50%
----------------------------------------------------------------------------------------------------------------------------------
4     0.00%  0.00%  2.50%  2.50%  2.50%   2.50%   2.50%   2.50%   2.50%   2.50%    0.00%        2.50%       2.50%         2.50%
----------------------------------------------------------------------------------------------------------------------------------
5     0.00%  0.00%  2.50%  2.50%  2.50%   2.50%   2.50%   2.50%   2.50%   2.50%    0.00%        2.50%       2.50%         2.50%
----------------------------------------------------------------------------------------------------------------------------------
6     4.00%  4.00%  4.00%  5.75%  5.75%   5.75%   5.75%   5.75%   5.75%   5.75%    4.00%        5.75%       5.75%         5.75%
----------------------------------------------------------------------------------------------------------------------------------
7     4.00%  4.00%  4.00%  5.75%  5.75%   5.75%   5.75%   5.75%   5.75%   5.75%    4.00%        5.75%       5.75%         5.75%
----------------------------------------------------------------------------------------------------------------------------------
8     4.00%  4.00%  4.00%  5.75%  5.75%   5.75%   5.75%   5.75%   5.75%   5.75%    4.00%        5.75%       5.75%         5.75%
----------------------------------------------------------------------------------------------------------------------------------
9     4.00%  4.00%  4.00%  5.75%  5.75%   5.75%   5.75%   5.75%   5.75%   5.75%    4.00%        5.75%       5.75%         5.75%
----------------------------------------------------------------------------------------------------------------------------------
10    4.00%  4.00%  4.00%  5.75%  5.75%   5.75%   5.75%   5.75%   5.75%   5.75%    4.00%        5.75%       5.75%         5.75%
----------------------------------------------------------------------------------------------------------------------------------
11    4.00%  4.00%  4.00%  5.75%  5.75%   5.75%   5.75%   5.75%   5.75%   5.75%    4.00%        5.75%       5.75%         5.75%
----------------------------------------------------------------------------------------------------------------------------------
12    4.00%  4.00%  4.00%  5.75%  5.75%   5.75%   5.75%   5.75%   5.75%   5.75%    4.00%        5.75%       5.75%         5.75%
----------------------------------------------------------------------------------------------------------------------------------
13    4.00%  4.00%  4.00%  5.75%  5.75%   5.75%   5.75%   5.75%   5.75%   5.75%    4.00%        5.75%       5.75%         5.75%
----------------------------------------------------------------------------------------------------------------------------------
14    4.00%  4.00%  4.00%  5.75%  5.75%   5.75%   5.75%   5.75%   5.75%   5.75%    4.00%        5.75%       5.75%         5.75%
----------------------------------------------------------------------------------------------------------------------------------
15    4.00%  4.00%  4.00%  5.75%  5.75%   5.75%   5.75%   5.75%   5.75%   5.75%    4.00%        5.75%       5.75%         5.75%
----------------------------------------------------------------------------------------------------------------------------------
16    4.00%  4.00%  4.00%  5.75%  5.75%   5.75%   5.75%   5.75%   5.75%   5.75%    4.00%        5.75%       5.75%         5.75%
----------------------------------------------------------------------------------------------------------------------------------
17    4.00%  4.00%  4.00%  5.75%  5.75%   5.75%   5.75%   5.75%   5.75%   5.75%    4.00%        5.75%       5.75%         5.75%
----------------------------------------------------------------------------------------------------------------------------------
18    0.00%  0.00%  0.00%  0.00%  0.00%   0.00%   0.00%   0.00%   0.00%   0.00%    0.00%        0.00%       0.00%         0.00%
----------------------------------------------------------------------------------------------------------------------------------
19    0.00%  0.00%  0.00%  0.00%  0.00%   0.00%   0.00%   0.00%   0.00%   0.00%    0.00%        0.00%       0.00%         0.00%
----------------------------------------------------------------------------------------------------------------------------------
20    0.00%  0.00%  0.00%  0.00%  0.00%   0.00%   0.00%   0.00%   0.00%   0.00%    0.00%        0.00%       0.00%         0.00%
----------------------------------------------------------------------------------------------------------------------------------

                                                                T-2

                                   SCHEDULE U

                        DESCRIPTION OF WASTEWATER SYSTEM

     The City operates a combined sewer collection system, consisting of approximately 59 miles of sewer mains as more fully described in Schedule D. It also consists of 1,100 storm water catch basins and 18 storm water out falls. The City maintains 3 lift stations and a main pumping station located on Second Street, at Sadowski Parkway, which is rated at 12.5 million gallons per day and which pumps City sewerage to the Middlesex County Utility Authority's Sayreville Treatment Plant for final disposition.

                                   SCHEDULE V

                       DESCRIPTION OF CITY'S WATER SYSTEM

     The Perth Amboy Water system consists of approximately 59 miles of City distribution mains with 8.5 miles of transmission pipelines with a permit capacity of 8 million gallons per day located in the Runyon Watershed, primarily in the Township of Old Bridge, with facilities more specifically described in Schedule D.

                                   SCHEDULE W

                    CERTIFICATE OF COMPLETION AND ACCEPTANCE

     The undersigned, being an Authorized Representative of the Utility Service Affiliates, Inc. (the "Company"), a subsidiary of Middlesex Water Company, under that certain "Agreement Between the City of Perth Amboy, in the County of Middlesex, New Jersey, The Middlesex County Improvement Authority and Utility Service Affiliates, Inc., a Subsidiary of Middlesex Water Company for Operation, Maintenance and Management Services for the City's Water System and Wastewater System" dated as of ________ __, 1998 (the "Agreement") by and among the Company, The Middlesex County Improvement Authority (the "Authority") and the City of Perth Amboy, New Jersey (the "City"), HEREBY CERTIFY on behalf of the Company in connection with the Ongoing Capital Improvement described on Schedule A attached hereto to be acquired, constructed, renovated and installed under the Agreement, that such Ongoing Capital Improvements has been acquired, constructed, renovated and installed pursuant to and in accordance with said Agreement, and have been accepted by the Company and are now available for use by the Company in accordance with the terms of the Agreement and the Authority Series B Bond Resolution (as defined in the Agreement).

     [The proceeds in the Project Fund previously available for draws made under the Agreement have been fully disbursed for costs of the Ongoing Capital Improvements.]

     [Moneys remain on deposit in the Project Fund created under the Authority Series B Bond Resolution after payment of all Ongoing Capital Improvements. Attached hereto is a schedule indicating when and how much of the remaining moneys are to be applied as stated in the Authority Series B Bond Resolution.]



                                          UTILITY SERVICE AFFILIATES, INC.

Dated:__________

                                          By:
                                              ----------------------------------
                                              Authorized Officer



Approved by City:


By:
    ---------------------------------
    Authorized Officer

Approved as to form only (without
any representations or warranty
with respect to the costs)


THE MIDDLESEX COUNTY IMPROVEMENT AUTHORITY


By: ------------------------------
    Authorized Officer


DATED:  _________________

                                   SCHEDULE X

                         MINIMUM VARIABLE FRANCHISE FEE


                    Contract
                      Year                           Amount
                    --------                        ---------
                       1                            $130,457*
                       2                             394,367
                       3                             604,782
                       4                             679,496
                       5                             418,806
                       6                             225,394
                       7                              99,420
                       8                             581,950
                       9                             483,651
                      10                             661,141
                      11                             794,083
                      12                             687,718
                      13                             882,996
                      14                             950,343
                      15                             968,825
                      16                             872,795
                      17                             875,313
                      18                             792,310
                      19                             621,386
                      20                             358,843
                      21                             349,900*

----------

* Prorated for the first and twenty first Contract Years.

                                   SCHEDULE Y

                             VEHICLES AND EQUIPMENT

                                   SCHEDULE Y

                             VEHICLES AND EQUIPMENT


A. WATER VEHICLES

1991 Chevy Utility Truck Odom Reading-009269                            5,000.00
VIN-1GBJR33K2MF306486


1993 Ford 150 P/U Odom Reading-33404                                    4,000.00
VIN-2FTEF15YOPCA73980


1987 GMC Siera 2500 Utility Truck Odom Reading-30012                    1,000.00
VIN-GTFR24Z3HF720955


1986 GMC Sierra Dump Odom Reading-022413                                2,500.00
VIN-1GDL7D1BXGV506931


1989 Ford F Series Dump Odom Reading-22983                              6,500.00
VIN-2FDLF47GOKCA75729


1983 GMC 7000 Dump Odom Reading-15137                                   5,000.00
VIN-GDM7D1E5DV531584


1987 John Deere 210C Front End Loader w/Backhoe                        14,500.00
SER-T0210CA739719


1986 GMC Sierra 2500 Utility Truck Odom Reading-71531                   3,000.00
VIN-2GTEC24N9G1526429


1993 Chevy 4x4 Odom Reading-24084                                       4,000.00
VIN-1GNCT18WXP0153702


1987 GMC Stake Body Odom Reading-39763                                  2,500.00
VIN-1GDHR34N7HS518778


1992 Chevy 4x4                                                          3,250.00
VIN-1GNCT18W9N0158936


1990 Hyster Forklift                                                    5,500.00
SER-DFD4895V

1980 Ford F800 Dump Cap. 5-6 Odom Reading-31967                         2,000.00
VIN-F82KVJJ8609

1993 Melrose Bobcat Front End Loader                                    7,500.00
SER-510125817

1993 Case Front End Loader 621B                                        25,000.00
SER-SER-JAKC028020

John Deere 310A Front End Loader w/Backhoe                              2,500.00
SER-346335T

1992 Chevy 4x4 Odom Reading-068466                                      4,000.00
VIN-1GNCT18W3N0158706

1993 Chevy Van Odom Reading-12087                                       3,500.00
VIN-2GCEG25Z8P4143683

Subtotal Water Vehicles:                                             $101,250.00
-----------------------                                              -----------


B. WATER VEHICLES LEASED FROM MCIA

1996 Ford Explorer
VIN-1FMCU2YXXTUD26823

John Deere 310E Front End Loader w/Backhoe
SER-T0310EX834714


C. WASTEWATER VEHICLES

1998 Ford 250 Truck Odom Reading-62848                                  1,500.00
VIN-2FDHF27Y3FCA93232

1992 Chevy Van Odom Reading-013501                                      5,000.00
VIN-2GCEG255Z7N4154848

1992 Ford L8000 Sewer Vacuum Truck Odom Reading--16595                 25,000.00
VIN-1FDYR82A2NVA07566

1985 Ford 800 Truck Odom Reading--029145                                7,500.00
VIN-1FDXK84N1FVA32783

1988 Dodge Wagon 4x4 Odom Reading-39683                                 3,000.00
VIN-3B4GW02Y4JM839502

1993 Ford P/U Odom Reading-29989                                        7,500.00
VIN-1FTEF15Y8PNA66866

1985 Ford Dump Odom Reading-36567                                       1,000.00
VIN-DKF37GOFCA1422

1990 GMC Vandura 3500 Odom Reading-001736                               7,000.00
VIN-2GDHG31K3M4501324

Subtotal Wastewater Vehicles:                                         $57,500.00
----------------------------                                          ----------


D. WASTEWATER VEHICLES LEASED FROM MCIA

1996 Ford F350 Odom Reading-8669
VIN-1FDJW35H1TEB29872

1995 Ford F350 Dump Odom Reading-9951
VIN-2FDKF38G33SCA51266

1995 Ford Truck w/IMT 2200Ser Boom Crane & Dump Odom Reading-17722 VIN-1FDLF47G7SEA50661



VEHICLE VALUE RECAP:

     WATER VEHICLES                               $101,250.00

     WASTEWATER VEHICLES                          $ 57,500.00

     TOTAL                                        $158,750.00

                                                                  PETER COSTANZO
--------------------------------------------------------------------------------
                                                                auctioneers inc.





                            FURNITURE & ELECTRONICS


EXECUTIVE DESK                                                       100.00

IBM 433 SX/S COMPUTER                                                250.00

XEROX COPY MACHINE W/ DOCUMENT FEEDER                              1,250.00
                                                                  ---------
METAL DESKS W/ RETURNS  2@65.00                                      130.00

IBM TYPEWRITER                                                        75.00

DRAFTING TABLE                                                       150.00

UTILITY CABINET WOOD                                                  50.00

LOT-CABINET PARTS                                                     75.00

SHELVING UNIT                                                         75.00

WOOD DP DESKS  2@75.00                                               150.00

4DR FILE CABINETS  6@50.00                                           300.00

WORKBENCHES  3@75.00                                                 225.00

6DR FILE CABINET                                                      75.00

UTILITY CABINET METAL  4@75.00                                       300.00

WORK BENCH                                                            75.00

UTILITY CABINETS W/ SINK 3@75.00                                     225.00
                                                                  ---------
                                                                  $3,505.00

                                                                  PETER COSTANZO
--------------------------------------------------------------------------------
                                                                auctioneers inc.


UTILITY DESK                                                          75.00

PACKARD BELL COMPUTER & MONITOR                                      350.00

IBM TYPEWRITER 2@75.00                                               150.00

WELBUILT STOVE                                                       200.00

IBM SELECT II TYPEWRITER                                             100.00

MONROE COPY MACHINE                                                  200.00

METAL MICA DESKS W/ RETURNS  2@75.00                                 150.00

DRAFTING TABLE                                                       150.00

MULTIPLE DRAWER FLAT FILE  3@100.00                                  300.00

4DR FILE CABINETS  7@50.00                                           350.00

AIR CONDITIONERS  2@75.00                                            150.00

WOOD DESKS W/ RETURNS  5@75.00                                       375.00

WOOD 2 DR LATTERAL  5@50.00                                          250.00

STORAGE UNIT W/ COUNTER TOP  2@75.00                                 150.00

IBM TERMINAL COMPUTER MONITORS  4@50.00                              200.00

IBM MAINFRAME                                                        500.00
                                                                  ---------
IBM SELECTRIC II                                                     100.00

3DR LATTERAL  3@90.00                                                270.00

SENTRY SAFE  2@125.00                                                250.00

IBM TYPEWRITER                                                        75.00

LOT-BURSTER FORMS                                                    150.00

RECEPTION COUNTER                                                    100.00

OMRON PRINTER                                                         50.00

I-0 TERMINAL COMPUTER MONITOR  2@75.00                               150.00
                                                                  ---------

                         TOTAL FURNITURE & ELECTRONICS             8,300.00

                                                                December 7, 1998




                                 MOBILE RADIOS
                                 -------------

Motorola Mobile Radios 15 Units
Motorola Station Base
Motorola Walkie Talkies 3 Units
Midland Mobile Radio
Midland Walkie Talkies 2 Units

There were other radios located in vehicles not on supplied list

                                     TOTAL MOBILE RADIOS             7,500.00



                                   COMPRESSOR
                                   ----------

1993 INGERSOLL-RAND COMPRESSOR ON TRAILER                            4,500.00
Ser - 218092UJC309

1987 INGERSOLL-RAND COMPRESSOR ON TRAILER                            3,750.00
Ser - 15986OU7923

1980 INGERSOLL-RAND COMPRESSOR ON TRAILER                            1,500.00
Ser - 115441U480919

                                     TOTAL COMPRESSORS               9,750.00

                              TOOLS AND EQUIPMENT
                              -------------------

CHE WATER PUMP                                                       200.00

WHEELER PIPE CUTTER                                                  100.00

GREASE PUMP                                                           50.00

PLOW ATTACHMENT - MEYER                                              750.00

CHE WATER PUMP                                                       200.00

GORDON RUPP WATER PUMP                                               200.00

HOMELITE WATER PUMP                                                  200.00

WHEELER PIPE CUTTER                                                  100.00

JACK HAMMER                                                          350.00

JACK HAMMER                                                          250.00

RIDGID 535 PIPE THREADER                                            1000.00

CP JACK HAMMER                                                       350.00

CP JACK HAMMER                                                       350.00

GORDON RUPP WATER PUMP                                               250.00

GORDON RUPP WATER PUMP                                               250.00

GREASE PUMP                                                           50.00

METROTECH PIPE LOCATOR                                               175.00

TOLEDO VALVE CONTROL                                                  75.00

MAQSAND BLASTER                                                     1000.00

BLACKHAWK BENCH GRINDER                                              100.00

GYM LOCKERS (15)                                                     100.00

INGERSOLL-RAND JACK HAMMER                                           350.00

HOMELITE PIPE CUTTER                                                 150.00

BINKS STATIONARY AIR COMPRESSOR                                      350.00

PUBLIC SAFETY LIGHT BAR                                               50.00

SPEED AIRE STATIONARY AIR COMPRESSOR                                 350.00

LINCOLN ARC WELDER                                                   375.00

WALKER TURNER DRILL PRESS                                            150.00

STANLEY BENCH GRINDER                                                100.00

HEIN WERNER FLOOR JACK                                               275.00

GYM LOCKERS (17)                                                     100.00

HOMELITE PIPE CUTTER                                                 200.00

MILWAUKEE CUT OFF SAW                                                 75.00

MILWAUKEE HAMMER DRILL                                               100.00

HOMELITE CHAINSAW                                                    100.00

CARRIER AIR CONDITIONER                                               50.00

GORMAN RUPP WATER PUMP                                             2,000.00

FORD MOWER ATTACHMENT                                                300.00

FORD MOWER ATTACHMENT                                                300.00

CRAFTSMAN RIDER MOWER                                                250.00

KENDALL GREASE PUMP                                                   50.00

DAYTON POWER WASHER                                                  250.00

BENNETT FUEL PUMP                                                    200.00

RIDGID PIPE VISE                                                     100.00

DAYTON METER PUMP                                                    300.00

VANGUARD METER PUMP                                                  200.00

VANGUARD METER PUMP                                                  200.00

CHE WATER PUMP                                                       200.00

HOMELITE PORTABLE GENERATOR                                          350.00

                    TOTAL TOOLS AND EQUPMENT                     $14,075.00

                                   SCHEDULE Z

                     AMENDMENT TO A PIPELINE LEASE AGREEMENT
                         BETWEEN MIDDLESEX WATER COMPANY
                                       AND
                             THE CITY OF PERTH AMBOY

                          DATED AS OF __________, ____


      This Agreement (hereinafter referred to as the "First Amendment") made this ____ day of _______, 1998 between Middlesex Water Company, a corporation and public utility, organized under the laws of the State of New Jersey, having its principal office at 1500 Ronson Road, Iselin, New Jersey 08830 (thereinafter referred to as "Middlesex" or "Tenant") and the City of Perth Amboy, a municipal corporation having its principal office at Perth Amboy City Hall, High Street, Perth Amboy, New Jersey (hereinafter referred to as the "City").

      BACKGROUND

      WHEREAS, Middlesex and the City have an agreement for the lease by the City to Middlesex of water transmission lines and appurtenances, dated as of January 9, 1987 ("lease Agreement") and have agreed to amend that Lease Agreement; and

      WHEREAS, there is currently pending in the Superior Court of New Jersey, Law Division, Middlesex County, a certain lawsuit entitled "Chevron USA, Inc. and Middlesex Water Company v. City of Perth Amboy, et al.", Docket No. L-2747-93, in which Middlesex is a plaintiff (hereinafter referred to as "Lawsuit"); and

      WHEREAS, there are currently pending before the New Jersey Board of Public Utilities ("BPU") two administrative proceedings instituted by Middlesex entitled "Middlesex Water Co. v. City of Perth Amboy", Docket No. BPUWE9310042 (Administrative Proceeding No. 12), and "In the Matter of the Petition of Middlesex Water Company for Approval of a Municipal Consent to Serve Certain Customers in Perth Amboy", Docket No. WE97100783 (Administrative Proceeding No.
2); and

      WHEREAS, the City and Middlesex have agreed to resolve the Lawsuit and the Administrative Proceedings on terms set forth in the Settlement Agreement annexed hereto, such terms to amend the Lease Agreement; and

      WHEREAS, the City and Middlesex (through a subsidiary) have agreed to enter into an agreement for operation, maintenance and management services for the City's water system and wastewater system ("Service Agreement"), which Service Agreement has been submitted to the BPU for approval; and

      WHEREAS, the terms of the settlement of the litigation, including this First Amendment to the Lease Agreement, are intended to be conditioned upon execution of the Service Agreement.

      NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties agree as follows:

      1. The Lease Agreement is hereby amended by adding the following provision.

          In addition to other rights of Tenant, as set forth in this Lease Agreement and the Service Agreement, Tenant shall have the right to purchase for the sum of $500,000 the Demised Premises and System including the right to use any and all easements and/or rights-of-way, including rights in public streets, all as described in Exhibit A annexed to this Lease Agreement. Thus, such right may be exercised between July 1, 2011 and June 30, 2012.

      2. Except as modified by this First Amendment, the Lease Agreement shall remain in effect and unchanged.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first written above.


                                          MIDDLESEX WATER COMPANY

ATTEST:

                                          By:
                                              ----------------------------------
----------------------------------            J. Richard Tompkins
Marion F. Reynolds                            Chairman of the Board
Vice President, Secretary                     and President
and Treasurer



                                          CITY OF PERTH AMBOY

ATTEST:

                                          By:
                                              ----------------------------------
----------------------------------            Joseph Vas, Mayor
Elaine M. Kiczula, Clerk

                                   SCHEDULE AA

                          ASSIGNMENT AND ACKNOWLEDGMENT

                            ASSIGNMENT AND ACCEPTANCE

      THIS ASSIGNMENT dated ____________, 1999 executed and delivered by Utility Service Affiliates, Inc., a New Jersey corporation ("Assignor") for ten dollars and other good and valuable consideration (receipt of which is hereby acknowledged) evidences and effects the absolute and irrevocable assignment to Utility Service Affiliates (Perth Amboy), Inc., a New Jersey corporation (the "Assignee") of all the right, title and interest of Assignor in and under that certain Agreement Between the City of Perth Amboy, in the County of Middlesex, New Jersey, the Middlesex County Improvement Authority and Utility Service Affiliates, Inc., a subsidiary of Middlesex Water Company, for Operation, Maintenance and Management Services for the City's Water System and Wastewater System (the "Operating Agreement"), and in and under the Revenue Agreement (as defined in the Operating Agreement).

      IN WITNESSETH WHEREOF, Assignor has caused thereto its duly authorized officers to set his hand and affix its seal this ______ day of ______, 199__.


                                          UTILITY SERVICE AFFILIATES, INC.


                                          By:
                                              ----------------------------------
                                              J. Richard Tompkins, President



STATE OF NEW JERSEY )
COUNTY OF           )


      On the __________ day of _________________, 199__, before me personally came J. Richard Tompkins, President, to me known, who, being by me duly sworn, did depose and say that he resides at __________________; that he is the President of Utility Service Affiliates, Inc., the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument in such corporate seal; that it was so affixed by order of the board of directors of said corporation and that he signed his name thereto by like order.



                                              ----------------------------------



-----------------------------
  Commission Expiry Date

      THIS ACCEPTANCE of Assignment by Assignee hereby evidences and accepts the above Assignment by Assignor and further evidences Assignee's undertaking to discharge all duties and obligations and to receive all benefits and emoluments as the assignee of Assignor in and under the Operating Agreement and the Revenue Agreement.

      IN WITNESS WHEREOF, Assignee has caused its thereto duly authorized officer to set his hand and affix its deal this _____ day of _______, 199__.


                                          UTILITY SERVICE AFFILIATES
                                          (PERTH AMBOY), INC.


                                          By:
                                              ----------------------------------
                                              J. Richard Tompkins, President



STATE OF NEW JERSEY )
COUNTY OF           )


      On the ______ day of __________, 199__, before me personally came J. Richard Tompkins, President, to me known, who, being by me duly sworn, did depose and say that he resides at _____________; that he is the President of Utility Service Affiliates, Inc., the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the board of directors of said corporation and that he signed his name thereto by like order.





                                              ----------------------------------



-----------------------------
  Commission Expiry Date

                                   SCHEDULE BB

                              SETTLEMENT AGREEMENT

                              SETTLEMENT AGREEMENT

     THIS AGREEMENT, made this 8th day of December, 1998, by and between THE CITY OF PERTH AMBOY (hereinafter referred to as "City") and MIDDLESEX WATER COMPANY, a public utility corporation of the State of New Jersey, with offices at 1500 Ronson Road, Iselin, New Jersey 08830 (hereinafter referred to as "Middlesex").

                                   WITNESSETH:

     WHEREAS, Middlesex and the City have been engaged in negotiations concerning a proposed "Service Agreement" under which Middlesex, through a subsidiary, will be retained to operate, manage and maintain the City's water and wastewater systems on the terms and conditions to be set forth in said Agreement;

      WHEREAS, there is currently pending in the Superior Court of New Jersey, Law Division Middlesex County, a certain lawsuit entitled "Chevron USA, Inc. and Middlesex Water Company v. City of Perth Amboy, et al." Docket No. L-2747-93, in which Middlesex is a plaintiff (hereinafter referred to as "Lawsuit");

     WHEREAS, the Lawsuit involves various claims by Middlesex against the City for monetary damages;

     WHEREAS, there are currently pending before the New Jersey Board of Public Utilities ("BPU") two administrative proceedings instituted by Middlesex "Middlesex Water Co. v. City of Perth Amboy", Docket No. BPUWE9310042 (Administrative Proceeding No. 1), and "In the Matter of the Petition of Middlesex Water Company for Approval of a Municipal Consent to Serve Certain CUstomers in Perth Amboy", Docket No. WE97100783 (Administrative Proceeding No.
2);

     WHEREAS, Administrative Proceeding No. 1 arises out of a petition by Middlesex to the BPU for a determination that it has a lawful right to serve a facility in Perth Amboy owned and operated by Chevron and that Municipal consent authorizing it to do so was conferred by the City;

     WHEREAS, the BPU issued a Decision and Order in Administrative Proceeding No. 1 on July 30, 1997, holding that Middlesex had lawful authority to serve the Chevron USA Inc. (Chevron) facility, but remanding the matter to the Office of Administrative Law ("OAL") for a determination as to the duration and exclusivity of such authority;

     WHEREAS, the remand is presently pending before the OAL, and no determination has yet been rendered on the issues forming the subject matter of the remand;

     WHEREAS, Administrative Proceeding No. 2 arises out of a petition by Middlesex to the BPU for authorization to serve certain other customers in the City of Perth Amboy pursuant to consents granted by the City;

     WHEREAS, in the context of their discussions concerning the "Service Agreement", the parties hereto believe it would be desirable for the lawsuit to be dismissed and for the two administrative proceedings to be amicably resolved in the manner set forth herein without the necessity of further adversarial proceedings;

     WHEREAS, the City, as an inducement to Middlesex to dismiss the lawsuit, and as an integral part of the consideration for such dismissal, has agreed to adopt appropriate ordinances or resolutions formally granting Middlesex consent to serve the Chevron facility at issue in Administrative Proceeding No. 1 and consent to serve the various Perth Amboy customers identified in Administrative Proceeding No. 2;

     WHEREAS, The City has also agreed as an integral part of the consideration for

     Middlesex's agreement to dismiss the lawsuit, to enter into an amendment to a certain "Pipeline Lease Agreement" with Middlesex dated January 9, 1987, so as to grant Middlesex the right, upon the terms, conditions and price specified in said amendment, to purchase the water transmission lines and appurtenances described in and forming the subject matter of said "Pipeline Lease Agreement";

     NOW THEREFORE, for and in consideration of the mutual covenants and agreements of the parties and for One Dollar and other good and valuable consideration, it is hereby agreed as follows:

     1. The City shall adopt appropriate ordinances or resolutions that, consistent with the terms of this Settlement Agreement, formally grant and invest Middlesex with consent to furnish water service to the Chevron facility in the City of Perth Amboy which is the subject to Administrative Proceeding No. 1, as well as the specific geographic areas within the City of Perth Amboy occupied by the customers served by Middlesex which are the subject of Administrative Proceeding No. 2 (the "Other Perth Amboy Customers").

     2. It is agreed and understood that before any ordinance or resolution adopted by the City can lawfully constitute a valid franchise, that BPU approval of such ordinance must be obtained. The City shall fully cooperate with Middlesex in connection with any further proceedings before the BPU seeking approval of the subject ordinances or resolutions. Consistent therewith, Middlesex shall simultaneously seek approval of City's consents. The parties agree that the franchise rights granted Middlesex to provide service in the City of Perth Amboy shall, upon BPU approval, solely derive from and be governed by this settlement agreement and the municipal consent provided for herein without reference to the BPU Decision and Order 0f July 30, 1997 and that this settlement agreement, that consent and the BPU approval of such consent shall supercede that Decision and Order.

     3. It is further agreed and understood that the municipal consents to be embodied in the ordinances or resolutions shall expressly grant Middlesex the City's consent to serve the specific areas within Perth Amboy occupied by Chevron and the Other Perth Amboy Customers and that the rights conferred by the municipal consent shall terminate as to any properties served by Middlesex now developed for industrial use, upon re-development of such properties for residential use, commercial use or other type of industrial use substantially different from its present use and as to any properties now developed for commercial use upon redevelopment of such properties for industrial or residential use.

     4. The City and Middlesex acknowledge and agree that: a) Chevron has agreed to purchase forty percent of Chevron's total annual water supply needs, consistent with a certain "Stipulation of Settlement" between the City and Chevron dated August 21, 1996, which are incorporated herein by reference, b) such agreement the City and Chevron is lawful and enforceable, and c) Middlesex shall not interfere with agreement.

     5. The City further agrees that consistent with the "Stipulation of Settlement", the City shall not compel or induce Chevron to increase its water purchases from the City to a level in excess of 40% of its annual water needs through the use of its municipal powers (other than operation of its water utility) by offering Chevron benefits such as tax relief or abatements, but this shall not limit the City in enacting future lawful water rate schedules provided that, the rates applicable to Chevron are uniformly applicable to relatively high volume industrial use customers in the same rate class. It is agreed and understood that the City shall consent to

Middlesex having the authority to supply Chevron up to that sixty percent of its annual water requirements and that upon BPU approval of such consent, Middlesex is free to sell said 60% of Chevron's water requirements to Chevron pursuant to that authorization.

     6. In addition to all of the foregoing obligations of the City under this Agreement, and in connection with the Service Agreement (which has been submitted the BPU for approval), the City shall also execute an amendment to a certain "Pipeline Lease Agreement" dated January 9, 1987, in conformity with Exhibit A, annexed hereto and made part hereof, so as to grant Middlesex the right to purchase, upon the terms, conditions and the price set forth therein, the water transmission line and appurtenances forming the subject matter of the aforesaid "Pipeline lease Agreement".

     7. In consideration for the City's agreement and undertaking to adopt the ordinances or resolutions referred to herein and to execute the amendment to the "Pipeline Lease Agreement", Middlesex agrees to dismiss the lawsuit pending before the Middlesex County Superior Court with prejudice and to amend the petitions filed in the two administrative proceedings for the purpose of seeking BPU approval of the ordinances or resolutions to be adopted by the City hereunder in lieu of the affirmative relief previously requested in the two administrative proceedings and in lieu of the authority granted by the BPU Decision and Order in Administrative Proceeding Number 1, dated July 30, 1997.

     8. It is agreed and understood, however, that the dismissal of the lawsuit is expressly contingent upon: (a) the City having first adopted appropriate municipal resolutions or ordinances consistent with the Settlement Agreement formally consenting to Middlesex's provision of water service to Chevron and the Other Perth Amboy Customers; (b) the City's execution of the amendment to the "Pipeline Lease Agreement"; (c) the execution by both parties of the "Service Agreement"; and (d) formal ratification of all the foregoing by the City Council of the City of Perth Amboy. All actions listed in this paragraph may be contingent upon Middlesex's dismissal of the lawsuit pending before the Middlesex County Superior Court with prejudice, and the BPU terminating Administrative Proceeding Number 1 and Administrative Proceeding 2 in a manner consistent herewith. The City shall, upon request provide written confirmation of the completion of contingencies listed herein.

     9. In the event that any of the forgoing conditions have not been satisfied, Middlesex shall have no obligation to dismiss the Superior Court lawsuit.

     10. This Settlement Agreement shall be privileged, null and void and of no force and effect unless the terms and conditions subject to the BPU's jurisdiction and the municipal consents anticipated therein are approved in their entirety and without modification or condition, other than requirements of ministerial acts such as provision of information, by the BPU, and all contingencies are fully satisfied.

     11. The Agreement shall be construed in accordance with the law of the State of New Jersey.

     IN WITNESS WHEREOF, the parties hereto have caused this document to be signed by their properly authorized corporate officers and caused their proper corporate seals to be affixed hereto, the date and year first above written.

ATTEST:                                         CITY OF PERTH AMBOY


                                             By:
--------------------------------                ------------------------------



ATTEST:                                         MIDDLESEX WATER COMPANY


                                             By:
-----------------------------                   ------------------------------

                                    EXHIBIT A

                     AMENDMENT TO A PIPELINE LEASE AGREEMENT
                         BETWEEN MIDDLESEX WATER COMPANY
                                     AND THE
                               CITY OF PERTH AMBOY
                           DATED AS OF JANUARY 9, 1987


     This Agreement (hereinafter referred to as the "First Amendment") made this _____ day of _____, 1998 between Middlesex Water Company, a corporation and public utility, organized under the laws of the State of New Jersey, having its principal office 1500 Ronson Road, Iselin, New Jersey 08830 (hereinafter referred to as "Middlesex" or "Tenant") and the City of Perth Amboy, a municipal corporation having its principal office at Perth Amboy City Hall, High Street Perth Amboy, New Jersey, (hereinafter referred to as the "City").

     BACKGROUND

     WHEREAS, Middlesex and the City have and agreement for the lease by the City to Middlesex of water transmission lines and appurtenances, dated as of January 9, 1987 ("Lease Agreement") and have agreed to amend that Lease Agreement; and

     WHEREAS, there is currently pending in the Superior Court of New Jersey, Law Division, Middlesex County, a certain lawsuit entitled "Chevron USA, Inc. and Middlesex is a plaintiff (hereinafter referred to as "Lawsuit"); and

     WHEREAS, there are currently pending before the New Jersey Board of Public Utilities ("BPU") two administrative proceedings instituted by Middlesex entitled "Middlesex Water Co. v. City of Perth Amboy", Docket No. BPU WE9310042 (Administrative Proceeding No. 1), and "In the Matter of the Petition of Middlesex Water Company for Approval of a Municipal Consent


                  Page 1 of 3 (Exhibit A to Settle Agreement) to Serve Certain Customers in Perth Amboy", Docket No. WE971007893 (Administrative Proceeding No. 2); and

     WHEREAS, the City and Middlesex have agreed to resolve the Lawsuit and the Administrative Proceedings on terms set forth in the Settlement Agreement annexed hereto, such terms to amend the Lease Agreement; and

     WHEREAS, the City and Middlesex (through a subsidiary) have agreed to enter into an agreement for operation, maintenance and management services for the City's water system and wasterwater system ("Service Agreement"), which Service Agreement has been submitted to the BPU for approval; and

     WHEREAS, the terms of the settlement of the litigation, including this First Amendment to the Lease Agreement, are intended to be conditioned upon execution of the Service Agreement.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties agree as follows:

     1. The Lease Agreement is hereby amended by adding the following provision:

     In addition to other rights of Tenant, as set forth in this Lease Agreement and the Service Agreement, Tenant shall have the right to purchase for the sum of $500,000 the Demised Premises and System including the right to use any and all easements and/or rights-of-way, including rights in public streets, all as described in Exhibit A annexed to this Lease Agreement. This right may be exercised within six months before or within six months after the end of the last renewal period of the Lease Agreement. Thus, such right may be exercised between July 1, 2011 and June 30, 2012.


                Page 2 of 3 (Exhibit A to Settlement Agreement)

     2. Except as modified by this First Amendment, the Lease Agreement shall remain in effect and unchanged.


     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first written above.


ATTEST:                                         MIDDLESEX WATER COMPANY


                                             By:
-----------------------------                   ------------------------------
Marion F. Reynolds                              J. Richard Tompkins
Vice President, Secretary                       Chairman of the Board and
 & Treasurer                                     President

ATTEST:                                         CITY OF PERTH AMBOY


                                             By:
-----------------------------                   ------------------------------
Elaine M. Kiczula                               Joseph Vas
Clerk                                           Mayor





                Page 3 of 3 (Exhibit A to Settlement Agreement)